                                                                     EXHIBIT 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor,

                          CENDANT MORTGAGE CORPORATION
                                    Servicer,

                                       and

                             WELLS FARGO BANK, N.A.
                                     Trustee


                           ---------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 2004

                           ---------------------------

            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2004-G
                       MORTGAGE PASS-THROUGH CERTIFICATES

                                TABLE OF CONTENTS

                                                                         PAGE
ARTICLE I. DEFINITIONS................................................     6
      Section 1.01.  Definitions......................................     6
      Section 1.02.  Calculations Respecting Mortgage Loans...........    36

ARTICLE II. DECLARATION OF TRUST;  ISSUANCE OF CERTIFICATES...........    36
      Section 2.01.  Creation and Declaration of Trust Fund;
                     Conveyance of Mortgage Loans.....................    36
      Section 2.02.  Acceptance of Trust Fund by Trustee; Review of
                     Documentation for Trust Fund.....................    38
      Section 2.03.  Representations and Warranties of the Depositor
                     and the Servicer.................................    39
      Section 2.04.  Discovery of Breach; Repurchase or Substitution
                     of Mortgage Loans................................    44
      Section 2.05.  Grant Clause.....................................    47

ARTICLE III. THE CERTIFICATES.........................................    48
      Section 3.01.  The Certificates.................................    48
      Section 3.02.  Registration.....................................    48
      Section 3.03.  Transfer and Exchange of Certificates............    49
      Section 3.04.  Cancellation of Certificates.....................    52
      Section 3.05.  Replacement of Certificates......................    52
      Section 3.06.  Persons Deemed Owners............................    53
      Section 3.07.  Temporary Certificates...........................    53
      Section 3.08.  Appointment of Paying Agent......................    53
      Section 3.09.  Book-Entry Certificates..........................    54

ARTICLE IV. ADMINISTRATION OF THE TRUST FUND..........................    55
      Section 4.01.  Custodial Accounts; Distribution Account.........    55
      Section 4.02.  Reports to Trustee and Certificateholders........    56

ARTICLE V. DISTRIBUTIONS TO HOLDERS OF CERTIFICATES...................    59
      Section 5.01.  Distributions Generally..........................    59
      Section 5.02.  Distributions from the Distribution Account......    59
      Section 5.03.  Allocation of Losses.............................    63
      Section 5.04.  Advances.........................................    63

ARTICLE VI. CONCERNING THE TRUSTEE; EVENTS OF DEFAULT.................    64
      Section 6.01.  Duties of Trustee................................    64
      Section 6.02.  Certain Matters Affecting the Trustee............    66

                                TABLE OF CONTENTS
                                   (continued)

                                                                         PAGE
      Section 6.03.  Trustee Not Liable for Certificates..............    67
      Section 6.04.  Trustee May Own Certificates.....................    68
      Section 6.05.  Eligibility Requirements for Trustee.............    68
      Section 6.06.  Resignation and Removal of Trustee...............    68
      Section 6.07.  Successor Trustee................................    69
      Section 6.08.  Merger or Consolidation of Trustee...............    69
      Section 6.09.  Appointment of Co-Trustee, Separate Trustee or
                     Custodian........................................    70
      Section 6.10.  Authenticating Agents............................    71
      Section 6.11.  Indemnification of Trustee.......................    72
      Section 6.12.  Fees and Expenses of the Trustee.................    72
      Section 6.13.  Collection of Monies.............................    73
      Section 6.14.  Events of Default; Trustee To Act; Appointment
                     of Successor.....................................    73
      Section 6.15.  Additional Remedies of Trustee Upon Event of
                     Default..........................................    75
      Section 6.16.  Waiver of Defaults...............................    75
      Section 6.17.  Notification to Holders..........................    75
      Section 6.18.  Directions by Certificateholders and Duties of
                     Trustee During Event of Default..................    76
      Section 6.19.  Preparation of Tax Returns and Other Reports.....    76
      Section 6.20.  Annual Certificate by Trustee....................    77

ARTICLE VII. PURCHASE OF MORTGAGE LOANS AND TERMINATION OF THE
             TRUST FUND...............................................    77
      Section 7.01.  Purchase of Mortgage Loans; Termination of
                     Trust Fund Upon Purchase or Liquidation of All
                     Mortgage Loans...................................    77
      Section 7.02.  Procedure Upon Termination of Trust Fund.........    78
      Section 7.03.  Additional Trust Fund Termination Requirements...    79

ARTICLE VIII. RIGHTS OF CERTIFICATEHOLDERS............................    80
      Section 8.01.  Limitation on Rights of Holders..................    80
      Section 8.02.  Access to List of Holders........................    80
      Section 8.03.  Acts of Holders of Certificates..................    81

ARTICLE IX. ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS........    82
      Section 9.01.  Servicer to Act as Servicer......................    82
      Section 9.02.  Title, Management and Disposition of REO
                     Property.........................................    83

                                TABLE OF CONTENTS
                                   (continued)

                                                                         PAGE
      Section 9.03.  Trustee and Depositor's Right to Examine
                     Servicer Records.................................    84
      Section 9.04.  Legal Proceedings Involving the Servicer and/or
                     the Mortgage Loans...............................    85
      Section 9.05.  Material Changes.................................    85
      Section 9.06.  Servicer Shall Provide Information as
                     Reasonably Required..............................    86
      Section 9.07.  Servicer Not to Resign...........................    86
      Section 9.08.  Custodial Accounts and Escrow Accounts...........    86
      Section 9.09.  Assumption Processing............................    86
      Section 9.10.  Books and Records................................    87
      Section 9.11.  Annual Statement as to Compliance................    87
      Section 9.12.  Annual Independent Certified Public
                     Accountants' Servicing Reports...................    87
      Section 9.13.  Officer's Certificate............................    87
      Section 9.14.  Servicing Compensation...........................    88
      Section 9.15.  Indemnification..................................    88
      Section 9.16.  Non Solicitation.................................    89
      Section 9.17.  Successor to the Servicer........................    89
      Section 9.18.  Statements to the Trustee........................    90
      Section 9.19.  Merger or Consolidation of the Servicer..........    90
      Section 9.20.  Limitation on Liability of the Servicer..........    90

ARTICLE X. REMIC ADMINISTRATION.......................................    91
      Section 10.01. REMIC Administration.............................    91
      Section 10.02. Prohibited Transactions and Activities...........    93
      Section 10.03. Indemnification with Respect to Prohibited
                     Transactions or Loss of REMIC Status.............    94
      Section 10.04. REO Property.....................................    94

ARTICLE XI. MISCELLANEOUS PROVISIONS..................................    95
      Section 11.01. Binding Nature of Agreement; Assignment..........    95
      Section 11.02. Entire Agreement.................................    95
      Section 11.03. Amendment........................................    95
      Section 11.04. Voting Rights....................................    96
      Section 11.05. Provision of Information.........................    96
      Section 11.06. Governing Law....................................    97

                                TABLE OF CONTENTS
                                   (continued)

                                                                         PAGE
      Section 11.07. Notices..........................................    97
      Section 11.08. Severability of Provisions.......................    98
      Section 11.09. Indulgences; No Waivers..........................    98
      Section 11.10. Headings Not To Affect Interpretation............    98
      Section 11.11. Benefits of Agreement............................    98
      Section 11.12. Special Notices to the Rating Agencies...........    98
      Section 11.13. [RESERVED].......................................    99
      Section 11.14. Counterparts.....................................    99
      Section 11.15. No Petitions.....................................    99

      This POOLING AND SERVICING AGREEMENT, dated as of December 1, 2004 (the "Agreement"), by and among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), CENDANT MORTGAGE CORPORATION, a New Jersey corporation, as servicer (the "Servicer") and WELLS FARGO BANK, N.A., as Trustee (the "Trustee"), and acknowledged by MERRILL LYNCH CREDIT CORPORATION a Delaware corporation, as seller (the "Seller"), for purposes of Section 2.04.

                              PRELIMINARY STATEMENT

      The Depositor has acquired the Mortgage Loans from the Seller and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by the Depositor to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trustee as consideration for the Depositor's transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Purchase and Sale Agreement and in this Agreement and all covenants and agreements made by the Depositor, the Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Servicer and the Trustee are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

      As provided herein, the Trustee shall elect that the Trust Fund be treated for federal income tax purposes as comprising three real estate mortgage investment conduits (each a "REMIC" or, in the alternative, "REMIC 1," "REMIC 2" and the "Upper Tier REMIC," respectively) in a tiered structure. The Certificates, other than the Class A-R Certificate, shall represent ownership of regular interests in the Upper Tier REMIC. For federal income tax purposes, in addition to representing ownership of a REMIC regular interest, (i) each of the Class A-1 and Class A-2 Certificates represents the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, and (ii) each of the Class B-1, Class B-2 and Class B-3 Certificates represents the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls as provided in Section 5.02. For federal income tax purposes, (i) each Class X-A Certificate will represent two REMIC regular interests and the obligation to make certain non-REMIC payments to the holders of the Class A-1 and Class A-2 Certificates and (ii) each Class X-B Certificate will represent three REMIC regular interests and the obligation to make certain non-REMIC payments to the holders of the Class B-1, Class B-2 and Class B-3 Certificates in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls. The Class A-R Certificate represents the sole class of residual interest in each of REMIC 1, REMIC 2 and the Upper Tier REMIC.

      The Upper Tier REMIC shall hold as its assets the several classes of uncertificated REMIC 2 Regular Interests. REMIC 2 shall hold as its assets the several uncertificated classes of REMIC 1 Regular Interests. REMIC 1 shall hold as its assets the property of the Trust Fund other than the REMIC 1 Interests, the REMIC 2 Interests and the interests in the grantor trusts described herein.

      Each Upper Tier REMIC Regular Interest is hereby designated as a regular interest in the Upper Tier REMIC for purposes of the REMIC Provisions. Each REMIC 2 Regular Interest is hereby designated as a regular interest in REMIC 2 for purposes of the REMIC provisions. Each REMIC 1 Regular Interest is hereby designated as a regular interest in REMIC 1 for purposes of the REMIC Provisions.

      The Class LT1-R Interest is hereby designated as the sole class of residual interest in REMIC 1 for purposes of the REMIC Provisions. The Class LT2-R Interest is hereby designated as the sole class of residual interest in REMIC 2 for purposes of the REMIC provisions. The Class A-R Certificate, other than the portion thereof representing the right to receive payments in respect of the Class LT1-R Interest or the Class LT2-R Interest is hereby designated as the sole class of residual interest in the Upper Tier REMIC for purposes of the REMIC provisions and will also represent the Class LT1-R Interest and the Class LT2-R Interest.

THE REMIC 1 INTERESTS

      The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and related pool of Mortgage Loans for each class of REMIC 1 Interests:

                                                      Interest    Related Mortgage Pool
Class Designation               Principal Amount        Rate            or Pools
-----------------               ----------------      --------    ---------------------
LT11A                               98,078.8195         (2)           Pool 1
LT11B                            3,163,759.8195         (3)           Pool 1
LT12A                               52,287.1618         (2)           Pool 2
LT12B                            1,686,247.1618         (4)           Pool 2
LT1Z                           480,000,325.1674         (2)           Pool 1 and Pool 2
LT1-R                                          (1)      (1)           N/A

-----------------------

(1) The Class LT1-R Interest represents the sole class of residual interest in REMIC 1 and has neither a principal amount nor an interest rate. The Class LT1-R Interest shall be represented by the Class A-R Certificate.

(2) The Class LT11A Interest, the Class LT12A Interest, and the Class LT1Z Interest shall have an interest rate for each Distribution Date (and the related Accrual Period) equal to the Net WAC.

(3) The Class LT11B Interest shall have an interest rate for any Distribution Date (and the related Accrual Period) equal to the Pool 1 Net WAC.

(4) The Class LT12B Interest shall have an interest rate for any Distribution Date (and the related Accrual Period) equal to the Pool 2 Net WAC.

      On each Distribution Date, the Trustee shall first pay or charge as an expense of REMIC 1 all expenses of the Trust for such Distribution Date.

      Principal distributions shall be deemed to be made on the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of
(x) the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of principal shall be distributed to such REMIC 1 Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related

Mortgage Pool and finally, all remaining principal amounts shall be distributed in respect of the Class LT1Z Interest. Realized Losses with respect to principal shall be allocated among the REMIC 1 Interests first, so as to keep the uncertificated principal balance of each REMIC 1 Interest ending with the designation "A" equal to 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate class principal amounts of the Certificates in the Certificate Group related to such Mortgage Pool (except that if 1% of any such excess is greater than the principal amount of the corresponding REMIC 1 Interest ending with the designation "A", the least amount of losses shall be allocated to such REMIC 1 Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); second, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool and finally, all remaining Realized Losses with respect to principal shall be distributed in respect of the Class LT1Z Interest.

      If on any Distribution Date the Certificate Principal Amount of any Class of Certificates is increased pursuant to the penultimate sentence of the definition of "Certificate Principal Amount", then there shall be an equivalent aggregate increase in the principal amounts of the REMIC 1 Regular Interests, with such increase allocated (before the making of distributions and the allocation of losses on the REMIC 1 Regular Interests on such Distribution Date) among the REMIC 1 Regular Interests as follows: (i) first, to each REMIC 1 Interest ending with the designation "B" so as to keep the uncertificated principal balance of each such REMIC 1 Interest equal to 1% of the aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool, (ii) second, to each REMIC 1 Regular Interest ending with the designation "A", so that the uncertificated principal balance of each REMIC 1 Regular Interest ending with the designation "A" is as close as possible to (but does not exceed) 1% of the excess of (x) the aggregate Principal Balance of the Mortgage Loans in related Mortgage Pool over (y) the aggregate class principal balance of the Certificates in the Certificate Group related to such Mortgage Pool; provided, however, that (a) the REMIC 1 Subordinated Balance Ratio is maintained and (b) amounts allocated to any REMIC 1 Regular Interest pursuant to this clause (ii) shall not exceed the amount of any previous realized losses allocated to such REMIC 1 Regular Interest not previously offset by distributions or increases in the principal amount of such REMIC 1 Regular Interest and (iii) finally, all remaining amounts to the Class LT1Z Interest.

      All computations with respect to the REMIC 1 Interests shall be computed to eight decimal places.

THE REMIC 2 INTERESTS

      The following table sets forth (or describes) the class designation, interest rate, initial principal amount, and corresponding class of certificates or components for each class of REMIC 2 Interests:

                                                Interest       Corresponding Class of
Class Designation        Principal Amount         Rate       Certificates or Components
-----------------        ----------------         ----       --------------------------
LT2A1                    $306,568,000.00          (2)        Class A-1, X-A1 Component
LT2A2                    $163,396,000.00          (3)        Class A-2, X-A2 Component
LT2B1                    $  5,092,000.00          (4)        Class B-1, Component XB1
LT2B2                    $  3,880,000.00          (4)        Class B-2, Component XB2
LT2B3                    $  2,182,000.00          (4)        Class B-3, Component XB3
LT2B4                    $  1,212,000.00          (4)        Class B-4

                                                Interest       Corresponding Class of
Class Designation        Principal Amount         Rate       Certificates or Components
-----------------        ----------------         ----       --------------------------
LT2B5                    $    970,000.00          (4)        Class B-5
LT2B6                    $  1,700,598.13          (4)        Class B-6
LT2AR                    $        100.00          (2)        Class A-R
LT2-R                                   (1)       (1)        N/A

----------------------

(1) The Class LT2-R Interest represents the sole class of residual interest in REMIC 2 and has neither a principal amount nor an interest rate. The Class LT2-R Interest shall be represented by the Class A-R Certificate.

(2) The Class LT2A1 and Class LT2AR Interests shall have an interest rate for each Distribution Date (and the related Accrual Period) equal to the Pool 1 Net WAC.

(3) The Class LT2A2 Interest shall have an interest rate for each Distribution Date (and the related Accrual Period) equal to the Pool 2 Net WAC.

(4) Each of the Class LT2B1 Interest, the Class LT2B2 Interest, the Class LT2B3 Interest, the Class LT2B4 Interest, the Class LT2B5 Interest and the Class LT2B6 Interest shall have an interest rate for each Distribution Date (and the related Accrual Period) equal to the Subordinate Net WAC which is the numerical equivalent of the weighted average of the interest rates on the Class LT11A Interest and the Class LT12A Interest (treating, for purposes of computing this weighted average, the Class LT11A Interest as subject to a cap and a floor equal to the interest rate on the Class LT11B Interest and the Class LT12A Interest as subject to a cap and a floor equal to the interest rate on the Class LT12B Interest).

      Principal payments shall be deemed made and Realized Losses with respect to principal shall be allocated among the REMIC 2 Interests in the same manner as such payments are made or such Realized Losses are allocated among the Corresponding Classes of Certificates (treating the initial Class Principal Amount of the Class B-6 Certificates, for purposes of this sentence, as being $1,700,598.13, treating the first $0.13 of distributions to the Class A-R Certificate under Section 5.02(a)(vi) from principal payments on the Mortgage Loans as distributed to the Class B-6 Certificates and disregarding Section 5.03(c)).

      The principal amount of each REMIC 2 Regular Interest shall be increased on any Distribution Date on which, and in the amount by which, the Certificate Principal Amount of any Corresponding Class of Certificates is increased pursuant to the penultimate sentence of "Certificate Principal Amount."

THE CERTIFICATES

      The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or initial Class Notional Amount), and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder.

                        Related Class or
                       Classes of interests                       Initial Class
   Class                 in the Upper Tier     Certificate     Principal Amount or      Minimum Denominations
Designation                   REMIC          Interest Rate   Class Notional Amount    or Percentage Interest
-----------             ------------------   -------------   ---------------------    ----------------------
                        Upper Tier REMIC          (1)              $306,568,000              $ 25,000.00
Class A-1              Class A-1 Interest

Class A-2                Upper Tier REMIC         (2)              $163,396,000              $ 25,000.00
                       Class A-2 Interest

                        Related Class or
                       Classes of interests                      Initial Class
     Class               in the Upper Tier     Certificate    Principal Amount or      Minimum Denominations
  Designation                 REMIC          Interest Rate  Class Notional Amount    or Percentage Interest
  -----------           ------------------   -------------  ---------------------    ----------------------
Class X-A                X-A1 Component,          (3)                (3)                   $  25,000.00
                         X-A2 Component,

Class X-B                  Component XB1,         (4)                (4)                   $  25,000.00
                        Component XB2 and
                           Component XB3

Class A-R                   Class A-R             (5)               $      100                      100%

Class B-1               Upper Tier REMIC          (6)               $5,092,000             $  25,000.00
                       Class B-1 Interest

Class B-2               Upper Tier REMIC          (7)               $3,880,000             $  25,000.00
                       Class B-2 Interest

Class B-3               Upper Tier REMIC          (8)               $2,182,000             $  25,000.00
                       Class B-3 Interest

Class B-4                   Class B-4             (9)               $1,212,000             $ 100,000.00

Class B-5                   Class B-5             (9)               $  970,000             $ 100,000.00

Class B-6                   Class B-6             (9)               $1,700,598             $ 100,000.00

(1) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A-1 Certificates will be the least of (i) LIBOR plus 0.280%; (ii) the Pool 1 Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A-1 Certificates will be LIBOR plus 0.560%.

(2) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A-2 Certificates will be the least of (i) LIBOR plus 0.300%; (ii) the Pool 2 Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Initial Optional Purchase Date, then with respect to the Distribution Date occurring in the month in which the next LIBOR Determination Date with respect to the Class A-2 Certificates occurs and each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class A-2 Certificates will be LIBOR plus 0.600%.

(3) The Class X-A Certificates consist of two components, the X-A1 Component and X-A2 Component. On any Distribution Date, the Class X-A Certificate will have a Class Notional Amount equal to the sum of the Component Notional Amount of such two Components. The Class X-A Certificates are entitled to receive on each Distribution Date the sum of the amount of interest accrued on such two Components.

(4) The Class X-B Certificates will represent a 100% interest in each of Component XB1, Component XB2 and Component XB3. See the definitions of "Component XB1", "Component XB2" and "Component XB3" for the interest rate and notional balance of these Components. On any Distribution Date, the Class X-B Certificates will have a Class Notional Amount equal to the sum of the Component Notional Amount of Component XB1, Component XB2 and Component XB3.

(5) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class A-R Certificate will equal the Pool 1 Net WAC.

(6) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B-1 Certificates will be the least of (i) LIBOR plus0.500%; (ii) the Subordinate Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B-1 Certificates will be LIBOR plus 0.750%.

(7) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B-2 Certificates will be the least of (i) LIBOR plus 0.850%; (ii) the Subordinate Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B-2 Certificates will be LIBOR plus 1.275%.

(8) The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class B-3 Certificates will be the least of (i) LIBOR plus 1.50%; (ii) the Subordinate Net WAC and (iii) 11.75%; provided, however, if the Mortgage Loans and related property are not purchased pursuant to Section 7.01(c) on the Initial Optional Purchase Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class B-3 Certificates will be LIBOR plus 2.250%.

(9) The Certificate Interest Rates with respect to any Distribution Date (and the related Accrual Period) for the Class B-4, Class B-5 and Class B-6 Certificates will be equal to the Subordinate Net WAC.

      As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $485,000,698.13.

      In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Definitions.

      The following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions which service for their own account mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

      Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

      Accrual Period: With respect to any Distribution Date and any Class of LIBOR Certificates, the period commencing on the 25th day of the month preceding the month in which the Distribution Date occurs and ending on the 24th day of the month in which the Distribution

Date occurs; provided, however, that the first Accrual Period with respect to the LIBOR Certificates shall be the period beginning on the Closing Date and ending on January 24, 2005. The Accrual Period applicable to the Components, Class A-R, Class B-4, Class B-5, Class B-6 Certificates and each Class of Lower Tier REMIC Interests shall be the calendar month immediately preceding the month in which the related Distribution Date occurs. Interest shall accrue on all Classes of Certificates, all Components and on all Lower Tier REMIC Interests on the basis of a 360-day year consisting of twelve 30-day months.

      Act: The Securities Act of 1933, as amended.

      Additional Collateral: With respect to any Additional Collateral Mortgage Loan, the meaning assigned thereto in the Mortgage Loan Purchase and Sale Agreement.

      Additional Collateral Mortgage Loan: Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

      Adjustment Date: As to any Mortgage Loan, the date on which the related Mortgage Rate adjusts in accordance with the terms of the related Mortgage Note.

      Advance: With respect to a Mortgage Loan, the payments required to be made by the Trustee solely in its capacity as successor servicer or by the Servicer with respect to any Distribution Date pursuant to this Agreement, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payment that either the Trustee or the Servicer has determined would constitute Nonrecoverable Advances if advanced.

      Adverse REMIC Event: As defined in Section 10.01(f) hereof.

      Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Aggregate Senior Percentage: As to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Amounts of the Class A-1, Class A-2 and Class A-R Certificates and the denominator of which is the Aggregate Stated Principal Balance, but in no event greater than 100%.

      Aggregate Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances for all Mortgage Loans (and when such term is used with respect to a particular Mortgage Pool, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Mortgage Pool) which were outstanding on the Due Date in the month preceding the month of such Distribution Date.

      Aggregate Subordinate Percentage: As to any Distribution Date, the difference between 100% and the Aggregate Senior Percentage for such Distribution Date, but in no event less than zero.

      Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

      Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

      Allocable Share: With respect to each Class of Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the Class Principal Amount of such Class and the denominator of which is the aggregate of the Class Principal Amounts of each Class of Subordinate Certificates.

      Ancillary Fees: With respect to any Mortgage Loan, (i) all late charges,
(ii) all fees payable pursuant to Cendant's "Speed Pay" program, (iii) all returned-item charges (e.g. insufficient funds charges) and (iv) modification or conversion fees.

      Applicable Credit Support Percentage: As to any Class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentages of such Class and the aggregate Class Subordination Percentage of all other Classes of Subordinate Certificates having higher numerical Class designations than such Class.

      Apportioned Principal Balance: As to any Distribution Date and each Class of Subordinate Certificates and any Mortgage Pool, the Class Principal Amount thereof multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount (i.e., the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount, as the case may require), and the denominator of which is the sum of such Pool Subordinate Amounts on such date.

      Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

      Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that the Trustee shall not be responsible for determining whether any such assignment is in recordable form.

      Authenticating Agent: The Trustee or any authenticating agent appointed by the Trustee pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter "Authenticating Agent" shall mean any such successor.

      Authorized Officer: Any Person who may execute an Officer's Certificate on behalf of the Depositor.

      Available Distribution Amount: With respect to any Distribution Date and each Mortgage Pool, the total amount of all cash received by the Trustee on the Mortgage Loans in such Mortgage Pool from the Servicer or otherwise through the Distribution Account Deposit Date for deposit into the Distribution Account in respect of such Distribution Date, including (1) all scheduled installments of interest (net of the Servicing Fee) and principal collected on the related Mortgage Loans and due during the Due Period related to such Distribution Date, together with any Advances in respect thereof, (2) all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the proceeds of any Additional Collateral from the related Mortgage Loans, in each case for such Distribution Date, (3) all partial or full Principal Prepayments, together with any accrued interest thereon, identified as having been received from the related Mortgage Loans during the related Prepayment Period, (4) any amounts received from the Servicer in respect of Prepayment Interest Shortfalls with respect to the related Mortgage Loans; and (5) the aggregate Purchase Price of all Defective Mortgage Loans and Converted Mortgage Loans (if any) in such Mortgage Pool purchased from the Trust Fund during the related Prepayment Period, minus:

      (A) all related fees, charges and amounts payable or reimbursable to the Trustee under this Agreement, to the extent that, if paid by the Trust Fund, such fees, charges or other amounts would constitute "unanticipated expenses" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of any of the REMICs provided for herein and up to an aggregate maximum amount equal to $300,000 annually; provided, such annual aggregate maximum amount shall exclude
(i) any Servicing Transfer Costs, or amounts reimbursable to the Servicer under this Agreement and (ii) any costs, damages or expenses incurred by the Trustee in connection with any "high cost" home loans or any predatory or abusive lending laws, which amounts shall in no case be subject to any such limitation;

      (B) in the case of (2), (3), (4) and (5) above, any related unreimbursed expenses incurred by the Servicer in connection with a liquidation or foreclosure and any unreimbursed Advances or Servicing Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee);

      (C) any related unreimbursed Nonrecoverable Advances due to the Servicer (or, pursuant to Section 5.04, the Trustee); and

      (D) in the case of (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

      Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

      Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

      Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the excess, if any, of (i) the amount of Current Interest that would have been payable on such Class for such Distribution Date if the Certificate Interest Rate for such Class as set forth in the Preliminary Statement hereto were determined without regard to clause (ii) in the definition thereof, over (ii) the actual Current Interest payable on such Class for such Distribution Date.

      BBA: The British Banker's Association.

      Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." As of the Closing Date, the following Classes of Certificates constitute Book-Entry
Certificates: Class A-1, Class A-2, Class X-A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class X-B.

      Book-Entry Termination: The occurrence of any of the following events: (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor; or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Clearing Agency.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, any city in which the Corporate Trust Office of the Trustee is located, or the States of Maryland or Minnesota, are authorized or obligated by law or executive order to be closed.

      Cendant: Cendant Mortgage Corporation or its successors in interest.

      Certificate: Any one of the certificates signed by the Trustee and authenticated by the Authenticating Agent in substantially the forms attached hereto as Exhibit A.

      Certificate Group: Each of the Group 1 Certificates and the Group 2 Certificates.

      Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate described in the Preliminary Statement hereto.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

      Certificate Principal Amount: With respect to any Certificate (other than a Class X Certificate), at the time of determination, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate, less (i) the amount of all principal distributions previously made with respect to such Certificate; (ii) all Realized Losses allocated to such Certificate; and (iii) in the case of a Subordinate Certificate, any Subordinate Certificate Writedown Amount allocated to such Certificates. Notwithstanding the foregoing, on any Distribution Date relating to a Due Period in which a Subsequent Recovery has been received by the Servicer, the Certificate Principal Amount of any Class of Certificates then outstanding for which any Realized Loss or any Subordinate Certificate Writedown Amount has been applied will be increased, in order of seniority, by an amount equal to the lesser of (i) the amount such Class of Certificates has been written down in respect of Realized Losses or Subordinate Certificate Writedown Amounts, to the extent not previously offset by increases in Certificate Principal Amount pursuant to this sentence and (ii) the total of any Subsequent Recovery distributed on such date to the Certificateholders (reduced (x) by the amount of the increase in the Certificate Principal Amount of any more senior Class of Certificates pursuant to this sentence on such Distribution Date and (y) to reflect a proportionate amount of the increase in the Certificate Principal Amount of any pari passu Class of Certificates on such Distribution Date pursuant to this sentence). For purposes of Article V hereof, unless specifically provided to the contrary, Certificate Principal Amounts shall be determined as of the close of business of the immediately preceding Distribution Date, after giving effect to all distributions made on such date.

      Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

      Certificateholder: The meaning provided in the definition of "Holder."

      Civil Relief Act: The Servicemembers Civil Relief Act as amended.

      Class: Collectively, Certificates bearing the same class designation. In the case of the REMIC 1, REMIC 2 and the Upper Tier REMIC, the term "Class" refers to all REMIC Interests having the same alphanumeric designation.

      Class A Certificates: Any Class A-1, Class A-2 or Class A-R Certificate.

      Class A-R Certificate: The Class A-R Certificate executed by the Trustee, and authenticated and delivered by the Authenticating Agent, substantially in the form annexed hereto as Exhibit A, and evidencing the ownership of the Class LT1-R Interest, the Class LT2-R Interest and the residual interest in the Upper Tier REMIC.

      Class Excess Interest Amount: For each Class of the LIBOR Certificates and the Component related to such Class, the product of (i) the initial Class Principal Amount of such Class, (ii) the initial Certificate Interest Rate of such Class and (iii) a fraction, the numerator of which is the excess 30 over of the number of days in the initial Accrual Period for such Class and the denominator of which is 360.

      Class Notional Amount: With respect to the Class X-A and Class X-B Certificates, the class notional amount calculated as provided in the Preliminary Statement hereto.

      Class Principal Amount: With respect to each Class of Certificates (other than a Class X Certificate) the aggregate of the Certificate Principal Amounts of all Certificates of such Class at the date of determination.

      Class X Certificates: Any of the Class X-A or Class X-B Certificates.

      Class Subordination Percentage: With respect to each Class of Subordinate Certificates, for each Distribution Date, the percentage obtained by dividing the Class Principal Amount of such Class immediately prior to such Distribution Date by the sum of the Class Principal Amounts of all Classes of Certificates immediately prior to such Distribution Date.

      Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

      Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      Closing Date: December 29, 2004.

      Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      Compensating Interest Payment: As to any Distribution Date, the lesser of
(1) the Servicing Fee for such date and (2) any Prepayment Interest Shortfall for such date.

      Component Interest Rate: With respect to the X-A1 Component and any Distribution Date, the interest rate specified in the definition of X-A1 Component. With respect to the X-A2 Component and any Distribution Date, the interest rate specified in the definition of X-A2 Component. With respect to Component XB1 and any Distribution Date, the interest rate specified in the definition of Component XB1. With respect to Component XB2 and any Distribution Date, the interest rate specified in the definition of Component XB2. With respect to Component XB3 and any Distribution Date, the interest rate specified in the definition of Component XB3.

      Component Notional Amount: With respect to X-A1 Component and any Distribution Date, the notional amount specified in the definition of X-A1 Component. With respect to X-A2 Component and any Distribution Date, the notional amount specified in the definition of X-A2 Component. With respect to Component XB1 and any Distribution Date, the notional amount specified in the definition of Component XB1. With respect to Component XB2 and any Distribution Date, the notional amount specified in the definition of Component XB2. With respect to Component XB3 and any Distribution Date, the notional amount specified in the definition of Component XB3.

      Component XB1: A regular interest in the Upper Tier REMIC having a notional amount for any Distribution Date equal to the Class Principal Amount of the Class B-1 Certificates immediately before such Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess, if any, of (x) the Subordinate Net WAC for such Distribution Date over (y) the Certificate Interest Rate on the Class B-1 Certificates for such Distribution Date. For purposes of the definition of "Class Excess Interest Amount", Component XB1 shall be related to the Class B-1 Certificates.

      Component XB2: A regular interest in the Upper Tier REMIC having a notional amount for any Distribution Date equal to the Class Principal Amount of the Class B-2 Certificates immediately before such Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess, if any, of (x) the Subordinate Net WAC for such Distribution Date over (y) the Certificate Interest Rate on the Class B-2 Certificates for such Distribution Date. For purposes of the definition of "Class Excess Interest Amount", Component XB2 shall be related to the Class B-2 Certificates.

      Component XB3: A regular interest in the Upper Tier REMIC having a notional amount for any Distribution Date equal to the Class Principal Amount of the Class B-3 Certificates immediately before such Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess, if any, of (x) the Subordinate Net WAC for such Distribution Date over (y) the Certificate Interest Rate on the Class B-3 Certificates for such Distribution Date. For purposes of the definition of "Class Excess Interest Amount", the Component XB3 shall be related to the Class B-3 Certificates.

      Components: Each of the X-A1 Component, the X-A2 Component, Component XB1, Component XB2 and Component XB3.

      Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

      Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

      Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

      Cooperative Shares: Shares issued by a Cooperative Corporation.

      Corporate Trust Office: With respect to the presentment of Certificates for registration of transfer, exchange or final payment, Wells Fargo Bank, N.A., Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services - MLMI Series MLCC 2004-G and for all other purposes, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045,
Attention: Corporate Trust Services - MLMI Series MLCC 2004-G, or such other address as the Trustee may designate from time to time by notice to the Certificateholders.

      Corresponding Classes of Certificates or Components: With respect to each Lower Tier REMIC Interest, the Class or Classes of Certificates or Components appearing opposite such Lower Tier REMIC Interest as described in the Preliminary Statement hereto.

      Credit Support Depletion Date: The first Distribution Date, if any, on which the aggregate Certificate Principal Amounts of the Subordinate Certificates have been reduced to zero.

      Current Interest: With respect to each Class of Certificates and each Component on each Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate or Component Interest Rate during the related Accrual Period on the Class Principal Amount or Component Notional Amount of such Class or Component; provided, however, that with respect to the first Distribution Date only, the aggregate Current Interest for each Component will be increased by the related Class Excess Interest Amount.

      Custodial Account: The separate trust account or accounts created and maintained by the Servicer pursuant to the Fannie Mae Servicing Guide which shall be entitled "Wells Fargo Bank, N.A., in trust for the registered holders for Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G Mortgage Pass-Through Certificates." The Custodial Account shall be an Eligible Account.

      Custodial Agreement: The Custodial Agreement, dated as of December 15, 2000, between Merrill Lynch Credit Corporation and Wells Fargo Bank Minnesota, N.A., as custodian, as amended by Amendment No. 1, dated as of January 16, 2002 a copy of which (excluding all exhibits thereto) is attached hereto as Exhibit O.

      Custodian: Wells Fargo Bank, N.A., any successor in interest or any successor custodian appointed pursuant to the Custodial Agreement.

      Cut-off Date: December 1, 2004.

      Cut-off Date Balance: With respect to the Mortgage Loans in the Trust Fund on the Closing Date, the Aggregate Stated Principal Balance as of the Cut-off Date.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Defective Mortgage Loan: The meaning specified in Section 2.04(a).

      Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

      Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

      Deleted Mortgage Loan: As defined in Section 2.04(a).

      Delinquent: Any Mortgage Loan with respect to which the Scheduled Payment due on a Due Date is not received.

      Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, having its principal place of business at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, or its successors in interest.

      Determination Date: With respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

      Disqualified Organization: A "disqualified organization" as defined in
Section 860E(e)(5) of the Code.

      Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.01 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., in trust for registered holders of Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G, Mortgage Pass-Through Certificates." Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Trustee and the Certificateholders for the uses and purposes set forth in this Agreement.

      Distribution Account Deposit Date: The 18th day of each calendar month after the initial issuance of the Certificates or, if such 18th day is not a Business Day, the immediately preceding Business Day, commencing in January 2005.

      Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in January 2005.

      Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the Mortgage Note, which is the first day of the calendar month.

      Due Period: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

      EDP: The electronic data processing system used by the Seller and the Servicer, which are licensees of ALLTEL Information Services, Inc.

      Effective Loan-to-Value Ratio: A fraction, expressed as a percentage, the numerator of which is the original Stated Principal Balance of the Mortgage Loan, less the amount of Additional Collateral required to secure such Mortgage Loan at the time of origination, if any, and the denominator of which is the Appraised Value of the related Mortgage Property at such date.

      Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC or the SAIF (to the limits established by the FDIC or the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee, any Paying Agent, or the Servicer.

      ERISA: The Employee Retirement Income Security Act of 1974, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Labor regulations issued pursuant thereto in temporary or final form.

      ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of the Underwriter's Exemption, except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the three (or four, in the case of a "designated transaction") highest generic rating categories by at least one of the Rating Agencies.

      ERISA Restricted Certificate: The Class A-R, Class B-5 and Class B-6 Certificates and any other Certificate, unless the acquisition and holding of such other Certificate is covered by and exempt under the Underwriter's Exemption.

      Escrow Account: The separate trust account or accounts created and maintained by the Servicer pursuant to the Fannie Mae Servicing Guide which shall be entitled "Wells Fargo Bank, N.A., in trust for the registered holders for Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G Mortgage Pass-Through Certificates." The Escrow Account shall be an Eligible Account.

      Event of Default: As defined in Section 6.14.

      Fannie Mae: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

      FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

      FHA: The Federal Housing Administration or any successor thereto.

      FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

      Final Certification: As referred to in Section 2.02(c), the form of which is set forth at Exhibit L.

      Fitch Ratings: Fitch, Inc., or any successor in interest.

      GNMA: The Government National Mortgage Association, or any successor thereto.

      Global Securities: The global certificates representing the Book-Entry Certificates.

      Group 1: All of the Group 1 Certificates.

      Group 1 Certificate: Any Class A-1 or Class A-R Certificate.

      Group 2: All of the Group 2 Certificates.

      Group 2 Certificate: Any Class A-2 Certificate.

      Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee or the Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor and the Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor or the Servicer.

      HUD: The United States Department of Housing and Urban Development, or any successor thereto.

      Indemnified Parties: As defined in Section 9.15.

      Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

      Index: As to each Mortgage Loan, the index from time to time in effect for adjustment of the Mortgage Rate as set forth as such on the related Mortgage Note.

      Initial Certification: As referred to in Section 2.02(a), the form of which is set forth at Exhibit K.

      Initial LIBOR Rate: 2.4175% with respect to the Class A-1, Class B-1, Class B-2 and Class B-3 Certificates and 2.7700% with respect to the Class A-2 Certificates.

      Initial Optional Purchase Date: The first Distribution Date following the date on which the Aggregate Stated Principal Balance is less than 10.00% of the Cut-off Date Balance.

      Insurance Policy: With respect to any Mortgage Loan, any insurance policy, including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

      Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses and the proceeds from any Limited Purpose Surety Bond.

      Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

      Interest Distribution Amount: For each Class of Certificates or Component, on any Distribution Date, the Current Interest for such Class or Component, as reduced by such Class's or Component's share of Net Prepayment Interest Shortfalls and Relief Act Reductions. Any such shortfalls and reductions shall be allocated among (i) all Classes of Certificates (other than the Class X Certificates) of the related Certificate Group from such Mortgage Pool, (ii) the X-A1 Component (in the case of Net Prepayment Interest Shortfalls or Relief Act Reductions related to Pool 1) or the X-A2 Component (in the case of Net Prepayment Interest Shortfalls or Relief Act Reductions related to Pool 2), and
(iii) the Subordinate Certificates proportionately on the basis of (1) in the case of the Senior Certificates (other than the Class X Certificates), Current Interest otherwise distributable thereon on such Distribution Date; (2) in the case of the X-A1 Component and X-A2 Component, if applicable, the Current Interest otherwise distributable thereon on such Distribution Date and (3) in the case of Subordinate Certificates, interest accrued at the Net WAC of the applicable Mortgage Pool on their Apportioned Principal Balance before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date. Amounts so allocated to the Class B-1, Class B-2 or Class B-3 Certificates will be allocated between the Class B-1 Certificate and Component XB1, between the Class B-2 Certificates and Component XB2 or between the Class B-3 Certificates and Component XB3, as the case may be, proportionately, based on the Current Interest otherwise distributable in respect thereof on such Distribution Date.

      Interest Shortfall: As to any Class of Certificates or Component and any Distribution Date, (i) the amount by which the Interest Distribution Amount (exclusive of any payments to such Class in respect of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls) for such Class or Component on such Distribution Date and all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such Class or Component on prior Distribution Dates (as determined without reduction for amounts not paid to such Class or in respect of such Component as a result of the provisos set forth in Sections 5.02(a)(i) and 5.02(b) hereof.

      Interest Transfer Amount: For any Distribution Date and for any Undercollateralized Group, an amount equal to one month's interest on the applicable Principal Transfer Amount at the related Mortgage Pool's Net WAC, plus any shortfall of interest on the Senior Certificates related to such Undercollateralized Group remaining unpaid from prior Distribution Dates.

      Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument.

      Latest Possible Maturity Date: The Distribution Date in December 2029.

      LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the "Interest Settlement Rate" set by the BBA for one-month (or six-month with respect to the Class A-2 Certificates) United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

      (a) If on such a LIBOR Determination Date, the BBA's Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters' "page LIBOR 01" or Bloomberg's page "BBAM." If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

      (b) The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

      LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

      LIBOR Certificate: Any Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificate.

      LIBOR Determination Date: With respect to the Class A-1, Class B-1, Class B-2 and Class B-3 Certificates, the second LIBOR Business Day immediately preceding the commencement of each Accrual Period and with respect to the Class A-2 Certificates, the second LIBOR Business Day immediately preceding every sixth Accrual Period beginning with the Accrual Period commencing during January 2005.

      Limited Purpose Surety Bond: Any Limited Purpose Surety Bond listed in Exhibit F.

      Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

      Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

      Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

      Loss: With respect to any indemnification arising under Section 9.15 of this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys' fees of an Indemnified Party (including but not limited to, (a) any reasonable costs, expenses and attorneys' fees incurred by such Indemnified Party in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal, and (b) interest on any amount for which an Indemnified Party is entitled to be indemnified from the date such Indemnified Party notifies the Servicer of the expenditure or such amounts until such amounts are paid by the Servicer; provided, however, that in no event shall a "Loss" include a claim for consequential damages, indirect damages or lost profits except when the Loss results from the gross negligence, fraud or willful misconduct of the Servicer.

      Lower Tier REMIC Interests: Any of the REMIC 1 Interests or the REMIC 2 Interests.

      Lower Tier Regular Interests: Any of the REMIC 1 Regular Interests or the REMIC 2 Regular Interests.

      Margin: As to each Mortgage Loan, the percentage amount set forth on the related Mortgage Note added to the Index in calculating the Mortgage Rate thereon.

      Material Defect: As defined in Section 2.02(b).

      Maximum Rate: As to any Mortgage Loan, the maximum rate set forth on the related Mortgage Note at which interest can accrue on such Mortgage Loan.

      MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware or any successor thereto.

      MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

      MERS System: The system of recording transfers of mortgages electronically maintained by MERS.

      Moody's: Moody's Investors Service, Inc., or any successor in interest.

      Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.02.

      Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

      Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Trustee pursuant to this Agreement.

      Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any Replacement Loan and REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

      Mortgage Loan Purchase and Sale Agreement: The Mortgage Loan Purchase and Sale Agreement, dated as of December 1, 2004, between the Seller and the Depositor with respect to the sale and purchase of the Mortgage Loans.

      Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended by the Depositor or the Servicer from time to time to reflect the addition of Replacement Mortgage Loans to, or the deletion of Deleted Mortgage Loans from, the Trust Fund. Such schedule shall, among other things (1) identify the designated Mortgage Pool in which such Mortgage Loan is included and (2) separately identify One-Month LIBOR Loans, Six-Month LIBOR Loans and Additional Collateral Mortgage Loans.

      Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

      Mortgage Pools: Any of Pool 1 and Pool 2.

      Mortgage Rate: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Notes.

      Mortgaged Property: The underlying property, including any Additional Collateral, securing a Mortgage Loan which, with respect to a Cooperative Loan, is the related Cooperative Shares and Property Lease.

      Mortgagor: The obligor on a Mortgage Note.

      Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Advances, Servicer Advances, related Servicing Fees and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

      Net Interest Shortfalls: With respect to any Distribution Date, any Net Prepayment Interest Shortfalls for that Distribution Date and the amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to (i) a Relief Act Reduction or (ii) the interest portion of any Debt Service Reduction or Deficient Valuation, after exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those type of losses.

      Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Servicing Fee Rate for such Mortgage Loan.

      Net Prepayment Interest Shortfall: With respect to any Mortgage Loan and any Distribution Date, the amount by which any Prepayment Interest Shortfall for such date exceeds the amount payable by the Servicer in respect of such shortfall.

      Net WAC: As to any Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their outstanding Stated Principal Balances at such time. When the term "Net WAC" is used herein with reference to only the One-Month LIBOR Loans or only the Six-Month LIBOR Loans, such weighted average shall be computed with reference solely to the Mortgage Loans in the relevant group.

      Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

      Non-permitted Foreign Holder: As defined in Section 3.03(f).

      Nonrecoverable Advance: Any portion of an Advance or Servicer Advance previously made or proposed to be made by the Servicer (as certified in an Officer's Certificate of the Servicer) or by the Trustee pursuant to Section 5.04, which in the good faith judgment of such party, shall not be ultimately recoverable by such party from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Non-U.S. Person: Any person other than a "United States person" within the meaning of Section 7701(a)(30) of the Code.

      Offering Document: The Prospectus.

      Officer's Certificate: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) of the Depositor or the Trustee, as the case may be, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

      Officer's Certificate of the Servicer: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, or (ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee or the Depositor, as the case may be.

      One-Month LIBOR Loan: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with LIBOR for one-month U.S. dollar deposits.

      Opinion of Counsel: A written opinion of counsel, who may be an employee of the Depositor or the Servicer, that is reasonably acceptable to each addressee of such opinion; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to each addressee of such opinion, who (i) is in fact independent of the Servicer and the Depositor, (ii) does not have any material direct or indirect financial interest in the Servicer or the Depositor or in an affiliate of either and (iii) is not connected with the Servicer or the Depositor as an officer, employee, director or person performing similar functions.

      Optional Termination Price: An amount equal to the sum of (i) 100% of the Stated Principal Balance of the Mortgage Loans (other than any Mortgage Loan that has become an REO Property) plus accrued interest thereon at the applicable Mortgage Rate through the Due Date in the month in which the Optional Termination Price is to be distributed to the Certificateholders and the fair market value of any REO Property plus accrued interest thereon; (ii) any unreimbursed costs and damages incurred by the Trust Fund (or the Trustee on behalf of the Trust Fund) in connection with the violation of any anti-predatory or anti-abusive lending laws; and (iii) the payment of all amounts (including, without limitation, all previously unreimbursed Advances and Servicing Advances and accrued and unpaid Servicing Fees) payable or reimbursable to the Servicer or Trustee.

      Original Applicable Credit Support Percentage: With respect to each Class of Subordinate Certificates, the corresponding percentage set forth opposite its Class designation: Class B-1 - 3.10%; Class B-2 - 2.05%; Class B-3 - 1.25%; Class B-4 - 0.80%; Class B-5 - 0.55%; and Class B-6 - 0.35%.

      Original Subordinate Principal Amount: The aggregate of the initial Class Principal Amounts of the Classes of Subordinated Certificates.

      Originator: With respect to any Mortgage Loan, the entity that (i) took the Mortgagor's loan application, (ii) processed the Mortgagor's loan application, and (iii) closed and/or funded the Mortgagor's Mortgage Loan.

      Overcollateralized Group: On any Distribution Date, any Certificate Group which is not an Undercollateralized Group.

      Parent Power(R) Guaranty and Security Agreement: With respect to any Additional Collateral Loan, as defined in the Mortgage Loan Purchase and Sale Agreement.

      Paying Agent: Any paying agent appointed by the Trustee pursuant to
Section 3.08.

      Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than a Class X-A Certificate, a Class X-B Certificate or the Class A-R Certificate, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class A-R Certificate, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise, be equal to 100%. With respect to any Class X-A Certificate, the Percentage Interest evidenced thereby shall equal its initial Class Notional Amount as set forth on the face thereof divided by the initial Class Notional Amount of such Class. With respect to any Class X-B Certificate, the Percentage Interest represented thereby shall equal the initial Class Notional Amount thereof divided by the initial Class Notional Amount of all of the Certificates of the same class.

      Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (iii) commercial or finance company paper which is then
            receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or
            bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

                  (vi) repurchase obligations with respect to any security
            described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                  (vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency;

                  (viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency including funds for which the Trustee or any of its Affiliates is investment manager or adviser;

                  (ix) short-term investment funds sponsored by any trust
            company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies; and

                  (x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies;

      provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) such instrument would not be a "permitted investment" within the meaning of such term as provided for in
Section 860G(a)(5) of the Code and the Treasury Regulations thereunder.

      Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Pool Net WAC: The Pool 1 Net WAC or Pool 2 Net WAC, as the context may require.

      Pool 1: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

      Pool 1 Mortgage Loans: Any Mortgage Loan in Pool 1.

      Pool 1 Net WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances at such time.

      Pool 1 Subordinate Amount: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over (b) the sum of the Class Principal Amounts of the Class A-1 and Class A-R Certificates immediately before such Distribution Date.

      Pool 2: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

      Pool 2 Mortgage Loans: Any Mortgage Loan in Pool 2.

      Pool 2 Net WAC: With respect to any Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 2 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances at such time.

      Pool 2 Subordinate Amount: For any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the Pool 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs over (b) the aggregate Class Principal Amount of the Class A-2 Certificates immediately before such Distribution Date.

      Pool Percentage: With respect to each Mortgage Pool and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Aggregate Stated Principal Balance of such Mortgage Pool and the denominator of which is the Aggregate Stated Principal Balance as of such Due Date.

      Pool Subordinate Amount: Any of the Pool 1 Subordinate Amount or the Pool 2 Subordinate Amount.

      Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the excess, if any, of (i) one full month's interest at the applicable Mortgage Rate on the outstanding principal balance of such Mortgage Loan immediately prior to such Principal Prepayment over (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

      Prepayment Period: With respect to each Distribution Date, the calendar month immediately preceding the month in which the Distribution Date occurs.

      Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

      Principal Distribution Amount: With respect to any Mortgage Pool and any Distribution Date, the sum of (a) each Scheduled Payment of principal collected or advanced on the related Mortgage Loans (before taking into account any Deficient Valuations or Debt Service Reductions) and due during the related Due Period, (b) that portion of the Purchase Price representing principal of any Mortgage Loans in such Mortgage Pool purchased in accordance with Section 2.04 hereof and received during the related Prepayment Period, (c) the principal portion of any related Substitution Amount received during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in such Mortgage Pool that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in such Mortgage Pool, (f) all Subsequent Recoveries received during the related Prepayment Period with respect to Liquidated Mortgage Loans in such Mortgage Pool, (g) the principal portion of the proceeds of any Additional Collateral with respect to the Mortgage Loans in such Mortgage Pool, (h) the principal portion of all partial and full principal prepayments of Mortgage Loans in such Mortgage Pool applied by the Servicer during the related Prepayment Period and (i) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Article VII hereof, that portion of the Optional Termination Price in respect of principal for such Mortgage Pool.

      Principal Prepayment: Any Mortgagor payment of principal or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or this Agreement.

      Principal Prepayment In Full: Any Principal Prepayment of the entire principal balance of the Mortgage Loans.

      Principal Transfer Amount: For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Amount of such Undercollateralized Group immediately prior to such Distribution Date over the Aggregate Stated Principal Balance of the related Mortgage Pool immediately prior to such Distribution Date.

      Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

      Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

      Pro Rata Senior Percentage: With respect to each Distribution Date and each Mortgage Pool, the percentage equivalent of a fraction the numerator of which is the aggregate Class Principal Amount of the Class or Classes of the Related Certificate Group immediately prior to such Distribution Date and the denominator of which is the Aggregate Stated Principal Balance of the related Mortgage Pool for such Distribution Date.

      Prospectus: The prospectus supplement dated December 23, 2004, together with the accompanying prospectus dated October 25, 2004, relating to the initial sale of the Class A-1, Class A-2, Class A-R, Class X-A, Class B-1, Class B-2 and Class B-3 Certificates.

      Purchase Date: Any Distribution Date on which Certificates may be repurchased pursuant to Section 7.01(c).

      Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased by the Depositor pursuant to this Agreement, by the Servicer pursuant to this Agreement, or by the Seller pursuant to the Mortgage Loan Purchase Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued interest thereon at the applicable Net Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and
(iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

      Rapid Prepayment Conditions: As to any Distribution Date either of the following conditions: if (1) the Aggregate Subordinate Percentage on such date is less than 200% of the Aggregate Subordinate Percentage on the Closing Date or
(2) the outstanding Stated Principal Balance of the Mortgage Loans in any Mortgage Pool delinquent 60 days or months, as a percentage of such Mortgage Pool's Pool Subordinate Amount, is greater than or equal to 50%.

      Rating Agency: Each of Moody's, S&P and Fitch Ratings.

      Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds and the proceeds of any Additional Collateral, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

      Record Date: As to any Distribution Date (i) with respect to the LIBOR Certificates, the last Business Day preceding such Distribution Date (or the Closing Date, in the case of the first Distribution Date) unless such Certificates shall no longer be Book-Entry Certificates, in which case the Record Date shall be the last Business Day of the month preceding the month of such Distribution Date and (ii) in the case of all other Certificates (including LIBOR Certificates that are subsequently reissued as Definitive Certificates), the last Business Day of the month preceding the month of each Distribution Date.

      Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

      Related Certificate Group: The Certificate Group related to a particular Mortgage Pool as indicated by the same numerical designation (i.e., Group 1 Certificates are related to Pool 1 and Group 2 Certificates are related to Pool
2).

      Related Class of Upper Tier REMIC Interest: With respect to any Class of Certificates, the interest in the Upper Tier REMIC appearing opposite such Class in the Preliminary Statement hereto.

      Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Civil Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

      REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

      REMIC Components: Each of the X-A1 Component, the X-A2 Component, Component XB1, Component XB2 and Component XB3.

      REMIC Interests: Any regular or residual interest in any of REMIC 1, REMIC 2 or the Upper Tier REMIC, as described in the Preliminary Statement.

      REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

      REMIC 1: As described in the Preliminary Statement.

      REMIC 1 Interest: Each class of interest in REMIC 1 as described in the Preliminary Statement.

      REMIC 1 Regular Interest: Each of the REMIC 1 Interests other than the Class LT1-R Interest.

      REMIC 1 Subordinated Balance Ratio: The ratio among the uncertificated principal balances of each of the REMIC 1 Interests ending with the designation "A" that is equal to the ratio among, with respect to each such REMIC 1 Interest, the excess of (x) the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Pool over (y) the aggregate Class Principal Amount of the Certificates in the Certificate Group related to such Mortgage Pool.

      REMIC 2: As described in the Preliminary Statement.

      REMIC 2 Interest: Each class of interest in REMIC 2 as described in the Preliminary Statement.

      REMIC 2 Regular Interest: Each of the REMIC 2 Interests other than the Class LT2-R Interest.

      REO Disposition: The final sale by the Servicer of an REO Property.

      REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

      Replacement Mortgage Loan: A mortgage loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release substantially in the form attached to this Agreement,
(i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Maximum Rate not less than (and not more than two percentage points greater than) the Maximum Rate of the Deleted Mortgage Loan;
(iii) have a gross margin not less than that of the Deleted Mortgage Loan and, if Mortgage Loans equal to 1% or more of the balance of the related Mortgage Pool as of the Cut-off Date have become Deleted Mortgage Loans, not more than two percentage points more than that of the Deleted Mortgage Loan; (iv) have an Effective Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan;
(v) have Adjustment Dates that are no more or less frequent than the Deleted Mortgage Loan; (vi) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) not permit conversion of the related Mortgage Rate to a permanent fixed Mortgage Rate; (viii) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan; (ix) have the same or better FICO credit score; (x) have an initial interest adjustment date no earlier than five months before (and no later than five months after) the initial adjustment date of the Deleted Mortgage Loan, (xi) comply with each representation and warranty set forth in Schedule B of this Agreement; and (xii) shall be accompanied by an Opinion of Counsel that such Replacement Mortgage Loan would not adversely affect the REMIC status of the Trust Estate or would not otherwise be prohibited by this Pooling and Servicing Agreement.

      Request for Release: A request for release, substantially in the form of Exhibit N attached hereto, properly completed and signed by a Servicing Officer (or, if delivered on behalf of the Seller or Depositor, an Authorized Officer thereof).

      Residual Certificate: The Class A-R Certificate.

      Residual Interest: The Residual Certificate, other than the portion thereof representing the right to payments in respect of the Class LT1-R Interest and the Class LT2-R Interest.

      RESPA: The Real Estate Settlement Procedures Act, 12 U.S.C Section 2601 et seq., and Regulation X, 24 C.F.R. Section 3500.21, thereunder, as the foregoing may be amended from time to time.

      Responsible Officer: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

      Restricted Certificate: Any Class X-B, Class B-4, Class B-5 or Class B-6 Certificate.

      Restricted Global Security: As defined in Section 3.01(c).

      S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

      SAIF: The Saving's Association Insurance Fund, or any successor thereto.

      Schedule of Exceptions: As defined in Section 2.02(a) of this Agreement.

      Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in this Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

      Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

      Seller: Merrill Lynch Credit Corporation, a Delaware corporation.

      Senior Certificate: Any one of the Class A-1, Class A-2, Class X-A, Class X-B or Class A-R Certificates.

      Senior Percentage: Except as provided in this definition, for each Mortgage Pool with respect to any Distribution Date before January 2015, 100%. The Senior Percentage for each Mortgage Pool for any Distribution Date occurring
(i) before the Distribution Date in January 2015, but in or after January 2008 on which the Two Times Test is satisfied, or (ii) in or after January 2015, is the related Pro Rata Senior Percentage. If the Two Times Test is satisfied with respect to any Distribution Date prior to the Distribution Date in January 2008, the Senior Percentage for such Mortgage Pool is the Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the related Pro Rata Senior Percentage. With respect to any Distribution Date after the Senior Termination Date, the Senior Percentage for such Mortgage Pool will equal zero. If on any Distribution Date the allocation to the Senior Certificates of the related Certificate Group then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates to below zero, the Senior Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such Class Principal Amounts to zero.

      Senior Prepayment Percentage: With respect to any Distribution Date, during the ten years beginning on the first Distribution Date, 100%. Except as provided herein, the related Senior Prepayment Percentage for each Mortgage Pool and any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date shall be as follows: (i) from January 2015 through December 2015, the Senior Percentage plus 70% of the Subordinate Percentage for that Distribution Date; (ii) from January 2016 through December 2016, the Senior Percentage plus 60% of the Subordinate Percentage for that Distribution Date;
(iii) from January 2017 through December 2017, the Senior Percentage plus 40% of the Subordinate Percentage for that Distribution Date; (iv) from January 2018 through December 2018, the related Senior Percentage plus 20% of the Subordinate Percentage for that Distribution Date; and (v) from and after January 2019, the Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for a Mortgage Pool unless both Step Down Conditions are satisfied; and provided, further, that if on any such Distribution Date the Pro Rata Senior Percentage exceeds the initial Pro Rata Senior Percentage, the Senior Prepayment Percentage for a Mortgage Pool for that Distribution Date shall again equal 100%.

      Notwithstanding the above, if on any Distribution Date the Two Times Test is satisfied, the Senior Prepayment Percentage for a Mortgage Pool shall equal the related Senior Percentage for such Distribution Date. In addition, if on any Distribution Date the allocation to the Senior Certificates of the related Certificate Group then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates to below zero, the Senior Prepayment Percentage for a Mortgage Pool for such Distribution Date shall be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

      Senior Principal Distribution Amount: With respect to any Mortgage Pool and Distribution Date, the sum of:

            (1) the related Senior Percentage of all amounts described in clause
      (a) of the definition of "Principal Distribution Amount" for that Distribution Date;

            (2) with respect to each Mortgage Loan in the related Mortgage Pool which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

                  (x) the related Senior Percentage of the Stated Principal
            Balance of that Mortgage Loan and

                  (y) the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan; and

            (3) the related Senior Prepayment Percentage of the amounts described in clauses (b), (c), (d), (f), (g), (h) and (i) of the definition of "Principal Distribution Amount".

      Senior Termination Date: For each Certificate Group, the Distribution Date when the aggregate of the Class Certificate Principal Balances of that Group has been reduced to zero.

      Servicer: Cendant and its successors and assigns.

      Servicer Advance: The outstanding moneys that have been advanced by the Servicer from its funds in connection with its servicing of a Mortgage Loan (including, but not limited to, taxes, ground rents, assessments, insurance premiums, release fees, foreclosure and bankruptcy fees and expenses, and other expenses) (i) that have been made by the Servicer in accordance with the terms and provisions herein, (ii) that are recoverable through Liquidation Proceeds and/or Insurance Proceeds, or that are made at the direction of the Seller or to preserve its security interest in the related Mortgaged Property and (iii) for which the Servicer has a right of reimbursement.

      Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related Due Period.

      Servicing Fee Rate: With respect to each Mortgage Loan and any Distribution Date, 0.25% per annum.

      Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date and attached hereto as Exhibit M, as such list may from time to time be amended.

      Servicing Transfer Costs: As defined in Section 6.14(b).

      Six-Month LIBOR Loan: Each Mortgage Loan bearing a Mortgage Rate that adjusts in accordance with LIBOR for six-month U.S. dollar deposits.

      Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

      Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Principal Prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

      Step Down Conditions: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies, (i) the outstanding Stated Principal Balance of all Mortgage Loans 60 days or more Delinquent (including Mortgage Loans in bankruptcy, REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Principal Amounts of the Classes of Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to each Distribution Date from January 2015 through December 2015, 30% of the Original Subordinate Principal Amount, (b) with respect to each Distribution Date from January 2016 through December 2016, 35% of the Original Subordinate Principal Amount, (c) with respect to each Distribution Date from January 2017 through December 2017, 40% of the Original Subordinate Principal Amount, (d) with respect to each Distribution Date from January 2018 through December 2018, 45% of the Original Subordinate Principal Amount and (e) with respect to each Distribution Date from and after January 2019, 50% of the Original Subordinate Principal Amount.

      Subordinate Certificate: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

      Subordinate Certificate Writedown Amount: The amount described in Section 5.03(b)(iii).

      Subordinate Class Percentage: As to any Distribution Date and any Class of Subordinate Certificates, a fraction, expressed as a percentage, the numerator of which is the Class Principal Amount of such Class on such date, and the denominator of which is the aggregate Class Principal Amount of all Classes of Subordinate Certificates on such date.

      Subordinate Net WAC: For any Distribution Date, the weighted average of the Pool 1 Net WAC and the Pool 2 Net WAC, weighted on the basis of the Pool Subordinate Amounts for Pool 1 and Pool 2, respectively, for such Distribution Date.

      Subordinate Percentage: With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool for such Distribution Date.

      Subordinate Prepayment Percentage: With respect to any Distribution Date and for any Mortgage Pool, the difference between 100% and the related Senior Prepayment Percentage for such Mortgage Pool for that Distribution Date.

      Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Mortgage Pool, an amount equal to the sum of:

            (1) the related Subordinate Percentage of all amounts described in clause (a) of the definition of "Principal Distribution Amount" for that Distribution Date;

            (2) with respect to each Mortgage Loan in the related Mortgage Pool that became a Liquidated Mortgage Loan during the related Prepayment Period the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of "Senior Principal Distribution Amount" for that Distribution Date, up to the Subordinate Percentage of the Stated Principal Balance of such Mortgage Loan; and

            (3) the related Subordinate Prepayment Percentage of all amounts described in clauses (b), (c), (d), (f), (g), (h) and (i) of the definition of "Principal Distribution Amount" for that Mortgage Pool and that Distribution Date;

            minus the sum of:

            any Principal Transfer Amount paid from the Available Distribution Amount of the Related Certificate Group to an Undercollateralized Group; and

            the amount of principal distributions made to the Senior Certificates pursuant to Section 5.02(h);

      Subsequent Recovery: The amount, if any, recovered by the Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such Mortgage Loan.

      Substitution Amount: As defined in the second paragraph of Section
2.04(b).

      Tax Matters Person: The "tax matters person" as specified in the REMIC Provisions which shall initially be the Holder of the Class A-R Certificate.

      Telerate Page 3750: The display currently so designated as "Page 3750" on the Bridge Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

      Trust Fund: The corpus of the trust created pursuant to this Agreement, consisting of (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Accounts established with respect to the Mortgage Loans;
(iii) all of the Depositor's rights under the Mortgage Loan Purchase and Sale Agreement and the Mortgage Loan Purchase Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing.

      Trustee: Wells Fargo Bank, N.A. and any Person succeeding the Trustee hereunder, or if any separate trustee or any co-trustee shall be appointed as herein provided, then such separate trustee and such co-trustee, as the case may be.

      Trustee Mortgage Files: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee.

      Two Times Test: As to any Distribution Date, (i) the Aggregate Subordinate Percentage is at least two times the Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Stated Principal Balances of all Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy, REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Principal Amount of the Subordinate Certificates on such Distribution Date, does not equal or exceed 50%; and (iii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed 20% of the Original Subordinate Principal Amount.

      UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

      Undercollateralized Group: With respect to any Distribution Date, and any Certificate Group, the aggregate Class Principal Amount of such Certificate Group is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Mortgage Pool immediately prior to such Distribution Date.

      Underwriters: Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities Corporation.

      Underwriter's Exemption: Prohibited Transaction Exemption ("PTE") 90-29 (Exemption Application No. D-8019, 55 Fed. Reg. 21459 (1990)) as amended, or any substantially similar administrative exemption granted by the U.S. Department of Labor to an Underwriter.

      Underwriting Agreement: The underwriting agreement, dated February 28, 2003 and the terms agreement, dated December 23, 2004, each between the Depositor and the Underwriters, referred to collectively.

      Underwriting Standards: As to each Mortgage Loan, the Seller's or Originator's written underwriting guidelines in effect as of the origination date of such Mortgage Loan.

      Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

      Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Class of LIBOR Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Certificate remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate determined without regard to clause (ii) of the definition therefor to the extent not paid on prior Distribution Dates.

      Upper Tier REMIC: As described in the Preliminary Statement.

      Upper Tier REMIC Class A-1 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class A-1 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

      Upper Tier REMIC Class A-2 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class A-2 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

      Upper Tier REMIC Class B-1 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class B-1 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

      Upper Tier REMIC Class B-2 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class B-2 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

      Upper Tier REMIC Class B-3 Interest: An uncertificated interest in the Upper Tier REMIC having the same characteristics as the Class B-3 Certificates, but without the right to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

      Upper Tier REMIC Regular Interest: Each of the REMIC Components, the Upper Tier REMIC Class A-1 Interest, the Upper-Tier REMIC Class A-2 Interest, the Upper Tier REMIC Class B-1 Interest, the Upper-Tier REMIC Class B-2 Interest, the Upper-Tier REMIC Class B-3 Interest, the Class B-4 Certificates, the Class B-5 Certificates and the Class B-6 Certificates.

      USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 9.13.

      Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 98.00% of all Voting Interests shall be allocated to the Class A-1, Class A-2, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates. Voting Interests shall be allocated among such Certificates (other than the Class A-R Certificates) based on the product of (i) 98.00% and (ii) the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Amounts for each Class then outstanding and the denominator of which is the Aggregate Stated Principal Balance outstanding, and the remainder of such percentage of Voting Interests shall be allocated to the Class A-R Certificates. At all times during the term of this Agreement, 2.00% of all Voting Interests shall be allocated among the Class X-A and Class X-B Certificates, while they remain outstanding, in proportion to their relative Class Notional Amounts. Voting Interests shall be allocated among the Certificates within each such Class in proportion to their Certificate Principal Amounts or Percentage Interests.

      X-A1 Component: An interest only Component represented by the Class X-A Certificates which has a notional amount for any Distribution Date equal to the Class Principal Amount of the Class A-1 Certificates immediately prior to such Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess, if any, of (i) the Pool 1 Net WAC for such Distribution Date over (ii) the Certificate Interest Rate of the Class A-1 Certificates for such Distribution Date. For purposes of Section

5.02(h), the X-A1 Component shall be related to the Group 1 Certificates. For purposes of the definition of "Class Excess Interest Amount", the X-A1 Component shall be related to the Class A-1 Certificates.

      X-A2 Component: An interest-only Component represented by the Class X-A Certificates which has a notional amount for any Distribution Date equal to the Class Principal Amount of the Class A-2 Certificates immediately prior to such Distribution Date and having an interest rate with respect to any Distribution Date (and the related Accrual Period) equal to the excess, if any, of (i) the Pool 2 Net WAC for such Distribution Date over (ii) the Certificate Interest Rate of the Class A-2 Certificates for such Distribution Date. For purposes of
Section 5.02(h), the X-A2 Component shall be related to the Group 2 Certificates. For purposes of the definition of "Class Excess Interest Amount", the X-A2 Component shall be related to the Class A-2 Certificates.

      Section 1.02. Calculations Respecting Mortgage Loans.

      Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as provided by the Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

                                   ARTICLE II.

                              DECLARATION OF TRUST;
                            ISSUANCE OF CERTIFICATES

      Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

                  (a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby establish the Trust Fund and transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.04, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes, without limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor's right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans;
(iii) all of the Depositor's rights under the Mortgage Loan Purchase and Sale Agreement; (iv) all of the Depositor's right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor's rights under any Insurance Policies relating to the Mortgage Loans; (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid assets, including, without limitation, all Insurance Proceeds, Liquidation Proceeds and condemnation awards; and (vii) the Depositor's security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties and any Additional Collateral relating to the Additional Collateral Mortgage Loans, including, but not limited to, any pledge, control and guaranty agreements and the Limited Purpose Surety Bond and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund. Notwithstanding anything to the contrary in this Agreement, the Trust Fund shall not obtain title to or beneficial ownership of any Additional Collateral as a result of or in lieu of the disposition thereof or otherwise.

      The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

      It is agreed and understood by the parties hereto that it is not intended that any Mortgage Loan be included in the Trust Fund that is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act, effective November 27, 2003, the New Mexico Home Loan Protection Act, effective January 1, 2004 and the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004.

      In connection with such transfer and assignment of the Mortgage Loans, the Depositor shall deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, the documents or instruments described in Section 2 of the Custodial Agreement with respect to each Mortgage Loan; provided that in
Section 2a thereof, a lost note affidavit (including a copy of the original Mortgage Note) may be delivered in lieu of the original Mortgage Note (each a "Trustee Mortgage File") (the Custodial Agreement to be deemed modified by the foregoing) so transferred and assigned.

                  (b) The Depositor shall cause the Mortgage Notes with respect to each Mortgage Loan to be completed either (A) in blank, without recourse, or
(B) endorsed to "Wells Fargo Bank, N.A., as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G, Mortgage Pass-Through Certificates, without recourse" and the Depositor shall cause Assignments of Mortgage with respect to each Mortgage Loan other than a Cooperative Mortgage Loan to be completed either (A) in blank or (B) to "Wells Fargo Bank, N.A., as Trustee of the Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G, Mortgage Pass-Through Certificates," within 30 days of the Closing Date for purpose of their recording; provided, however, that such Assignments of Mortgage need not be recorded unless required in writing by the Rating Agencies; provided, further, that with respect to each MERS Mortgage Loan where MERS is not the Mortgagee of record, the original Assignment of Mortgage showing MERS as the assignee of the Mortgage, with the evidence of recording thereon or copies thereof certified by an officer of the Depositor to have been submitted for recordation, shall be delivered to the Trustee.

      If any Mortgage has been recorded in the name of MERS or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfer of beneficial ownership of mortgages maintained by MERS.

                  (c) In instances where a title insurance policy is required to be delivered to the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 270 days of the Closing Date.

                  (d) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above Trustee Mortgage File, shall deliver to the Trustee an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee shall be held by the Servicer in trust for the benefit of the Trustee and the Certificateholders.

      Section 2.02. Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

                  (a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of the Trustee Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof as provided herein. Upon receipt by the Trustee of each Trustee Mortgage File, the Trustee shall review each Trustee Mortgage File in accordance with the review procedures set forth in Section 2 of Amendment No. 1 to the Custodial Agreement.

      In making such verifications, the Trustee may rely conclusively on the Mortgage Loan Schedule and the documents constituting the Trustee Mortgage File, and the Trustee shall have no obligation to independently verify the validity, enforceability, recordability, sufficiency, due authorization or genuineness of any document in any Trustee Mortgage File or any Mortgage Loan hereunder, nor the collectibility, insurability, effectiveness or suitability of any Mortgage Loan hereunder. The Trustee shall prepare an initial certification to be delivered to the Depositor, the Seller and the Servicer on the Closing Date in the form annexed hereto as Exhibit K (the "Initial Certification") with respect to the Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified on the Schedule of Exceptions attached to the Initial Certification (the "Schedule of Exceptions") as not covered by such Initial Certification) listed on the Mortgage Loan Schedule. If the Trustee determines from such verification that any discrepancy or deficiency exists with respect to a Trustee Mortgage File, the Trustee shall note such omission, discrepancy or deficiency on the Schedule of Exceptions attached to the Initial Certification, and shall deliver a copy (which shall be electronic, if requested) of the Schedule of Exceptions to the Depositor on the Closing Date. During the life of the Mortgage Loans (while subject to this Agreement), in the event the Trustee discovers any defect with respect to any Trustee Mortgage File, the Trustee shall give written specification of such defect to the Depositor. Except as specifically provided above, the Trustee shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

                  (b) If in the course of the review described in paragraph (a) of this Section 2.02 the Trustee discovers any document or documents constituting a part of a Trustee Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Trustee, upon discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates to the Depositor, the Seller and the Servicer. Within 90 days of its receipt of such notice (but in no case prior to the 270th day following the Closing Date), the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer's Certificate confirming that such cure has been effected). If the Servicer notifies the Depositor and the Trustee in writing that (i) a loss has occurred and (ii) such loss relates to a Mortgage Loan for which the Trustee previously identified a Material Defect or for which the Servicer has identified a Material Defect and the Depositor has not cured such Material Defect, then the Depositor shall repurchase such Mortgage Loan at the Purchase Price therefor in the event that such loss would, if such Mortgage Loan is not repurchased by the Depositor, constitute a Realized Loss and such loss is attributable to the failure of the Depositor to have cured such Material Defect. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02(b), substitute for such Mortgage Loan a Replacement Mortgage Loan subject to the provisions of Section 2.04.

                  (c) Within 270 days following the Closing Date, the Trustee shall deliver to the Depositor, the Seller and the Servicer, a final certification substantially in the form attached as Exhibit L (the "Final Certification") evidencing the completeness of the Trustee Mortgage Files in its possession or control, with any exceptions noted on the Schedule of Exceptions attached to the Final Certification.

                  (d) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

                  (e) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Mortgage Loan Purchase and Sale Agreement.

      Section 2.03. Representations and Warranties of the Depositor and the Servicer.

                  (a) The Depositor hereby represents and warrants to the Servicer and to the Trustee , for the benefit of the Certificateholders as of the Closing Date or such other date as is specified, that:

                  (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

                  (ii) the execution and delivery by the Depositor of this
            Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

                  (iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

                  (iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or
            (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

                  (vi) immediately prior to the transfer and assignment of the
            Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute,
            (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender's title insurance policy or attorney's opinion of title and abstract of title delivered to the Originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

                  (vii) This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code (the "UCC"), in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

                  (viii) The Mortgage Loans constitute "instruments" within the meaning of the applicable UCC;

                  (ix) Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

                  (x) None of the Mortgage Loans have any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

                  (xi) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee;

                  (xii) As of the Closing Date, each Mortgage Loan is a
            "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f)) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

                  (xiii) As of the Closing Date, no Mortgage Loan provides for interest other than at either (x) a single fixed rate in effect throughout the term of the Mortgage Loan or (y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan;

                  (xiv) As of the Closing Date, no Mortgage is the subject of pending or final foreclosure proceedings; and

                  (xv) As of the Closing Date, the Depositor would not initiate foreclosure proceedings with respect to any Mortgage Loan based on such Mortgage Loan's delinquency status prior to the next scheduled payment date for such Mortgage Loan.

      The foregoing representations made in this Section 2.03 by the Depositor shall survive the termination of this Agreement and shall not be waived by any party hereto

                  (b) The Servicer hereby represents, warrants, and covenants to the Depositor and to the Trustee, for the benefit of the Certificateholders as of the Closing Date that:

                  (i) The Servicer is a corporation duly organized, validly
            existing and in good standing under the laws of the State of New Jersey. The Servicer has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed;

                  (ii) The Servicer has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. The Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (iii) The execution, delivery and performance of this
            Agreement by the Servicer and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder or other action by the Servicer; this Agreement has been duly and validly executed and delivered by the Servicer; and this Agreement is a valid and legally binding agreement of the Servicer, enforceable against the Servicer in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors' rights and the discretion of a court to grant specific performance of contracts;

                  (iv) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of the Servicer's articles of incorporation or by-laws or any other similar corporate or organizational document of the Servicer; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which the Servicer is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to the Servicer; or
            (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of the Servicer;

                  (v) The Servicer holds all licenses, approvals, permits and other authorizations, or exemptions therefrom, required under applicable law to assume responsibility for servicing the Mortgage Loans;

                  (vi) There is no litigation, claim, demand, proceeding or
            governmental investigation existing or pending, or to the knowledge of the Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to the Servicer that could
            (i) have a material adverse effect upon the performance by the Servicer of its obligations under this Agreement or (ii) to the Servicer's knowledge, result in any material loss or liability to Depositor, the Trustee, the Trust Fund or the Seller. Further, to the Servicer's knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation;

                  (vii) The Servicer has been approved by GNMA, Fannie Mae and
            FHLMC and will remain approved as an "eligible seller/servicer" of residential mortgage loans as provided in GNMA, Fannie Mae, or FHLMC guidelines and in good standing. The Servicer has not received any notification from GNMA, Fannie Mae or FHLMC that the Servicer is not in compliance with the requirements of the approved "seller/servicer" status. The Servicer is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. The Servicer has not received any notification from

            HUD that the Servicer is not in compliance with the requirements of the approved mortgagee status;

                  (viii) The servicing practices to be used by the Servicer
            under this Agreement are, and shall remain, in all material respects in compliance with Accepted Servicing Practices, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and Fannie Mae guidelines, as applicable;

                  (ix) The Servicer has not received written notice from or on behalf of FHA, HUD, FDIC, Fannie Mae, FHLMC or GNMA, advising the Servicer of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans;

                  (x) The Servicer has in place a contingency plan that will enable it to perform its obligations under this Agreement in all material respects, at another location within five (5) Business Days in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency;

                  (xi) The Servicer maintains and shall maintain, in good
            standing, all licenses and approvals necessary to service the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over the Servicer. The Servicer has filed applications for all applicable licenses and qualifications to do business and to service the Mortgage Loans in the U.S. Virgin Islands;

                  (xii) The Servicer maintains and shall at all times maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by Fannie Mae;

                  (xiii) The Servicer has, and shall at all times maintain
            during the term of this Agreement, sufficient systems, including but not limited to the Servicer's EDP, and trained and experienced personnel in place to perform its obligations under this Agreement;

                  (xiv) For so long as, and to the extent that, the Servicer services the Mortgage Loans, the Servicer will continue to comply with each applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event the Depositor or the Trustee has a reasonable good faith belief in the Servicer's non-compliance with this representation and warranty and upon the Depositor's or the Trustee's written request, the Servicer shall deliver to the Depositor or the Trustee reasonable evidence of compliance with any of the requirements of this representation and warranty; and

                  (xv) Neither the Servicer, its parent, nor any of its
            subsidiaries is in bankruptcy, receivership or conservatorship. The Servicer has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification obligations,

      Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in this Section 2.03(B) which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor servicer selected by the Depositor with the prior consent and approval of the Trustee. Such assignment shall be made in accordance with this Agreement.

      Section 2.04. Discovery of Breach; Repurchase or Substitution of Mortgage Loans.

                  (a) Pursuant to Sections 3(a) and 3(b) of the Mortgage Loan Purchase and Sale Agreement, the Seller has made certain representations and warranties as to the characteristics of the Mortgage Loans (such representations and warranties are set out in full in Schedule B of this Agreement) as of the Closing Date and the conveyance thereof from the Seller to the Depositor, for the benefit of the Trustee and the Certificateholders, and the Seller has agreed to comply with the provisions of this Section 2.04 in respect of a breach of any of such representations and warranties.

      It is understood and agreed that (i) the representations and warranties of the Depositor and the Servicer set forth in Section 2.03 and (ii) the representations and warranties of the Seller set forth in Sections 3(a) and 3(b) of the Mortgage Loan Purchase and Sale Agreement shall survive delivery of the Trustee Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery (i) by the Depositor, the Seller, the Servicer or the Trustee of a breach of any representation or warranty made by the Depositor under Section
2.03 which materially adversely affects the value of a Mortgage Loan or the interest therein of the Certificateholder (a "Defective Mortgage Loan"), or (ii) by the Depositor or the Seller of the breach by the Seller of any representation or warranty under the Mortgage Loan Purchase and Sale Agreement in respect of any Mortgage Loan, which breach results in the Mortgage Loan being a "Defective Mortgage Loan" (each of such parties hereby agreeing to give written notice of such breach to the Trustee and the other of such parties), the Trustee, or its designee, shall promptly notify the Depositor in writing of such breach and request that the Depositor cure or cause the cure of such breach within 90 days from the date that the Depositor discovered or was notified of such breach, and if the Depositor does not cure such breach in all material respects during such period, the Trustee shall (i) in the case of an uncured breach under Section 2.03, cause the Depositor to repurchase such Defective Mortgage Loan at the Purchase Price and (ii) in the case of an uncured breach by the Seller under the Mortgage Loan Purchase and Sale Agreement, cause the Depositor to enforce the Seller's obligation under the Mortgage Loan Purchase and Sale Agreement to repurchase that Defective Mortgage Loan from the Trust Fund at the Purchase Price, in each case on or prior to the Determination Date following the expiration of such 90-day period (subject to Section 2.04(b) below); provided, however, that, in connection with any such breach under clause (ii) above that could not reasonably have been cured within such 90-day period, if the Seller shall have commenced to cure such breach within such 90-day period and, if the defective Mortgage Loan qualifies as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code following such 90-day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within an additional 90-day period. The Purchase Price for the repurchased Defective Mortgage Loan shall be deposited in the related Distribution Account, and the Trustee, or its designee, upon receipt of such deposit and two copies of a Request for Release with respect to such Defective Mortgage Loan, shall release to the Seller or the Depositor, as applicable, the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Defective Mortgage Loan released pursuant hereto and the Trustee, or its designee, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Defective Mortgage Loan as provided above, the Seller may cause such Defective Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the limitations set forth in Section 2.04(b) below. It is understood and agreed that the obligation of the Seller (or the Depositor, if applicable) to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against the Seller (or the Depositor, if applicable) respecting such breach available to the Trustee on behalf of the Certificateholders. With respect to the representations and warranties described in Schedule B which are made to the best of the Seller's knowledge, if it is discovered by any of the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

                  (b) Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.04(a) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the Trustee for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers' Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Amount (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Replacement Mortgage Loan and, within 45 days thereafter, shall review such Mortgage Documents as specified in this Agreement under Section 2.02(a) and deliver to the Depositor, with respect to such Replacement Mortgage Loans, a certification substantially in the form of a revised Initial Certification, with any exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor a certification substantially in the form of a revised Final Certification, with respect to such Replacement Mortgage Loans, with any exceptions noted thereon. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the Seller. For the month of substitution, distributions to Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage in the Due Period preceding the month of substitution and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase and Sale Agreement, including all representations and warranties thereof included in the Mortgage Loan Purchase and Sale Agreement, in each case as of the date of substitution.

      For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee, based upon information provided by the Servicer, shall determine the excess (each, a "Substitution Amount"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month's interest on such excess amount at the applicable Net Mortgage Rate. On the date of such substitution, the Seller shall deliver or cause to be delivered to the Servicer for deposit in the Custodial Account an amount equal to the related Substitution Amount, if any, and the Trustee, upon receipt of the related Replacement Mortgage Loan or Loans and two copies of a Request for Release with respect to the Deleted Mortgage Loan or Loans, shall release to the Seller the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

      In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(l) of the Code or on "contributions after the startup date" under Section 860G(d)(l) of the Code, or
(b) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

                  (c) Upon discovery by the Seller, the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Seller or Depositor, as applicable, shall repurchase, or the Seller, subject to the limitations set forth in Section 2.04(b), shall substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Sections 2.04(a) and 2.04(b) above. The Trustee shall re-convey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

      The Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the Servicer and any Certificateholder may sustain in connection with any actions of such party relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.04 and the Mortgage Loan Purchase and Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code, or (ii) any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                  (d) Notwithstanding anything to the contrary in this Agreement, Seller shall service and administer the Additional Collateral, it being understood and agreed that only Seller shall service and administer the related securities accounts, lines of credit and guarantees with respect to Additional Collateral.

      Section 2.05. Grant Clause.

                  (a) It is intended that the conveyance of the Depositor's right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates a first priority security interest in all of the Depositor's right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

                  (b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee's security interest in or lien on the Mortgage Loans and the other property described above, including without limitation (x) continuation statements, and
(y) such other statements as may be occasioned by (1) any change of name of Seller, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. The Depositor shall not organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans and the other property described above. In connection with the transactions contemplated by this Agreement, the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

                                  ARTICLE III.

                                THE CERTIFICATES

      Section 3.01. The Certificates.

                  (a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount, or Class Notional Amount, as applicable, or in the Percentage Interests, specified herein. Each Class of Book-Entry Certificates will be issued in the minimum denominations in Certificate Principal Amount (or Class Notional Amount) specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. Each Class of Non-Book-Entry Certificates other than the Residual Certificates shall be issued in definitive, fully registered form in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Residual Certificates shall be issued as single Certificates and maintained in definitive, fully registered form in a denomination equal to 100% of the Percentage Interest of each such Class.

                  (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee or an Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Trustee Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or of an Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

                  (c) The Class X-B, Class B-4, Class B-5 and Class B-6 certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a "Restricted Global Security").

      Section 3.02. Registration.

      The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Trustee may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

      Section 3.03. Transfer and Exchange of Certificates.

                  (a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount (or Notional Amount) as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

                  (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount (or Notional Amount) as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

                  (c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

      The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

                  (i) The Certificate Registrar shall register the transfer of a
            Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933
            Act) of the Depositor or (y) being made to a "qualified institutional buyer" (a "QIB") as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act") by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit G hereto; and

                  (ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an "accredited investor" under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit H hereto.

                  (d)(i) No transfer of an ERISA Restricted Certificate that is a Class A-R Certificate may be made to any Person that is an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), or to any Person directly or indirectly acquiring a Class A-R Certificate for, on behalf of or with any assets of any such Plan. Each Person to whom a Class A-R Certificate is to be transferred shall be required or deemed to represent that it is not a Plan, as set forth in Exhibit B.

                  (ii) No transfer of an ERISA-Restricted Certificate other than a Class A-R Certificate shall be made unless the prospective transferee provides the Trustee and the Depositor with (A) a representation as set forth in Exhibit I to the effect that such transferee is not a Plan and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation as set forth in Exhibit I that such transferee is an insurance company that is acquiring the ERISA-Restricted Certificate with assets contained in an "insurance company general account," as defined in
Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee and the Depositor to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Certificate Registrar, the Depositor, the Servicer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Certificate Registrar, the Depositor, the Servicer or the Trustee.

                  (iii) For purposes of paragraphs (i) and (ii) of this Subsection 3.03(d), other than subparagraph (ii)(C), the representation as set forth in Exhibit B or Exhibit I, as applicable, shall be deemed to have been made to the Trustee or the Depositor by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates). Notwithstanding any other provision herein to the contrary, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee or the Depositor of a representation or an Opinion of Counsel satisfactory to the Trustee or the Depositor as described above shall be void and of no effect. None of the Certificate Registrar, the Depositor, the Servicer or the Trustee shall be under any liability to any Person for any registration or transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 3.03(d) nor shall the Paying Agent be under any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Certificate Registrar, Depositor, Servicer, Paying Agent and/or Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact a Plan and that held such Certificate in violation of this Section 3.03(d) all payments made on such ERISA Restricted Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

                  (iv) Notwithstanding the foregoing, no representation or Opinion of Counsel shall be required for the initial issuance of the ERISA Restricted Certificates.

                  (e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

                  (f) Notwithstanding anything to the contrary contained herein, no Residual Certificate or beneficial interest therein may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or
(ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a "Non-permitted Foreign Holder").

      Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate or a beneficial interest therein, the proposed transferee shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a "Permitted Transferee"), and the proposed transferor shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this
Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or at any subsequent time became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either of such times (and all costs and expenses, including but not limited to attorneys' fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

      If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), such transfer shall be absolutely null and void and shall vest no rights in the purported transferee and the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

                  (g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder's or Owner's acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

      Section 3.04. Cancellation of Certificates.

      Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

      Section 3.05. Replacement of Certificates.

      If (i) any Certificate is mutilated and is surrendered to the Trustee or the Certificate Registrar or (ii) the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

      Section 3.06. Persons Deemed Owners.

      Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Trustee, the Certificate Registrar, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

      Section 3.07. Temporary Certificates.

                  (a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

                  (b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount (or Notional Amount) of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

      Section 3.08. Appointment of Paying Agent.

      The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause any Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the

Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

      Section 3.09. Book-Entry Certificates.

                  (a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

                  (i) the provisions of this Section 3.09 shall be in full force and effect;

                  (ii) the Certificate Registrar, the Paying Agent and the
            Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency and shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency's normal procedures;

                  (iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

                  (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

                  (b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

                  (c) If (i) (A) the Clearing Agency or the Depositor advises the Paying Agent in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Paying Agent, (ii) the

Depositor, at its option, advises the Paying Agent in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount (or Class Notional Amount) of a Class of Book-Entry Certificates advise the Paying Agent and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book-Entry Certificates, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. Neither the Depositor, the Certificate Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

                                  ARTICLE IV.

                        ADMINISTRATION OF THE TRUST FUND

      Section 4.01. Custodial Accounts; Distribution Account.

                  (a) On or prior to the Closing Date, the Servicer shall establish and maintain one or more Custodial Accounts, as provided herein, into which the Servicer shall deposit daily, within two Business Days of receipt thereof, in immediately available funds, any Scheduled Payments and unscheduled payments with respect to the Mortgage Loans, net of any deductions or reimbursements permitted under this Agreement. Prior to 1:00 p.m. New York City time on each Distribution Account Deposit Date, the Servicer shall remit to the Trustee for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of this Agreement.

                  (b) Funds in the Custodial Accounts may be invested in Permitted Investments selected by the Servicer, which shall mature not later than one Business Day prior to the Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the Servicer or is managed or advised by the Servicer or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution Account Deposit Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Servicer (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Servicer as servicing compensation and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Accounts by the Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

                  (c) The Trustee, shall establish and maintain an Eligible Account entitled "Distribution Account of Wells Fargo Bank, N.A., as Trustee, for the benefit of Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G Holders of Mortgage Pass-Through Certificates." The Trustee shall, promptly upon receipt from the Servicer on each Distribution Account Deposit Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

                  (i) the aggregate of collections with respect to the Mortgage
            Loans remitted by the Servicer from the Custodial Accounts in accordance with this Agreement, including the amount of any Advances or Compensating Interest Payments with respect to the Mortgage Loans required to be paid by the Servicer; and

                  (ii) any other amounts so required to be deposited in the
            Distribution Account in the related Due Period pursuant to this Agreement.

                  (c) In the event Servicer has remitted in error to the Distribution Account any amount not required to be remitted in accordance with the definition of Available Distribution Amount, it may at any time direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer, as applicable, by delivery of an Officer's Certificate of the Servicer to the Trustee which describes the amount deposited in error.

                  (d) On each Distribution Date and Purchase Date, the Trustee shall distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in
Section 5.02. The Trustee may from time to time withdraw from the Distribution Account and pay itself or the Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to the clauses (A) through (D) of the definition of Available Distribution Amount.

                  (e) Funds in the Distribution Account may be invested in Permitted Investments selected by the Trustee, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Trustee or is managed or advised by the Trustee or its affiliates, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Trustee out of its own funds, without any right of reimbursement therefor, immediately as realized. Any such funds that are not invested in Permitted Investments may be held uninvested.

      Section 4.02. Reports to Trustee and Certificateholders.

      On each Distribution Date, the Trustee shall have prepared and shall make available to each Certificateholder and other interested parties a written report setting forth the following information (based solely on the report provided to the Trustee by the Servicer pursuant to Section 9.18).

                  (i) the amount of the distributions, separately identified, with respect to each Class of Certificates;

                  (ii) the amount of the distributions set forth in the clause
            (i) allocable to principal, separately identifying the aggregate amount of any Principal Prepayments or other unscheduled recoveries of principal included in that amount;

                  (iii) the amount of the distributions set forth in the clause
            (i) allocable to interest and how it was calculated;

                  (iv) the amount of any unpaid Interest Shortfall, Basis Risk
            Shortfall or Unpaid Basis Risk Shortfall (if applicable) and the related accrued interest thereon, with respect to each Class of Certificates;

                  (v) the Class Principal Amount of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

                  (vi) the Aggregate Stated Principal Balance of the Mortgage
            Loans in each Mortgage Pool and the applicable Net WAC of the Mortgage Loans at the end of the related Prepayment Period;

                  (vii) the Stated Principal Balance of the Mortgage Loans in
            each Mortgage Pool whose Mortgage Rates adjust on the basis of the One-Month LIBOR index and the Six-Month LIBOR index at the end of the related Prepayment Period;

                  (viii) the Pro Rata Senior Percentage, Senior Percentage and the Subordinate Percentage for each Mortgage Pool for the following Distribution Date;

                  (ix) the Senior Prepayment Percentage and Subordinate
            Prepayment Percentage for each Mortgage Pool the following Distribution Date;

                  (x) in the aggregate and with respect to each Mortgage Pool, the amount of Servicing Fee paid to or retained by the Servicer;

                  (xi) in the aggregate and with respect to each Mortgage Pool, the amount of Advances for the related Due Period;

                  (xii) in the aggregate and with respect to each Mortgage Pool, the number and Stated Principal Balance of the Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and
            (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

                  (xiii) in the aggregate and with respect to each Mortgage
            Pool, for any Mortgage Loan as to which the related Mortgaged Property was an REO property during the preceding calendar month, the principal balance of that Mortgage Loan as of the close of business on the last day of the related Due Period;

                  (xiv) in the aggregate and with respect to each Mortgage Pool, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

                  (xv) in the aggregate and with respect to each Mortgage Pool, the amount of Realized Losses incurred during the preceding calendar month;

                  (xvi) in the aggregate and with respect to each Mortgage Pool, the cumulative amount of Realized Losses incurred since the Closing Date;

                  (xvii) the Realized Losses, if any, allocated to each Class of
            Certificates on that Distribution Date;

                  (xviii) the Certificate Interest Rate for each Class of
            Certificates for that Distribution Date;

                  (xix) the amount of any Principal Transfer Amounts or Interest
            Transfer Amounts paid to an Undercollateralized Group or Principal Transfer Amounts between Groups in the event of Rapid Prepayment Conditions; and

                  (xx) for each Class of Certificates, the amounts accrued or paid in respect of each deemed interest rate cap agreement under which such Class of Certificates is deemed entitled to receive or deemed obligated to make payments as provided for in Section 10.01 hereof.

      The Trustee shall make such reports available each month via its website at http://www.ctslink.com. Assistance in using the website may be obtained by calling the Trustee's customer service desk at (301) 815-6600. Certificateholders and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Trustee and indicating such. In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Trustee by the Servicer, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

      Upon receipt by the Trustee of the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee shall provide, or cause to be provided (or, to the extent that such information or documentation is not required to be provided by a Servicer under this Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Trustee shall be entitled to be reimbursed by such Certificateholders for the Trustee's actual expenses incurred in providing such reports and access.

      The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1, REMIC 2 and the Upper Tier REMIC, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Depositor shall cause the Servicer to provide the Trustee with such information as is necessary for the Trustee to prepare such reports.

                                   ARTICLE V.

                    DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

      Section 5.01. Distributions Generally.

                  (a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by check mailed to each Certificateholder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request made to the Trustee at least five Business Days prior to the related Record Date by any Certificateholder owning an aggregate initial Certificate Principal Amount of at least $1,000,000, or in the case of a Class of Class X Certificates or Residual Certificate, a Percentage Interest of not less than 100%, by wire transfer in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar's Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

                  (b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

      Section 5.02. Distributions from the Distribution Account.

                  (a) Subject to Sections 5.02(g) and 5.02(h), on each Distribution Date, the Available Distribution Amount for the related Mortgage Pool (in the case of the Components of the Class X-A Certificates and the Senior Certificates other than the Class X-B Certificates) and the Mortgage Pools in the aggregate (in the case of the Subordinate Certificates and the Class X-B Certificates) shall be withdrawn by the Trustee from the Distribution Account and allocated among the classes of Senior Certificates and Subordinate Certificates in the following order of priority:

                  (i) Concurrently, to the payment of the Interest Distribution
            Amount and any accrued but unpaid Interest Shortfalls with respect to each class of Senior Certificates (other than the Class X Certificates) and the Components, with, subject to the proviso set forth below, (x) all amounts payable in respect of Component XB1, Component XB2 and Component XB3 being payable to the Class X-B Certificates and (y) all amounts payable in respect of the X-A1 Component and X-A2 Component being payable to the Class X-A Certificates; provided, however, that on each Distribution Date, amounts that would otherwise be payable to the Class X-A or Class X-B Certificates under this clause (a)(i) will (A) in the case of amounts otherwise payable to the Class X-A Certificates in respect of the X-A1 Component, be paid to the Class A-1 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class A-1 Certificates as of such Distribution Date, (B) in the case of amounts otherwise payable to the Class X-A Certificates in respect of the X-A2 Component, be paid to the Class A-2 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class A-2 Certificates as of such Distribution Date, and (C) in the case of amounts otherwise payable to the Class X-B Certificates, be paid to the Class B-1, Class B-2 and Class B-3 Certificates to the extent of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for the Class B-1, Class B-2 and Class B-3 Certificates, respectively, as of such Distribution Date;

                  (ii) Concurrently, to the Senior Certificates from the
            Available Distribution Amount remaining in the related Mortgage Pool after application of amounts pursuant to clause (i) above, as follows:

                        (A) to the Class A-R Certificate and Class A-1
                  Certificates, the Senior Principal Distribution Amount for Pool 1, sequentially, until their respective Class Principal Amounts have been reduced to zero; and

                        (B) to the Class A-2 Certificates, the Senior Principal
                  Distribution Amount for Pool 2, until the Class Principal Amount thereof have been reduced to zero.

                  (iii) From the Available Distribution Amount from the Mortgage
            Pools in the aggregate remaining after the application of amounts pursuant to clauses (i) and (ii) above, to the Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, the Interest Distribution Amount and any Interest Shortfalls, in each case, for such Class on such date;

                  (iv) From the Available Distribution Amount from the Mortgage
            Pools in the aggregate remaining after application of amounts pursuant to clauses (i) through (iii) above, to the Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, such Class' Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (v) From the remaining Available Distribution Amount from the
            Mortgage Pools in the aggregate remaining after application of amounts pursuant to clauses (i) through (iv) in the following order of priority:

                        (A) to the Class B-4 Certificates, the payment of its
                  Interest Distribution Amount and any outstanding Interest Shortfalls;

                        (B) to the Class B-4 Certificates, such Class'
                  Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                        (C) to the Class B-5 Certificates, the payment of its
                  Interest Distribution Amount and any outstanding Interest Shortfalls;

                        (D) to the Class B-5 Certificates, such Class'
                  Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                        (E) to the Class B-6 Certificates, the payment of its
                  Interest Distribution Amount and any outstanding Interest Shortfalls; and

                        (F) to the Class B-6 Certificates, such Class'
                  Subordinate Class Percentage of the Subordinate Principal Distribution Amount for each Mortgage Pool, until its Class Principal Amount has been reduced to zero;

                  (vi) To the Class A-R Certificate, any remaining amount of the
            Available Distribution Amount from the Mortgage Pools in the aggregate allocated as provided in Section 5.02(d).

      Amounts that would have been distributed in respect of the Class X-A and Class X-B Certificates, but for the proviso set forth in clause (a)(i) above shall be treated as having been distributed to the Class X-A Certificates (in respect of the X-A1 Component, in the case of payments to the Class A-1 Certificates, and the X-A2 Component, in the case of payments to the Class A-2 Certificates) and the Class X-B Certificates, as the case may be, for purposes of determining subsequent Interest Shortfalls with respect to the Class X-B Certificates and the Components of the Class X-A Certificates.

                  (b) On each Distribution Date on and after the Credit Support Depletion Date, the Available Distribution Amount for each Mortgage Pool shall be distributed to the remaining Classes of Certificates of the related Certificate Group (and to the related Components of the Class X-A Certificates) on a pro rata basis, first, to pay the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls; provided, however, that on each Distribution Date with respect to the Class A-1 or Class A-2 Certificates (as applicable) (i) the amount of the Interest Distribution Amount that would otherwise be payable to the X-A1 Component will be paid to the Class A-1 Certificates to the extent of any Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls for the Class A-1 Certificates, and (ii) the amount of the Interest Distribution Amount that would otherwise be payable to the X-A2 Component will be paid to the Class A-2 Certificates to the extent of any Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls for the Class A-2 Certificates, second, to pay the Senior Principal Distribution Amount for such Mortgage Pool; and third, to the Class A-R Certificate, any remaining Available Distribution Amount from such Mortgage Pool.

      Amounts that would have been distributed in respect of the X-A1 Component or X-A2 Component but for the proviso set forth in this Section 5.02(b) shall be treated as having been distributed to such Components for purposes of determining subsequent Interest Shortfalls with respect to such Components.

                  (c) Notwithstanding the priority and allocation set forth in
Section 5.02(a)(iv) and Section 5.02(a)(v) above, if with respect to any Class of Subordinate Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of Subordinate Certificates which have a higher numerical Class designation than such Class is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments shall be made to any such Classes and the amount of such Principal Prepayment otherwise distributable to such Classes shall be distributed to any Classes of Subordinate Certificates having lower numerical Class designations than such Class, pro rata, based on the Class Principal Amounts of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in
Section 5.02(a)(iv) and Section 5.02(a)(v) above.

                  (d) Amounts distributed to the Residual Certificates pursuant to subparagraph (a)(vi) of this Section 5.02 on any Distribution Date shall be allocated among the REMIC residual interests represented thereby such that each such interest is allocated the excess of funds available to the related REMIC over required distributions to the regular interests in such REMIC on such Distribution Date.

                  (e) For purposes of distributions provided in this Section 5.02, each Mortgage Pool shall "relate" to the Senior Class or Classes of the applicable Related Certificate Group, the X-A1 Component shall be related to Pool 1 and the X-A2 Component shall be related to Pool 2.

                  (f) For purposes of distributions of interest in paragraph (a) of this Section 5.02 such distributions to a Class of Certificates on any Distribution Date shall be made first, in respect of Current Interest; and second, in respect of Interest Shortfalls.

                  (g) Notwithstanding the priority of distributions set forth in paragraph (a) of this Section 5.02, if on any Distribution Date prior to the Credit Support Depletion (1) either one of the Rapid Prepayment Conditions is satisfied on such date and (2) the Certificate Principal Amount of the Senior Certificates relating to one of the Mortgage Pools has been reduced to zero, then that portion of the Available Distribution Amount for such Mortgage Pool described in Section 5.02(a)(ii) that represents principal collections on the Mortgage Loans shall be applied as an additional distribution to the remaining Classes of Senior Certificates on a pro rata basis in reduction of, and in proportion to, the Class Principal Amounts thereof; provided, however, that any such amounts distributable to the Class A-R and Class A-1 Certificates shall be distributed sequentially thereto in such order.

                  (h) If, on any Distribution Date, any Certificate Group would constitute an Undercollateralized Group and the other Certificate Group constitutes an Overcollateralized Group, then notwithstanding Section 5.02(a)(ii), the Available Distribution Amount for the Overcollateralized Group to the extent remaining following distributions of interest and principal to the related Senior Certificates of that Certificate Group and to the Components of the Class X-A Certificates, if any, related to the Overcollateralized Group, shall be distributed up to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group to the Senior Certificates related to the Undercollateralized Group and to the Components of the Class X-A Certificates related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to such Senior Certificates as principal, in the same order and priority as such Certificates would receive other distributions of principal.

      Section 5.03. Allocation of Losses.

                  (a) On or prior to each Distribution Date, the Trustee shall aggregate the information provided by the Servicer with respect to the total amount of Realized Losses, with respect to the Mortgage Loans for the related Distribution Date.

                  (b) On each Distribution Date, the principal portion of Realized Losses with respect to such Distribution Date shall be allocated as follows:

                  (i) Realized Losses shall be allocated in the following order:

            first, to the Classes of Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates with the highest numerical Class designation) until the Class Principal Amount of each such Class is reduced to zero; and

            second, to each Class of Senior Certificates relating to the Mortgage Pool which sustained such loss (allocated among the Senior Classes relating to such Mortgage Pool on a pro rata basis) in each case, until the Class Principal Amount of each Class of Senior Certificates is reduced to zero.

                  (ii) Reserved.

                  (iii) The Class Principal Amount of the Class of Subordinate
            Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Amounts of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses, on such Distribution Date) exceeds the Aggregate Stated Principal Balance for the following Distribution Date.

                  (iv) Any allocation of a loss pursuant to this section to a
            Class of Certificates shall be achieved by reducing the Class Principal Amount thereof by the amount of such loss.

                  (c) Notwithstanding the other provisions of Section 5.03, the first $0.13 of Realized Losses shall not be allocated to any Class of Certificates.

      Section 5.04. Advances.

      If the Servicer fails to remit any Advance required to be made under this Agreement, the Trustee solely in its capacity as successor Servicer shall itself make, or shall cause the successor

Servicer to make, such Advance. If the Trustee solely in its capacity as successor Servicer determines that an Advance is required, it shall on the Business Day preceding the related Distribution Date immediately following such Determination Date remit from its own funds (or funds advanced by the successor Servicer) for deposit in the Distribution Account immediately available funds in an amount equal to such Advance. Each of the Trustee and the Servicer shall be entitled to be reimbursed for all Advances made by it, respectively. Notwithstanding anything to the contrary herein, in the event the Trustee (or successor servicer) determines in its reasonable judgment that an Advance is Nonrecoverable, the Trustee (or successor servicer) shall be under no obligation to make such Advance.

                                  ARTICLE VI.

                    CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

      Section 6.01. Duties of Trustee.

                  (a) The Trustee, except during the continuance of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders.

                  (c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee of liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates as provided in Section 6.18 hereof;

                  (ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Servicer (i) to remit funds (or to make Advances) or (ii) to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement;

                  (iii) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement;

                  (iv) The Trustee shall not be responsible for any act or
            omission of the Servicer, the Depositor or the Seller.

                  (d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

                  (e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

                  (f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (g) The Trustee shall not be held liable by reason of any insufficiency in the Distribution Account resulting from any investment loss on any Permitted

Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

                  (h) Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any re-recording, refiling or redepositing of any thereof, (B) to see to the provision of any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                  (i) The Trustee shall not be liable, in its individual capacity, for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (j) Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

      Section 6.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

                  (i) The Trustee may request, and may rely and shall be
            protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (iii) The Trustee shall not be personally liable for any
            action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by the Holders of at least a majority in Class Principal Amount

            (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

                  (v) The Trustee may execute any of the trusts or powers
            hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on it by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

                  (vi) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

      Section 6.03. Trustee Not Liable for Certificates.

      The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

      Section 6.04. Trustee May Own Certificates.

      The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

      Section 6.05. Eligibility Requirements for Trustee.

      The Trustee hereunder shall at all times (i) be an institution insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not be an Affiliate of the Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

      Section 6.06. Resignation and Removal of Trustee.

                  (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, or (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating, then the Depositor shall remove the Trustee and the Depositor shall appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy each to the successor trustee and one copy to the Servicer.

                  (c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates may at any time upon 30 days' written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee; the Depositor shall thereupon appoint a successor trustee in accordance with this Section.

                  (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance by the successor trustee of appointment, as provided in Section 6.07.

      Section 6.07. Successor Trustee.

                  (a) Any successor trustee appointed as provided in Section
6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee. The predecessor trustee shall deliver to the successor trustee all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

                  (c) Upon acceptance by a successor trustee of appointment as provided in this Section, the predecessor trustee shall mail notice of the succession of such successor trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the Depositor.

      Section 6.08. Merger or Consolidation of Trustee.

      Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, in the case of the Trustee, such Person shall be eligible under the provisions of Section 6.05.

      Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

                  (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section
5.04 hereof shall not be affected or assigned by the appointment of a co-trustee.

                  (b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations
            conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian at the sole discretion of the Trustee;

                  (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

                  (iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Servicer.

                  (d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

                  (f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

                  (g) The Trust shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

      Section 6.10. Authenticating Agents.

                  (a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. If such an agent is so appointed by the Trustee, wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

                  (b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                  (c) Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the

Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

      Section 6.11. Indemnification of Trustee.

      The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Depositor and the Trust Fund; provided that the Trust Fund's indemnification under this Section 6.11 is limited by Section 4.01(d) for any loss, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements (and, in connection with any custody agreement the Trustee may enter pursuant to this Agreement, including the reasonable compensation and the expenses and disbursements of its agents or counsel)), incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof;

                  (ii) while maintaining control over its own defense, the
            Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

                  (iii) notwithstanding anything to the contrary in this Section
            6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

                  (iv) the Trust's Fund's indemnification obligations hereunder shall be limited to losses, liability, costs or expenses, payments in respect of which by the Trust Fund would constitute "unanticipated expenses" within the meaning of Treasury Regulations
            Section 1.860G-1(b)(3)(ii)).

      The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to, any loss, liability or expense under any environmental law.

      Section 6.12. Fees and Expenses of the Trustee.

      As compensation for its services hereunder, the Trustee shall be entitled to retain any and all investment earnings on amounts on deposit in the Distribution Account pending the distribution of such funds to Certificateholders on each Distribution Date (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). Any expenses incurred by the Trustee shall be reimbursed to the extent provided in Section 6.11.

      Section 6.13.     Collection of Monies.

      Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

      Section 6.14. Events of Default; Trustee To Act; Appointment of Successor.

                  (a) "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to make any Advance, to
            deposit in the Custodial Account or to remit to the Trustee any payment required to be made under the terms of this Agreement on the day it is due;

                  (ii) any material breach on the part of the Servicer of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and a thirty
            (30) day curative period;

                  (iii) following entry against the Servicer of a decree or
            order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Servicer in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of the Servicer's affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty
            (60) days;

                  (iv) upon consent by the Servicer to the appointment of a
            trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer's property;

                  (v) upon the Servicer's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations; or

                  (vi) the Servicer ceases to be eligible to sell mortgage loans to or service mortgage loans for FNMA, FHLMC or GNMA or ceases to be a HUD-approved mortgagee.

      If an Event of Default shall occur and be continuing, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Agreement, by notice in writing to the Servicer either (x) the Depositor or (y) the Trustee may (or the Trustee shall if so directed by Certificateholders evidencing more than 50% of the Class Principal Amount (or Class Notional Amount) of each Class of Certificates) terminate all of the rights and obligations of the Servicer under this Agreement in accordance with the terms of this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee; and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise.

      If any Event of Default shall occur, the Trustee, upon becoming aware of the occurrence thereof, shall promptly notify the Depositor and each Rating Agency of the nature and extent of such Event of Default.

                  (b) Within 90 days of the time the Servicer receives a notice of termination from the Trustee pursuant to Section 6.14, the Trustee, unless another Servicer shall have been appointed, shall be the successor in all respects to the Servicer in its capacity as such under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Servicer thereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by this Agreement or this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Servicer prior to the issuance of any notice of termination. The Trustee shall have no liability relating to any representations and warranties of the Servicer set forth in this Agreement. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability provided to the Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Servicer under this Agreement.

      The Trustee shall be entitled to be reimbursed by the Depositor and the Trust Fund (pursuant to Section 6.11 but without regard to any annual limitation thereunder), in the event that the Servicer does not reimburse the Trustee under this Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively (such costs, "Servicing Transfer Costs").

                  (c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or, with the consent of the Depositor, appoint on its own behalf any established housing and home finance institution servicer, or servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor servicer as are set forth in this Agreement and reasonably satisfactory to the Depositor, as the successor to the Servicer in the assumption of all of the responsibilities, duties or liabilities of a servicer, like the Servicer. Any entity designated by the Trustee as a successor servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor servicer, the Trustee, in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate's actions and omissions in performing its duties under this Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith and therewith. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Servicer to cooperate as required by this Agreement, (iii) the failure of the Servicer to deliver the Mortgage Loan data to the Trustee as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Servicer.

      Section 6.15. Additional Remedies of Trustee Upon Event of Default.

      During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of the Trust Fund, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

      Section 6.16. Waiver of Defaults.

      More than 50% of the Aggregate Voting Interests of Certificateholders may waive any default or Event of Default by the Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Distribution Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

      Section 6.17. Notification to Holders.

      Upon termination of the Servicer or appointment of a successor to the Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificateholders at their respective addresses appearing on the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45-day period.

      Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default.

      Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Servicer or any successor servicer from its rights and duties as servicer) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non-assenting Certificateholders.

      Section 6.19. Preparation of Tax Returns and Other Reports.

                  (a) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. The Trustee shall prepare and file such state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee's possession). The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law.

                  (b) The Trustee shall prepare and file with the Internal Revenue Service ("IRS"), on behalf of each of REMIC 1, REMIC 2 and the Upper Tier REMIC, an application on IRS Form SS-4 or shall obtain a Taxpayer Identification Number for each of REMIC 1, REMIC 2 and the Upper Tier REMIC using another reasonable method. If the application is filed on Form SS-4, the Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Depositor, upon request. The Trustee will file an IRS Form 8811.

                  (c) The Depositor shall prepare or cause to be prepared the initial current report on Form 8-K. Thereafter, within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Securities and Exchange Commission (the "Commission") via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit

\
thereto. Prior to January 31, 2005, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 31, 2005, the Trustee shall file a Form 10-K executed by the Depositor, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor shall be responsible for preparing all filings and certificates required by the Sarbanes-Oxley Act of 2002. The Trustee agrees to promptly furnish to the Depositor, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Depositor reasonably deems appropriate to prepare and file all necessary reports with the Commission.

      Section 6.20. Annual Certificate by Trustee.

                  (a) By March 15th of each year for which a Form 10-K is to be filed with a certification by the Depositor, an officer of the Trustee shall execute and deliver an Officer's Certificate, signed by the senior officer in charge of the Trustee or any officer to whom that officer reports, to the Depositor for the benefit of such Depositor and its officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit P.

                  (b) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or affiliates of its obligations under this Section 6.20 any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Trustee on the one had and the Depositor on the other in connection with a breach of the Trustee's obligations under this Section 6.20, any material misstatement or omission in the Officer's Certificate required under this Section or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

                                  ARTICLE VII.

                         PURCHASE OF MORTGAGE LOANS AND
                          TERMINATION OF THE TRUST FUND

      Section 7.01. Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

                  (a) The respective obligations and responsibilities of the Trustee, the Servicer and the Depositor created hereby (other than the obligation of the Trustee to make payments to Certificateholders as set forth in
Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund at auction in accordance with Section 7.01(c) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof. Any termination of the

Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a "qualified liquidation" under the REMIC Provisions.

                  (b) [Reserved]

                  (c) Any termination of the Trust Fund pursuant to clause
(a)(ii) above shall be effected by the auction by the Trustee of all of the Mortgage Loans and REO Properties via a solicitation of bids in accordance with procedures to be agreed upon by the Trustee and the Depositor. The Trustee shall accept the highest such bid, provided that such bid equals or exceeds the amount described in the definition of "Optional Termination Price." Notwithstanding anything to the contrary herein, the Optional Termination Price received by the Trustee shall be deposited by the Trustee directly into the Distribution Account no later than the Business Day prior to the date of termination.

      The right of the Trustee to conduct an auction pursuant to the preceding paragraph shall be conditioned upon the aggregate outstanding Stated Principal Balance of the Mortgage Loans, at the time of such auction, aggregating ten (10) percent or less of the Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

                  (d) The Servicer and the Trustee shall be reimbursed from the Optional Termination Price for any Advances, Servicer Advances, accrued and unpaid Servicing Fees, the cost of any auction conducted pursuant to (c) above or other amounts with respect to the Mortgage Loans that are reimbursable to such parties under this Agreement.

      Section 7.02. Procedure Upon Termination of Trust Fund.

                  (a) Notice of any optional termination pursuant to the provisions of Section 7.01(c) specifying the Distribution Date upon which the final distribution shall be made or the Purchase Date, shall be given promptly by the Trustee by first class mail to Certificateholders mailed no later than the first day of the month in which the Distribution Date selected for purchase of the Mortgage Loans occurs or upon (x) the sale of all of the property of the Trust Fund by the Trustee or in the case of a sale of assets of the Trust Fund, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Purchase Date and the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section
5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar's Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Trustee and the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

                  (b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

                  (c) Any reasonable expenses incurred by the Trustee, to the extent that such expenses, if paid or reimbursed by the Trust Fund, would constitute "unanticipated expenses" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(ii), in connection with any redemption or termination or liquidation of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

      Section 7.03. Additional Trust Fund Termination Requirements.

                  (a) Any termination of the Trust Fund shall be effected in accordance with the following additional requirements, unless the Trustee seeks and receives an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 89 days prior to the time of the making of the
            final payment on the Certificates upon notification by the Depositor that it intends to exercise its option to cause the termination of the Trust Fund, the Trustee shall adopt a plan of complete liquidation prepared by the Depositor of the Trust Fund on behalf of each REMIC, meeting the requirements of a qualified liquidation under the REMIC Provisions;

                  (ii) Any sale of the assets of the Trust Fund pursuant to
            Section 7.01 or 7.02 shall be a sale for cash and shall occur at or after the time of adoption of such a plan of complete liquidation and prior to the time of making of the final payment on the Certificates;

                  (iii) On the date specified for final payment of the
            Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with
            Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time; and

                  (iv) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

                  (b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee under this

Section and to take such other action in connection therewith as may be reasonably requested by the Trustee.

                                 ARTICLE VIII.

                          RIGHTS OF CERTIFICATEHOLDERS

      Section 8.01. Limitation on Rights of Holders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing itself of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 8.02. Access to List of Holders.

                  (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

                  (b) If three or more Holders or Certificate Owners (hereinafter referred to as "Applicants") apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

                  (c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that neither the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

      Section 8.03. Acts of Holders of Certificates.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

                  (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same

Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

                                  ARTICLE IX.

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

      Section 9.01. Servicer to Act as Servicer.

                  (a) Commencing on the Closing Date, the Servicer shall service each Mortgage Loan in accordance with Accepted Servicing Practices.

                  (b) The Servicer shall maintain an EDP containing all information and programming necessary to service the Mortgage Loans in accordance with Section 2.01(a) hereof. The Mortgage Loans shall be grouped on the Servicer's EDP to reflect the Trust Fund as the owner of the Mortgage Loans.

                  (c) The Servicer may not waive, modify or vary any term of a Mortgage Note without the Depositor's prior written consent. The Servicer shall comply with all applicable federal, state and local legal and regulatory requirements (including laws, statutes, rules, regulations and ordinances) in connection with the modification of the Mortgage Note.

                  (d) Notwithstanding anything herein to the contrary, the Servicer shall follow any reasonable directions given by the Trustee and/or the Depositor with respect to the servicing of the Mortgage Loans.

                  (e) With the exception of Ancillary Fees and any other charges expressly permitted by the Mortgage Note and applicable law, the Servicer covenants and agrees that it will not, without the prior written consent of the Seller, charge or collect from any Mortgagor, or trustee under a deed of trust, any fees of any kind including, but not limited to charges for amounts expended by the Servicer, regardless of the characterization of the fee or charge.

                  (f) The Trustee agrees to execute such limited powers of attorney provided to it by the Servicer as are necessary and appropriate to assist the Servicer to carry out its servicing and administrative responsibilities under this Agreement.

                  (g) In connection with its duties hereunder, in the event the Servicer requires an original of any document contained in a Mortgagor's file to service a Mortgage Loan, it shall submit a written request to the Custodian and the Custodian shall provide the original document to the Servicer within two (2) Business Days after receipt of the written request, provided that (a) as to any recorded document, the applicable recorder's office has returned the recorded document to the Servicer or (b) as to the original title insurance policy, the Servicer has received such policy. When requesting a release of documents from the Custodian, the Servicer shall use the form attached hereto as Exhibit N. Notwithstanding the foregoing, the Servicer acknowledges and agrees that the Seller maintains agreements with document custodians selected by it from time to time, pursuant to which such custodians maintain Mortgage Loan files on behalf of the Seller. The Servicer agrees to cooperate with such custodians and request from such custodians the documents and Mortgage Files required by the Servicer which are maintained by such custodians (with a copy of such request sent to the Seller).

                  (h) The Servicer shall not, unless default by the related Mortgagor has occurred or is imminent, knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Servicer shall have provided to the Depositor and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event.

      Section 9.02. Title, Management and Disposition of REO Property.

                  (a) If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee or its designee. Notwithstanding the foregoing, the Servicer shall not acquire title to any Mortgaged Property, or proceed with the management of any REO Property, for which the Servicer has knowledge that such Mortgaged Property or REO Property is affected by hazardous waste. The Servicer shall either itself, or through an agent, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) on behalf of the Trust Fund.

      In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the Trust Fund may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document prepared by the Servicer or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

      Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be held, rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code; or (ii) subject the Trust Fund to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

                  (b) The Servicer shall deposit or cause to be deposited in the applicable Custodial Account, on a daily basis, all revenues received with respect to each REO Property and shall be permitted to withdraw therefrom, to the extent of the amount of such revenues on deposit therein, funds necessary for the proper operation, management and maintenance of such REO Property, including but not limited to the cost of maintaining any hazard insurance and the fees of any managing agent acting on behalf of the Servicer.

                  (c) If the Servicer elects to dispose of an REO Property without utilizing the services of an agent, the Servicer shall notify the Trustee of its receipt of any and all bona fide offers to purchase that REO Property. Each such REO Disposition shall be carried out by the Servicer at such price, and upon such terms and conditions.

      If the Servicer utilizes the services of an approved agent to dispose of an REO Property, the Servicer shall provide the Trustee with a copy of such agent's marketing plan, which shall include, but not be limited to, (i) the marketing time period, (ii) an estimate of the costs of any repairs or improvements, (iii) the lowest acceptable sale price for the REO Property and
(iv) other proposed terms and conditions of sale. The REO Disposition shall be carried out by the Servicer in accordance with the terms thereof. If the Servicer receives a bona fide offer to purchase an REO Property and would like to accept the offer, but the offer is outside the parameters of the approved marketing plan, the Servicer shall provide the Trustee with written notification of the terms and conditions of the offer.

      The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. If the proceeds from an REO Disposition are insufficient to reimburse the Servicer for any related unreimbursed Servicing Advances, to the extent such reimbursement will constitute an "unanticipated expense" (within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii)) of a REMIC provided for herein, the Servicer shall be entitled to withdraw any such deficiency from amounts on deposit in the applicable Custodial Account. All proceeds from an REO Disposition, net of any reimbursement to the Servicer as provided above, shall be remitted to the Trustee within three (3) Business Days following receipt thereof.

      Section 9.03. Trustee and Depositor's Right to Examine Servicer Records.

                  (a) The Servicer shall cooperate with the Depositor and/or the Trustee, its counsel, accountants (including outside accountants), supervisory agents, examiners and other representatives in providing reasonable access during normal business hours to examine and audit any and all of the books, records, documentation or other information of the Servicer related to the Mortgage Loans, which may be relevant to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

                  (b) The examination and audit rights and other rights to access described in clause (a) above shall be afforded by the Servicer at its offices without charge, upon reasonable request, and during normal business hours or at such other times as may be reasonable under applicable circumstances. The Servicer, at its expense, shall make available all customary, reasonable office space, facilities, and equipment for the visiting party and shall provide the visiting party with access to reasonable cooperation with its officers and employees. The salaries, travel, subsistence and other related expenses for the Depositor's and/or the Trustee's representatives shall be borne by the Depositor and/or the Trustee.

      Section 9.04. Legal Proceedings Involving the Servicer and/or the Mortgage Loans.

                  (a) The Servicer shall commence, defend, appear, or otherwise participate in any foreclosure, condemnation, bankruptcy, or other legal proceedings relating to a Mortgage Loan in the name of the Trustee and/or the Trust Fund. The Servicer shall provide the Trustee, on a monthly basis, with such written reports as it receives regarding any legal proceedings.

                  (b) The Servicer shall commence all foreclosures, bankruptcies and other legal proceedings in the name of the Trustee and/or the Trust Fund unless otherwise directed in writing by the Trustee.

      Section 9.05. Material Changes.

      The Servicer shall promptly report to the Trustee and the Depositor any change in its business operations, financial condition, properties or assets that could have a material adverse effect on the Servicer's ability to perform its obligations hereunder. Events for which the Trustee and the Depositor must receive notice include, but are not limited to, the following:

                  (a) any merger or consolidation, any changes in the Servicer's ownership whether directly or indirectly (including any change in ownership of the Servicer's parent), or any significant reorganization;

                  (b) any material changes in management ordered or required by a regulatory authority supervising or licensing the Servicer;

                  (c) the entry against the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

                  (d) the consent by the Servicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings;

                  (e) upon the Servicer's (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations;

                  (f) entry of any court judgment or regulatory order in which the Servicer is or may be required to pay a claim or claims that may have a material adverse effect on the Servicer's financial condition;

                  (g) any admission by the Servicer to the commission of, or any finding that the Servicer has committed, any violation of any law, regulation or order in any proceeding or audit commenced by any governmental, or regulatory authority, or any proceeding commenced in any court of law;

                  (h) the commencement of any class action law suits against the Servicer; and

                  (i) the Servicer's entry into any agreement with a third party that would result in any material change in the financial status or ownership of the Servicer or any merger of the Servicer.

      Section 9.06. Servicer Shall Provide Information as Reasonably Required.

      During the term of this Agreement, the Servicer shall furnish any reports or documentation that the Trustee and/or the Depositor may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement or reports required to comply with any regulations regarding any supervisory agents or examiners of the Trustee and/or the Depositor, as applicable. All reports will be delivered in accordance with the Trustee and/or the Depositor's reasonable instructions and directions. The Servicer agrees to execute and deliver all such instruments and take all such action as the Trustee and/or the Depositor, as applicable, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

      Section 9.07. Servicer Not to Resign.

      The Servicer shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a third party in the case of outsourcing routine tasks such as taxes, insurance and property inspection, in which case the Servicer shall be fully liable for such tasks as if the Servicer performed them itself) nor sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Trustee and the Depositor, which consent shall be granted or withheld in the reasonable discretion of such parties, provided, however, that (i) the Servicer may assign its rights and obligations hereunder without prior written consent of the Trustee and the Depositor to any entity that is directly owned or controlled by the Servicer, and the Servicer guarantees the performance of such entity hereunder, (ii) the Servicer is no longer permitted to act as Servicer under applicable law as evidenced by an Opinion of Counsel or (iii) upon a sale of its servicing rights with respect to the Mortgage Loans with the prior written consent of the Seller. In the case of item (i) above, the Servicer shall provide the Trustee and the Depositor with a written statement guaranteeing the successor entity's performance of the Servicer's obligations under the Agreement.

      Section 9.08. Custodial Accounts and Escrow Accounts.

      The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets. The Servicer shall create and maintain Custodial Accounts and Escrow Accounts for the deposit of all funds, except as otherwise provided herein, received by the Servicer on the Mortgage Loans.

      Section 9.09. Assumption Processing.

      Within three (3) Business Days of receipt by the Servicer of a request by a Mortgagor to be released from liability for payment of a Mortgage Loan in connection with an assumption of the related Mortgage Note, the Servicer shall notify the Trustee of such request. Upon the completion of the assumption processing, the Seller shall provide the Servicer with all necessary information to enable the Servicer to update its EDP.

      Section 9.10. Books and Records.

      The Servicer shall be responsible for maintaining, and shall maintain, a complete set of records for the Mortgage Loans. The Servicer's books and records shall clearly reflect the ownership of the Mortgage Loans by the Trust Fund. All documents, records and correspondence, regardless of the media in which they are stored or maintained, are property of the Trust Fund, and the Servicer shall hold the same in a fiduciary capacity for the Trust Fund. The Servicer may retain copies of all such documents, records and correspondence as may be necessary to service the Mortgage Loans under this Agreement.

      Section 9.11. Annual Statement as to Compliance.

      The Servicer will deliver to the Depositor and the Trustee on or before February 28 of each year, beginning in 2005 or such other date that the Depositor gives the Servicer at least 30 days prior notice of in order to remain in compliance with the Section 302 Requirements, an Officer's Certificate of the Servicer stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

      Section 9.12. Annual Independent Certified Public Accountants' Servicing Reports.

      On or before March 15 of each year, beginning in 2005 or such other date as to which the Depositor gives the Servicer at least 30 days prior written notice, in order to remain in compliance with the Section 302 Requirements, the Servicer at its expense shall cause a nationally recognized firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Trustee and the Depositor.

      Section 9.13. Officer's Certificate.

                  (a) By February 28th of each year beginning in 2005 or such other date specified in a written notice within 15 days prior to the date on which a Form 10-K is required to be filed with a certification by the Depositor, an officer of the Servicer shall execute and deliver an Officer's Certificate substantially in the form of Exhibit R attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the Trustee and Depositor for the benefit of such parties and their respective officers, directors and affiliates.

                  (b) The Servicer shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 9.13 any material misstatement or omission in the Officer's Certificate required under this Section 9.13 or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Servicer on the one had and the Depositor on the other in connection with a breach of the Servicer's obligations under this Section 9.13, any material misstatement or omission in the Officer's Certificate required under this Section 9.13 or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

      Section 9.14. Servicing Compensation.

                  (a) Subject to the following paragraph, as compensation for its services hereunder, the Servicer shall be entitled to a Servicing Fee payable with respect to each Mortgage Loan. As to each Mortgage Loan, the Servicing Fee shall be payable monthly from payments of interest on such Mortgage Loan prior to the deposit of such payments into the applicable Custodial Account, shall accrue at the applicable Servicing Fee Rate, and shall be computed on the basis of the same principal amount and for the same period respecting which such interest payment was computed.

                  (b) The Servicing Fee for each Mortgage Loan shall be payable solely from (i) the interest portion of the related Monthly Payment (to the extent paid by the Mortgagor, but only if a full interest payment is received), or (ii) from any payment of interest made with respect to the Mortgage Loan from the proceeds of foreclosure or any judgment, writ of attachment or levy against the Mortgagor or the Mortgagor's assets, or (iii) from funds paid in connection with any prepayment in full, or (iv) from Insurance Proceeds or Liquidation Proceeds.

                  (c) As additional compensation hereunder, the Servicer may retain (i) all net interest earnings on balances maintained in the Custodial Account and Escrow Accounts and (ii) the Ancillary Fees.

                  (d) The Servicer's right to the Servicing Fee shall not be transferred in whole or in part except in connection with any permitted transfer of all the Servicer's obligations under this Agreement. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.

      Section 9.15. Indemnification.

      The Servicer shall indemnify and hold the Trustee, the Trust Fund and the Depositor and their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") harmless from, and will reimburse the Indemnified Parties for, any and all Losses incurred by any of the Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:

                  (i) Any material misrepresentations made by the Servicer in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;

                  (ii) Any material breach of any of the representations and warranties of the Servicer or the nonfulfillment of any term, covenant, condition or obligation of the Servicer set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by the Servicer hereunder;

                  (iii) Any failure of the Servicer to comply with Accepted
            Servicing Practices in connection with servicing the Mortgage Loans;

                  (iv) Any liabilities or obligations, contingent or otherwise, of the Servicer of any nature whatsoever relating to the Servicer's obligations under this Agreement, to the extent that any related Loss to the Trustee, Trust Fund or Depositor is not increased by negligence, bad faith or willful misconduct on the part of the Trustee, Trust Fund or Depositor; or

                  (v) Any non-compliance with the terms of the powers of
            attorney or the use thereof that results in a Loss to the Trustee, Trust Fund or Depositor.

      The indemnity provided in this Section 9.15 shall remain in full force and effect regardless of any investigation made by the Trustee, Trust Fund or Depositor or its representatives. The provisions of this Section 9.15 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

      Section 9.16. Non Solicitation.

      For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 9.16.

      Section 9.17. Successor to the Servicer.

      Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) the Trustee shall, in accordance with the provisions of this Agreement (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements set forth herein and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. If the Trustee shall succeed to and assume the Servicer's responsibilities, rights, duties and obligations under this Agreement, such succession shall not be effective prior to 90 days after the Trustee's knowledge that the Servicer shall be terminated hereunder. The Servicer shall not be removed hereunder prior to the effectiveness of the assumption of its responsibilities, rights, duties and obligations by the successor thereto. Any successor to the Servicer shall be subject to the approval of the Depositor, the Trustee and each Rating Agency. Each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with such appointment and assumption, the Trustee or the Depositor, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.17 and shall in no event relieve the Servicer of the representations and warranties made herein and the remedies available to the Trustee herein, it being understood and agreed that the provisions of this Agreement regarding indemnification and nonsolicitation shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

      Section 9.18. Statements to the Trustee.

                  (a) Not later than the 15th calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business
Day), the Servicer shall furnish to the Trustee (i) a monthly remittance advice in the format set forth in Exhibit D-1 hereto and a monthly defaulted loan report in the format set forth in Exhibit D-2 hereto relating to the period ending on the first day of the current calendar month and (ii) all such information required on a magnetic tape or other similar media mutually agreed upon by the Trustee and the Servicer.

                  (b) The Servicer shall provide the Trustee with such information concerning the Mortgage Loans as is necessary for the Trustee to prepare its federal income tax return as the Trustee may reasonably request from time to time.

      Section 9.19. Merger or Consolidation of the Servicer.

      Any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however that the successor Servicer shall satisfy all the requirements of
Section 9.17 with respect to the qualifications of a successor Servicer.

      Section 9.20. Limitation on Liability of the Servicer.

      Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Servicer shall be entitled to be reimbursed therefor out of the Custodial Account.

                                   ARTICLE X.

                              REMIC ADMINISTRATION

      Section 1.01. REMIC Administration.

                  (a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement and Section 1.01.

                  (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

                  (c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax-related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or
(ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by
Section 6.19 and this Section.

                  (d) The Trustee shall prepare, sign and file all of each REMIC's federal and appropriate state tax and information returns as such REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

                  (e) The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide, upon receipt of additional reasonable compensation, to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code.

                  (f) The Trustee and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

                  (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee or the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

                  (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

                  (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

                  (j) The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

                  (k) (i) Reserved;

                  (ii) The Trustee shall treat the Class A-1 Certificates as representing ownership, through a grantor trust, of the Upper Tier REMIC Class A-1 Interest. The Trustee shall treat the rights of the Holders of the Class A-1 Certificates to receive distributions in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, as interests in interest rate cap contracts written by the Holders of each of the Class X-A Certificates (as holders of interests in the X-A1 Component) in favor of the Holders of the Class A-1 Certificates.

                  (iii) The Trustee shall treat the Class A-2 Certificates as representing ownership, through a grantor trust, of the Upper Tier REMIC Class A-2 Interest. The Trustee shall treat the rights of the Holders of the Class A-2 Certificates to receive distributions in respect of Basis Risk Shortfalls and Unpaid Basis Risk

            Shortfalls, as interests in interest rate cap contracts written by the Holders of each of the Class X-A Certificates (as holders of interests in the X-A2 Component) in favor of the Holders of the Class A-2 Certificates.

                  (iv) The Trustee shall treat each of the Class B-1, Class B-2 and Class B-3 Certificates as representing ownership, through grantor trusts, of the Upper Tier REMIC Class B-1 Interest, the Upper Tier REMIC Class B-2 Interest and the Upper Tier REMIC Class B-3 Interest respectively. The Trustee shall treat the rights of the Holders of the Class B-1, Class B-2 and Class B-3 Certificates to receive payments in respect of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls as interests in interest rate cap contracts written by the Holders of the Class X-B Certificates in favor of the Holders of the Class B-1, Class B-2 and Class B-3 Certificates.

                  (v) For purposes of determining the issue prices of the REMIC regular interests or portions thereof represented by the Certificates, the interest rate cap contracts described in this
            Section 10.01(k) shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

                  (vi) Each holder or beneficial owner of a Class A-1, Class
            A-2, Class X-A, Class X-B, Class B-1, Class B-2 or Class B-3 Certificate agrees, by its acceptance of such Certificate or a beneficial interest therein, to treat, for tax purposes, such Certificate in a manner consistent with the treatment described in this Section 10.01(k). For information reporting purposes, the Trustee shall treat the rights of the holders of the Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificates to receive payments that are treated under this Section 10.01(k) as payments on cap contracts or interest rate cap agreements as having no value unless and until required otherwise by an applicable taxing authority.

                  (vii) For federal income tax purposes, the Trustee shall treat distributions from the Trust Fund as occurring as required by the terms of the Upper Tier REMIC Interests, with any difference between such and actual distributions being treated as resulting from payments in respect of the interest rate cap agreements described in this Section 10.01(k).

                  (l) The Class A-R Holder shall act as "tax matters person" with respect to each REMIC and irrevocably appoints the Trustee to act as its agent in such roles.

                  (m) Neither the Trustee nor the Depositor, as assignees under this Agreement, shall provide any consent pursuant to this Agreement or knowingly take any action under this Agreement that would conflict with or violate the provisions of this Article X.

      Section 1.02. Prohibited Transactions and Activities.

      Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to
(i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund,
(iii) the termination of each REMIC pursuant to Article VII of this Agreement,
(iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel

(at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any such REMIC as a REMIC or of the interests therein other than the Residual Certificate as the regular interests therein,
(b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any such REMIC to be subject to any tax including a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

      Section 1.03. Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

      In the event that a REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Certificateholders of the related Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Trustee has relied. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or the Mortgage Loan Purchase and Sale Agreement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Trustee with respect to its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

      Section 1.04. REO Property.

                  (a) Notwithstanding any other provision of this Agreement, the Trustee shall not, except to the extent provided in this Agreement, knowingly permit any Servicer to rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Servicer has provided to the Trustee an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

                  (b) The Depositor shall cause the Servicer (to the extent provided in this Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in this Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the Servicer (on behalf of the Trust Fund) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a Federal or state tax upon such REMIC. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If such an extension has not been received and the Depositor or the Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

      Section 11.01. Binding Nature of Agreement; Assignment.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      Section 11.02. Entire Agreement.

      This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

      Section 11.03. Amendment.

                  (a) This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of this Agreement, (iii) to add any other provisions with respect to matters or questions arising under this Agreement, (iv) to modify alter, amend, add to or rescind any of the terms or provisions contained in this Agreement or
(v) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect the status of any REMIC created pursuant to this Agreement, nor shall such amendment effected pursuant to clauses (iii) or (iv) of such sentence adversely affect in any material respect the interests of any Holder unless such Holder has consented thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates.

                  (b) This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of not less than 66-2/3% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of any REMIC as a REMIC or cause a tax to be imposed on such REMIC; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

                  (c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Servicer and the Rating Agencies.

                  (d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (e) Notwithstanding anything to the contrary in this Agreement, the Trustee shall not consent to any amendment of this Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

                  (f) Neither the Seller nor the Trustee shall consent to the assignment by the Servicer of the Servicer's rights and obligations under this Agreement without the prior written consent of the Depositor, which consent shall not be unreasonably withheld.

      Section 11.04. Voting Rights.

      Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Trustee, the Servicer or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee, the Servicer or any Affiliate thereof.

      Section 11.05. Provision of Information.

                  (a) For so long as any of the Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee or the Servicer in providing such information shall be reimbursed by the Depositor.

                  (b) The Trustee shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission and
(ii) a copy of any other document incorporated by reference in the Prospectus. Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

                  (c) On each Distribution Date, the Trustee shall deliver or cause to be delivered by first class mail or make available on its website to the Depositor, a copy of the report delivered to Certificateholders pursuant to
Section 4.02.

      Section 11.06. Governing Law.

      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

      Section 11.07. Notices.

      All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080, telecopy number (212) 449-9015, Attention:
Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G, (b) in the case of the Servicer, Cendant Mortgage Corporation, 3000 Leadenhall Road, Mt. Laurel New Jersey 08054, telecopy number (856) 917-6910, Attention: Robert E. Groody, Chief Operating Officer, (c) in the case of the Seller, Merrill Lynch Credit Corporation, 4802 Deer Lake Drive East, Jacksonville, Florida 32246, telecopy number (908) 218-8848, Attention: Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G, and (d) with respect to the Trustee or the Certificate Registrar, P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager - MLMI Trust Series MLCC 2004-G, with a copy to it at its respective Corporate Trust Office, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

      Section 11.08. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 11.09. Indulgences; No Waivers.

      Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      Section 11.10. Headings Not To Affect Interpretation.

      The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

      Section 11.11. Benefits of Agreement.

      Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 11.15.

      Section 11.12. Special Notices to the Rating Agencies.

                  (a) The Depositor shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

                  (i) any amendment to this Agreement pursuant to Section 11.03;

                  (ii) the occurrence of any Event of Default;

                  (iii) any notice of termination given to the Servicer pursuant to Section 6.14 or any resignation of the Servicer pursuant to this Agreement;

                  (iv) the appointment of any successor to the Servicer pursuant to Section 6.14; and

                  (v) the making of a final payment pursuant to Section 7.02.

                  (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to Moody's, to:

            Moody's Investors Service, Inc.
            99 Church Street
            New York, New York 10007
            Attention: ABS Monitoring

            If to S&P, to:

            Standard & Poor's Ratings Service,
              a division of The McGraw-Hill Companies, Inc.
            55 Water Street
            New York, New York 10041
            Attention: Residential Mortgages

            If to Fitch Ratings, to:

            Fitch, Inc.
            One State Street Plaza
            30th Floor
            New York, New York 10004
            Attention: Surveillance Group

                  (c) The Trustee shall provide or make available to the Rating Agencies reports prepared pursuant to Section 4.02. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

      Section 11.13. [RESERVED].

      Section 11.14. Counterparts.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

      Section 11.15. No Petitions.

      The Trustee and the Servicer, by entering into this Agreement, hereby covenants and agrees that it shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                          MERRILL LYNCH MORTGAGE INVESTORS,
                                          INC., as Depositor

                                          By: _________________________________
                                                Name: Matthew Whalen
                                                Title: President

                                          CENDANT MORTGAGE CORPORATION,
                                          as Servicer

                                          By: _________________________________
                                                Name: Richard Bradfield
                                                Title: Vice President

                                          WELLS FARGO BANK, N.A.,
                                          as Trustee

                                          By: _________________________________
                                                Name: Sandra Whalen
                                                Title: Vice President

Solely for purposes of Section 2.04,
accepted and agreed to by:

MERRILL LYNCH CREDIT
CORPORATION

By: __________________________
      Name: Kathy Ciaffa
      Title: Vice President

                                    EXHIBIT A

                              FORMS OF CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

          FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF          )
                  ) ss.:
COUNTY OF         )

      [NAME OF OFFICER], _____________ being first duly sworn, deposes and says:

      1.    That he [she] is [title of officer] ________________________ of
            [name of Purchaser] _________________________________________ (the
            "Purchaser"), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

      2.    That the Purchaser's Taxpayer Identification Number is [     ].

      3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and will not be a "disqualified organization" as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any "electing large partnership" within the meaning of Section 775 of the Code, or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

      4. That the Purchaser is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Code, or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code (collectively, a "Plan"), and is not directly or indirectly acquiring a Residual Certificate for, on behalf of or with any assets of any such Plan.

      5. That the Purchaser hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Agreement"), among

            Merrill Lynch Mortgage Investors, Inc., as Depositor, Cendant Mortgage Corporation, as Servicer and Wells Fargo Bank, N.A., as Trustee with respect to Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

      6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a "Book-Entry Nominee").

      7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

      8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee and the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

      9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

      10. That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor, the Trustee and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code. "Non-U.S. Person" means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

      11. The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Purchaser or another U.S. taxpayer.

      12. That the Purchaser agrees to such amendments of the Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a "disqualified organization," an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

      13. That the Purchaser consents to the designation of the Trustee to act as agent for the "tax matters person" of each REMIC created by the Trust Fund pursuant to the Agreement.

      14. That the Purchaser agrees to be bound by Section 3.03(f) of the Agreement.

      IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

                                          ______________________________________
                                          [Name of Purchaser]

                                          By: __________________________________
                                                Name:
                                                Title:

      Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

      Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC

____________________________________

COUNTY OF __________________________

STATE OF  __________________________

My commission expires the _____ day of ________ 20__.

                                    EXHIBIT C

              RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

                                          ______________________________________
                                                       Date

Re: Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G
    Mortgage Pass-Through Certificates

      _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                          Very truly yours,

                                          ______________________________________
                                          Name:
                                          Title:

                                   EXHIBIT D-1

                  STANDARD LAYOUT FOR MONTHLY REMITTANCE ADVICE

                             [INTENTIONALLY OMITTED]

                                      D-1-1

                                   EXHIBIT D-2

                STANDARD LAYOUT FOR MONTHLY DEFAULTED LOAN REPORT

                             [INTENTIONALLY OMITTED]

                                      D-2-1

                                    EXHIBIT E

                    MORTGAGE LOAN PURCHASE AND SALE AGREEMENT

                        See Exhibit 99.1, filed herewith

                                    EXHIBIT F

                      LIST OF LIMITED PURPOSE SURETY BONDS

      Ambac Assurance Corporation Surety Bond No. AB0039BE, issued February 26, 1996, for Merrill Lynch Credit Corporation.

                                    EXHIBIT G

                     FORM OF RULE 144A TRANSFER CERTIFICATE

Re:   Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G
      Mortgage Pass Through Certificates

      Reference is hereby made to the Pooling and Servicing Agreement, dated as of December 1, 2004 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, Cendant Mortgage Corporation, as Servicer and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

      This letter relates to $__________ initial Certificate Balance of Class Certificates which are held in the form of Definitive Certificates registered in
the name of         (the "Transferor"). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

      In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a "qualified institutional buyer" within the meaning of Rule 144A purchasing for its own account or for the account of a "qualified institutional buyer," which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriters and the Depositor.



                                                ________________________________
                                                [Name of Transferor]

                                                By: ____________________________
                                                     Name:
                                                     Title:

Dated: ________________________

                                    EXHIBIT H

                         FORM OF PURCHASER'S LETTER FOR
                        INSTITUTIONAL ACCREDITED INVESTOR

                                      Date

Dear Sirs:

      In connection with our proposed purchase of $______________ principal amount of Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G Mortgage Pass-Through Certificates (the "Privately Offered Certificates") of Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), we confirm that:

      (1) We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to "qualified institutional buyers" (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act ("QIBs"), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an "Institutional Accredited Investor") which, prior to such transfer, delivers to the Certificate Registrar under the Pooling and Servicing Agreement, dated as of December 1, 2004 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, Cendant Mortgage Corporation, as Servicer and Wells Fargo Bank, N.A., as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

      (2) We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

      (3) We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

      (4) We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

      (5) We have received such information as we deem necessary in order to make our investment decision.

      (6) If we are acquiring ERISA-Restricted Certificates, we are not a Plan and we are not acquiring the ERISA-Restricted Certificates for, on behalf of or with any assets of any such Plan except in accordance with Section 3.03(d) of the Pooling and Servicing Agreement.

      Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

      You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,

                                                ________________________________
                                                [Purchaser]

                                                By: ____________________________
                                                Name:
                                                Title:

                                    EXHIBIT I

                        FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK     )
                      ) ss.:
COUNTY OF NEW YORK    )

      The undersigned, being first duly sworn, deposes and says as follows:

      1.    The undersigned is the ______________________ of ______________ (the
"Investor"), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

      2. (a) With respect to a transfer of an ERISA-Restricted Certificate that is a Class A-R Certificate, the Investor is not, and on __________________ [date of transfer] will not be, an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan or arrangement subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to foregoing provisions of ERISA or the Code ("Similar Law") (collectively, a "Plan"), and is not directly or indirectly acquiring a Class A-R Certificate for, on behalf of or with any assets of any such Plan.

            (b) With respect to a transfer of an ERISA-Restricted Certificate other than the Class A-R Certificate, the Investor (A) is not a Plan and is not directly or indirectly acquiring the ERISA-Restricted Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the ERISA-Restricted Certificate with assets contained in an "insurance company general account," as defined in Section V(E) of Prohibited Transaction Class Exemption ("PTCE") 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, shall deliver herewith an Opinion of Counsel satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such ERISA-Restricted Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer or the Depositor.

      3. The Investor hereby acknowledges that under the terms of the Pooling and Servicing Agreement dated as of December 1, 2004 (the "Agreement"), among Merrill Lynch Mortgage Investors, Inc., as Depositor, Cendant Mortgage Corporation, as Servicer and Wells Fargo Bank, N.A., as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

      IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

                                                ________________________________
                                                [Investor]

                                                By: ____________________________
                                                     Name:
                                                     Title:

ATTEST:
_______________________________

STATE OF                       )
                               ) ss.:
COUNTY OF                      )

      Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

      Subscribed and sworn before me this _____ day of _________ 20___.

                                                ________________________________
                                                NOTARY PUBLIC

                                                My commission expires the
                                                _____ day of __________, 20___.

                                    EXHIBIT J

                        FORM OF LETTER OF REPRESENTATIONS
                        WITH THE DEPOSITORY TRUST COMPANY

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT K

                          FORM OF INITIAL CERTIFICATION
            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2004-G

                                ___________, 2004

To:    Merrill Lynch Mortgage Investors, Inc.
       250 Vesey Street
       4 World Financial Center, 10th Floor
       New York, New York  10080

       Cendant Mortgage Corporation
       3000 Leadenhall Road
       Mt. Laurel, New Jersey  08054

       Merrill Lynch Credit Corporation
       4802 Deer Lake Drive East
       Jacksonville, Florida  32246

      Reference is made to the Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), Cendant Mortgage Corporation (the "Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"), dated as of December 1, 2004 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in
Section 2.01 of the Agreement.

      With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to the Trustee pursuant to Section 2.01 of the Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2.02(a) of the Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such
Section 2.02(a), and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

      All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                                WELLS FARGO BANK, N.A.,
                                                as Trustee

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                    EXHIBIT L

                           FORM OF FINAL CERTIFICATION
            MERRILL LYNCH MORTGAGE INVESTORS TRUST SERIES MLCC 2004-G

                               _____________, 2004

To:    Merrill Lynch Mortgage Investors, Inc.
       250 Vesey Street
       4 World Financial Center, 10th Floor
       New York, New York  10080

       Cendant Mortgage Corporation
       3000 Leadenhall Road
       Mt. Laurel, New Jersey  08054

       Merrill Lynch Credit Corporation
       4802 Deer Lake Drive East
       Jacksonville, Florida  32246

      Reference is made to the Pooling and Servicing Agreement among Merrill Lynch Mortgage Investors, Inc. (the "Depositor"), Cendant Mortgage Corporation (the "Servicer") and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), dated as of December 1, 2004 (the "Agreement"), pursuant to which the Depositor has delivered to the Trustee, with respect to each Mortgage Loan set forth on Schedule A hereto (the "Mortgage Loan Schedule"), the documents set forth in
Section 2.01 of the Agreement.

      With respect to each Mortgage Loan listed on the Mortgage Loan Schedule and except as otherwise noted on the Schedule of Exceptions set forth on Schedule B hereto, the Trustee confirms that (1) the Trustee has received all of the documents required to be delivered to the Custodian pursuant to Section 2.01 of the Agreement, (2) the Trustee has reviewed each Trustee's Mortgage File in accordance with Section 2 of Amendment No. 1 to the Custodial Agreement, and the documents contained in each Trustee's Mortgage File conform to the requirements set forth in such Section 2, and (3) the Trustee has physical possession of the documents in each Trustee's Mortgage File. The Trustee has not independently verified the validity, enforceability, sufficiency, recordability, due authorization or genuineness or any document in any Trustee's Mortgage File or any related Mortgage Loan, nor the collectibility, insurability, effectiveness or suitability of any related Mortgage Loan.

      All terms used herein and not otherwise defined herein shall have the respective meaning ascribed to such term in the Agreement.

                                                WELLS FARGO BANK, N.A.,
                                                as Trustee

                                                By: ____________________________
                                                Name: __________________________
                                                Title: _________________________

                                    EXHIBIT M

                           LIST OF SERVICING OFFICERS

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT N

                               REQUEST FOR RELEASE

To:   Wells Fargo Bank, N.A.
      1015 10th Avenue S.E.
      Minneapolis, Minnesota  55414
      (Attention:  Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G)

      Re: Pooling and Servicing Agreement, dated as of December 1, 2004, among Merrill Lynch Mortgage Investors, Inc., as Depositor, Cendant Mortgage Corporation, as Servicer and Wells Fargo Bank, N.A., as Trustee

      In connection with the administration of the pool of Mortgage Loans held by you as Trustee for the benefit of Certificateholders, we request the release of the (Trustee's Mortgage File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

File/document to be sent to:

            [Company]
            [Address]
            [Attn:]
            [Telephone Number ____]

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Reason for Requesting Documents (check one)

______ 1.   Mortgage Loan Paid in Full
            ([Seller/Depositor] [Servicer], hereby certifies that all amounts received in connection therewith have been credited to the Custodial
            Account or the Distribution Account, as applicable.)

______ 2.   Mortgage Loan in Foreclosure

______ 3.   Mortgage Loan Repurchased or Substituted For
            ([Seller/Depositor] [Servicer], hereby certifies that any applicable repurchase price or substitution shortfall amount has been credited to the Custodial Account or the Distribution Account, as applicable.)

______ 4.   Mortgage Loan Liquidated
            ([Seller/Depositor] [Servicer], hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and credited to the Custodial Account or the Distribution
            Account, as applicable.)

______ 5.   Other (explain) ___________________________

            If box 1, 2 or 3 above is checked, and if all or part of the Trustee's Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

            If box 4 or 5 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

                                                [SELLER/DEPOSITOR]
                                                [SERVICER]

                                                By: ____________________________
                                                Date: __________________________

Documents returned to Trustee:

________________________________,
as Trustee

By: ____________________________
Date: __________________________

                                    EXHIBIT O

                               CUSTODIAL AGREEMENT

      THIS CUSTODIAL AGREEMENT dated as of December 15, 2000 (this "Agreement"), between MERRILL LYNCH CREDIT CORPORATION ("MLCC") having an address at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 and WELLS FARGO BANK MINNESOTA, N.A. ("Custodian"), having an address at Sixth and Marquette, Minneapolis, Minnesota 55479-0031.

                              PRELIMINARY STATEMENT

      MLCC may, from time to time, purchase certain Mortgage Loans from third party sellers pursuant to the terms and conditions of certain mortgage loan purchase agreements entered into between MLCC and such third parties (each, a "Purchase Agreement"). MLCC desires that the Custodian act as custodian with respect to the documents for the Mortgage Loans delivered from time to time to the Custodian hereunder, and the Custodian desires to act as custodian with respect to the documents for the Mortgage Loans.

      NOW, THEREFORE, in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Definitions.

      "Additional Collateral Mortgage Loan": Each Mortgage Loan that is either a Mortgage 100sm Loan or Parent Power(R) Mortgage Loan as to which the Additional Collateral is provided. For purposes hereof, the term "Additional Collateral" shall mean (i) with respect to any Mortgage 100sm Loan, the marketable securities subject to a security interest pursuant to the related Mortgage 100sm Pledge Agreement, or (ii) with respect to any Parent Power(R) Mortgage Loan, the related Parent Power(R) Agreement.

      "Agreement": This Custodial Agreement and all amendments and attachments hereto and supplements hereof.

      "Assignment": An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale or transfer of the Mortgage Loan.

      "Business Day": Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking or savings associations in the State of New Jersey or the State of Minnesota are authorized or obligated by law or executive order to be closed.

      "Closing Date": With respect to each Mortgage Loan, the date upon which the MLCC completes the purchase of such Mortgage Loan.

      "Custodian": Wells Fargo Bank Minnesota, N.A., or its successor in interest or assigns.

      "Custodian's Mortgage File": As to each Mortgage Loan, all Mortgage Loan documents delivered to the Custodian pursuant hereto and held by the Custodian with respect to each Mortgage Loan.

      "Custody Receipt": An Initial Custody Receipt and/or a Final Custody Receipt.

      "Cut-off Date": With respect to each Mortgage Loan, the first day of the month in which the related Delivery Date occurs or such other date specified by the Registered Holder.

      "Delivery Date": The date on which MLCC delivers or causes to be delivered to the Custodian the Mortgage Loans listed on the related Mortgage Loan Schedule.

      "Exception Report": The Exception Report prepared by the Custodian as part of the Initial Custody Receipt and as updated thereafter.

      "Final Custody Receipt": A final custody receipt as to each Mortgage Loan, which final custody receipt is delivered to MLCC, or its successor in interest or assigns, by the Custodian in the form annexed hereto as Exhibit Two.

      "First Mortgage Loan": A Mortgage Loan that is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

      "Gross Margin": With respect to each adjustable rate Mortgage Loan, the fixed number of basis points set forth in the Mortgage Loan Schedule that is added to the Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine the Mortgage Interest Rate for such Mortgage Loan, subject to any applicable Periodic Rate Cap or Lifetime Rate Cap.

      "Index": With respect to each adjustable rate Mortgage Loan, a rate per annum to which the Gross Margin is added on each Interest Rate Adjustment Date to determine the new Mortgage Interest Rate for such Mortgage Loan.

      "Initial Custody Receipt": An initial custody receipt as to each Mortgage Loan, which initial custody receipt is delivered to MLCC, or its successor in interest or assigns, by the Custodian in the form annexed hereto as Exhibit One.

      "Interest Rate Adjustment Date": With respect to each adjustable rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

      "Lifetime Rate Cap": With respect to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate that may be borne thereby, as set forth in the related Mortgage Note.

      "Loan-to-Value Ratio": With respect to any First Mortgage Loan, as of any date of determination, the ratio on such date of the outstanding principal balance of such Mortgage Loan to the Appraised Value of the related Mortgaged Property.

      "Mortgage": The mortgage, deed of trust or other instrument creating a first or second lien on real property securing the Mortgage Note.

      "Mortgage Interest Rate": The annual rate at which interest accrues on any Mortgage Loan and with respect to any adjustable rate Mortgage Loan, as such annual rate may be adjusted on any Interest Rate Adjustment Date and subject to the limitations on such interest rate imposed by any Lifetime Rate Cap or any Periodic Rate Cap.

      "Mortgage Loan": An individual Mortgage Loan, including but not limited to all documents included in the Custodian's Mortgage File, monthly payments, principal prepayments, proceeds from REO dispositions and any and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, and which is the subject of this Agreement.

      "Mortgage Loan Schedule": The list of Mortgage Loans purchased by MLCC from a third party seller from time to time that are subject to this Agreement which list shall set forth the following information with respect to each Mortgage Loan:

                  (i) the loan number;

                  (ii) the Mortgagor's name, social security number, and FICO score;

                  (iii) the street address of the Mortgaged Property, including city, state and zip code, if available;

                  (iv) the Mortgage Interest Rate at origination and, in the case of an adjustable rate Mortgage Loan, the Mortgage Interest Rate in effect as of the related Cut-off Date, which rate may vary from that reflected in the Mortgage and Note;

                  (v) for each adjustable rate Mortgage Loan, the first Interest
            Rate Adjustment Date;

                  (vi) for each adjustable rate Mortgage Loan, the Gross Margin;

                  (vii) for each adjustable rate Mortgage Loan, the Lifetime
            Rate Cap, if applicable;

                  (viii) for each adjustable rate Mortgage Loan, the Periodic
            Rate Cap, if applicable;

                  (ix) the original term to maturity and remaining term to
            maturity;

                  (x) the original principal balance;

                  (xi) the first payment due date;

                  (xii) the maturity date;

                  (xiii) the monthly payment in effect as of the related Cut-off
            Date;

                  (xiv) the principal balance as of the related Cut-off Date;

                  (xv) as to any First Mortgage Loan the Loan-to-Value Ratio at
            origination;

                  (xvi) a code indicating whether the Mortgaged Property is
            occupied by the Mortgagor;

                  (xvii) a code indicating the type of Residential Dwelling;

                  (xviii) a code indicating the purpose of the Mortgage Loan;

                  (xix) a code indicating the Mortgage Loan documentation type
            (i.e. limited documentation, full documentation, easy documentation, etc.); and

                  (xx) for each adjustable rate Mortgage Loan, a code indicating the type of Index.

      "Mortgage Note": The note evidencing the indebtedness of a Mortgagor secured by a Mortgage.

      "Mortgaged Property": The underlying real property securing repayment of a Mortgage Note, consisting of a fee simple estate in a single parcel of real property improved by a Residential Dwelling.

      "Mortgagor": The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor in title to the Mortgaged Property.

      "Opinion of Counsel": A document signed by an attorney, explaining the attorney's understanding of the law as applicable to a state of facts submitted for the purpose of an opinion.

      "Periodic Rate Cap": With respect to each adjustable rate Mortgage Loan as to which the related Mortgage Loan Schedule indicates the existence of a Periodic Rate Cap, the provision of the related Mortgage Note that provides for a maximum amount by which the Mortgage Interest Rate may increase (or, if so indicated on such Mortgage Loan Schedule, decrease) on an Interest Rate Adjustment Date above (or below) the Mortgage Interest Rate in effect immediately prior to such Interest Rate Adjustment Date.

      "Pledge Agreement": Any Mortgage 100 Pledge Agreement, Parent Power Guaranty and Security Agreement for Securities Account, or Parent Power Guaranty Agreement for Real Estate related to an Additional Collateral Mortgage Loan.

      "Registered Holder": MLCC, its successors in interest or assigns, in whole or in part, as the case may be.

      "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae-eligible condominium project, or (iv) a detached one-family dwelling in a planned unit development, none of which is a co-operative.

      "Second Mortgage Loan": A Mortgage Loan that is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

      2.    Delivery of Mortgage Loan Schedule and Custodian's Mortgage File.

      MLCC may, from time to time, deliver or cause to be delivered to the Custodian a Mortgage Loan Schedule and the following documents for each Mortgage Loan listed on such Mortgage Loan Schedule, to be held by the Custodian for the benefit of the Registered Holder, as the owner thereof:

                  (a) The original Mortgage Note endorsed, "Pay to the order of ___________, without recourse" and signed in the name of the name of last endorsee, by an authorized officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the endorsement must be by "[name of last endorsee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[name of last endorsee], successor in interest to [previous name]." The Mortgage Note shall include all intervening endorsements showing a complete chain of title from the originator to the last endorsee.

                  (b) The original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the previous owner to be a true copy of the original of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  (c) The original Assignment of each Mortgage, executed in blank by either MLCC or its Servicer. If the Mortgage Loan was acquired by the last endorsee in a merger or other type of acquisition, the assignment must be by "[name of last assignee], successor [by merger to or in interest to, as applicable] [name of predecessor]"; and if the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the assignment must be by "[name of last assignee], successor in interest to [previous name]."

                  (d) The original policy of title insurance (or a preliminary title report if the original title insurance policy has not been received from the title insurance company).

                  (e) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the Seller to be a true copy of the original of the assignment which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located.

                  (f) With respect to a Mortgage Loan that, according to the Mortgage Loan Schedule is covered by a primary mortgage insurance policy, the original or a copy of primary mortgage insurance certificate, if any.

                  (g) If indicated on the Mortgage Loan Schedule, originals of all assumption and modification agreements, if any, with originals or copies of the underlying instruments being modified.

                  (h) With respect to each Additional Collateral Mortgage Loan,

                        1. Copy of the related Mortgage 100 Pledge Agreement for Securities Account or the Parent Power Guaranty and Security Agreement for Securities Account or the Parent Power Guaranty Agreement for Real Estate, as the case may be;

                        2. copy of the UCC-1 (applicable for South Carolina and Rhode Island only);

                        3. an original form UCC-3, if applicable;

                        4. For loans originated by a correspondent lender, an original assignment of security interest of the related Mortgage 100 Pledge Agreement or Parent Power Agreement, as the case may be.

                  (i) With respect to each Cooperative Loan:

                        1. the original proprietary lease;

                        2. the original recognition agreement;

                        3. the original security agreement;

                        4. the original or copy of the assignment of proprietary lease;

                        5. the original cooperative stock certificate and stock power executed by borrower in blank;

                        6. the original UCC-1 Financing Statements; and

                        7. the original UCC-3 Financing Statements.

                  (j) Power of Attorney, if applicable.

      From time to time, MLCC shall forward or cause to be forwarded to the Custodian additional documents, original or otherwise, evidencing an assumption or modification of a Mortgage Loan which documents shall become part of the Custodian's Mortgage File.

      3.    Obligations of the Custodian.

                  (a) With respect to each Custodian's Mortgage File, the Custodian is exclusively the custodian for the Registered Holder from and after the related Delivery Date. The Custodian shall hold all documents constituting the Custodian's Mortgage File received by it for the exclusive use and benefit of the Registered Holder, and shall make disposition thereof only in accordance with this Agreement and the instructions furnished by the Registered Holder. The Custodian shall segregate and maintain continuous custody of all documents constituting the Custodian's Mortgage File received by it in secure and fire-resistant facilities in accordance with customary standards for such custody. The Custodian represents and warrants that it will verify the receipt of required documents, the accuracy of certain information, and indicate discrepancies pursuant to the custody receipt requirements herein. The Custodian makes no representations or warranties as to, and shall not be responsible to, verify: (i) the validity, legality, enforceability, sufficiency, recordability, due authorization or genuineness of any of the documents contained in each Custodian's Mortgage File or any of the Mortgage Loans or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan. No provision of this Agreement shall be construed to impose on the Custodian any obligation of a third party seller under this Agreement or a Purchase Agreement under any circumstances.

                  (b) The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect a fidelity bond, errors and omissions insurance, theft and documents insurance and forgery insurance in amounts and with standard coverage as is customary for insurance typically maintained by institutions that act as custodians. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by the Government National Mortgage Association, Fannie Mae or Freddie Mac either of the Custodian or in their respective Seller/Servicing Guides. A certificate of an authorized officer for the Custodian shall be furnished to the Registered Holder upon request as evidence of its compliance with any such requirement.

      4.    Custody Receipts.

                  (a) Initial Custody Receipt. The Custodian shall review the documents delivered to it on each Delivery Date and shall deliver to MLCC as initial Registered Holder within two (2) Business Days following the Delivery Date, or within a mutually agreed upon time between the Bank and the Custodian, but prior to the Closing Date, an Initial Custody Receipt with respect to the Mortgage Loans, in which the Custodian shall certify that such Mortgage Loans are held for MLCC (as Registered Holder) and that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (a) all documents described in Paragraphs 2(a) through 2(e) and to the extent provided in the Custodian's Mortgage Files Paragraphs 2(f) through 2(j), if applicable, of this Agreement are in its possession and (b) each Mortgage Note has been endorsed and each Assignment has been executed as provided in Paragraph 2 hereof. If the Custodian determines from such verification that any discrepancy or deficiency exists with respect to a Custodian's Mortgage File, the Custodian shall note such discrepancy on the schedule of exceptions attached to the Initial Custody Receipt as Schedule B thereto (the "Exception Report").

      The Custodian shall also note on the Exception Report, with respect to each Mortgage Loan, whether a certified copy of the related Mortgage was delivered to the Custodian in lieu of the original of such Mortgage, whether a certified copy of an intervening assignment of the related Mortgage was delivered to the Custodian in lieu of the original of such assignment, and whether a preliminary title report with respect to such Mortgage Loan was delivered to the Custodian in lieu of the original policy of title insurance.

      On the first Business Day of each calendar month following delivery of the Initial Custody Receipt until the month in which the Final Custody Receipt is to be delivered pursuant to Subsection (b) below, the Custodian shall deliver to the Registered Holder of the Initial Custody Receipt, an updated Exception Report, revised to reflect any changes with respect to the status of the exceptions noted for the related Mortgage Loans.

                  (b) Final Custody Receipt. Not later than sixty (60) days following the date of each delivery of an Initial Custody Receipt, the Custodian shall deliver to the Registered Holder of the Initial Custody Receipt the Final Custody Receipt, with respect to the Mortgage Loans related to such Initial Custody Receipt, in which the Custodian shall certify to the Registered Holder that, as to each Mortgage Loan listed in the related Mortgage Loan

Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (a) all documents described in Paragraphs 2(a) through 2(e), and to the extent provided in the Custodian's Mortgage Files Paragraphs 2(f) through 2(j), if applicable, of this Agreement are in its possession, (b) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii), (iii) excluding the zip code requirement, (iv), (vi), (vii), (viii) and (x) of the definition of "Mortgage Loan Schedule" respecting such Mortgage Loan is correct, and which as to items (iv), (vi), (viii), and (x) for adjustable rate Mortgage Loans may reflect interest rates or amounts that as of the Cutoff Date vary from those provided in the Mortgage Loan Documents and (d) each Mortgage Note has been endorsed and each Assignment has been executed as provided in Paragraph 2 hereof. If the Custodian determines from such verification that any discrepancy or deficiency exists with respect to a Custodian's Mortgage File, the Custodian shall note such discrepancy on the Exception Report attached to the Final Custody Receipt as Schedule B thereto. The Custodian shall also note on such Exception Report, with respect to each Mortgage Loan, whether a certified copy of the related Mortgage was delivered to the Custodian in lieu of the original of such Mortgage, whether a certified copy of an intervening assignment of the related Mortgage was delivered to the Custodian in lieu of the original of such assignment, and whether a preliminary title report with respect to such Mortgage Loan was delivered to the Custodian in lieu of the original policy of title insurance. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose. Upon delivery of the Final Custody Receipt to the Registered Holder of the Initial Custody Receipt, the Initial Custody Receipt shall be of no further force or effect.

                  (c) Within five (5) days of receipt of written directions, in the form attached hereto as Exhibit Six, from the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, and upon the prior tender by such Registered Holder of the applicable Initial and/or Final Custody Receipt(s), as applicable, the Custodian shall deliver all or any portion of the Custodian's Mortgage Files held by it to the Registered Holder, or to such other party as the Registered Holder may direct, as provided in Paragraph 19, at the place indicated in any such written direction from the Registered Holder and shall deliver to the Registered Holder a new Initial or Final Custody Receipt, as applicable, with respect to the Custodian's Mortgage Files retained by the Custodian. The Registered Holder may require the Custodian to complete the endorsements on any Mortgage Notes in its possession and to complete the Assignment of Mortgages prepared by the Servicer in blank, within a reasonable period of time. The cost of this shall be reimbursed by the Registered Holder. A list of authorized signatures for such written directions has been furnished to the Custodian by the Registered Holder pursuant to Paragraph 20 hereof. Upon the Custodian's receipt of such written notification from the Registered Holder that the Registered Holder has sold any or all of the Mortgage Loans, which notification shall be accompanied by the Initial and/or Final Custody Receipt(s), as applicable that relate to such Mortgage Loans, the Custodian shall change its records to reflect that such purchaser is the owner of such Mortgage Loans and shall immediately, upon the direction of such Registered Holder, either deliver the related Custodian's Mortgage Files to such purchaser at the expense of such purchaser or issue an Initial or Final Custody Receipt in the name of such purchaser. Such purchaser, as a Registered Holder, shall be required to simultaneously furnish to the Custodian a list of authorized signatures for written directions pursuant to Paragraph 20 hereof. The Custodian shall then deliver to the Registered Holder a new Initial and/or Final Custody Receipt, as applicable reflecting all Mortgage Loans with respect to which the Custodian still holds the related Custodian's Mortgage Files on behalf of the Registered Holder. The Registered Holder and the Custodian agree herein that any purchaser of any or all of the Mortgage Loans shall succeed to the rights and obligations of the Registered Holder under this Agreement with respect to such Mortgage Loans upon receipt of the related Initial and/or Final Custody Receipt, as applicable subject to the provisions of Paragraph 15 hereof.

      5.    Fees and Expenses of the Custodian.

      It is understood that the Custodian will charge such fees for its services under this Agreement as are set forth in a separate agreement between the Custodian and MLCC, the payment of which, together with the Custodian's expenses in connection herewith, shall be solely the obligation of the Registered Holder with respect to the related Mortgage Loans.

      6.    Removal of the Custodian.

      Any Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, with or without cause, may, upon thirty
(30) days' written notice to the Custodian, remove and discharge or any successor Custodian thereafter appointed, as to such portion or all of the Mortgage Loans the Custodian, from the performance of its duties under this Agreement. In the event of any such removal, upon tender of the Custody Receipts and satisfaction of any outstanding fees and expenses of the Custodian, the Custodian shall promptly transfer to such Registered Holder or to a successor Custodian appointed by such Registered Holder at the expense of such Registered Holder, as directed by such Registered Holder in writing, all Custodian's Mortgage Files related to the Mortgage Loans as to which the Custodian is being terminated.

      7.    Examination of the Custodian's Mortgage File.

      Upon reasonable prior written notice to the Custodian, but not less than two (2) Business Day, any Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder and its agents, accountants, attorneys, auditors, prospective purchasers, and third-party contractors authorized by such Registered Holder will be permitted, during normal business hours, to examine the Custodian's Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans for which the Custodian holds the related Custodian's Mortgage File for such Registered Holder at the expense of the inspecting party.

      8.    Counterparts.

      For the purpose of facilitating the execution of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and all of which together shall constitute and be one and the same instrument.

      9.    Periodic Statements.

      Upon the request of any Registered Holder at any other time with at least two (2) Business Days' notice to the Custodian, the Custodian shall provide to the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, a list of all of the Mortgage Loans for which the Custodian holds a Custodian's Mortgage File pursuant to this Agreement. Such list may be in the form of a copy of the Mortgage Loan Schedule with manual deletions to denote specifically any Mortgage Loans paid off, liquidated or repurchased or otherwise released by the Custodian since the date of this Agreement.

      10. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State where MLCC is headquartered, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      11. Copies of Mortgage Documents.

      Upon the request of the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, and at the cost and expense of such party, the Custodian shall provide such Registered Holder with copies or originals as provided in Section 21 hereof, of the Mortgage Notes, Mortgages, Assignments and other documents to the extent that such documents are part of the Custodian's Mortgage File relating to one or more of the Mortgage Loans.

      12. No Adverse Interest of Custodian.

      By execution of this Agreement, the Custodian represents, warrants and covenants that it currently does not hold, and during the existence of this Agreement shall not hold, any adverse interest, by way of security or otherwise, in any Mortgage Loan.

      13. Termination By Custodian.

      The Custodian may terminate its obligations under this Agreement upon at least sixty (60) days' notice to the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder. The Custodian shall then be responsible for all costs associated with such termination, including costs associated with the transfer of the Custodial Files. If, in the event of such termination, the Registered Holder shall appoint a successor Custodian within such sixty day period, then upon such appointment and tender of the related Custody Receipts, the Custodian shall promptly transfer to such successor Custodian, as directed by the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, all of the Custodian's Mortgage Files being administered under this Agreement and shall either complete the Assignments and endorse the Mortgage Notes as directed by the Registered Holder or allow the Registered Holder or its agents or attorneys, access to the Custodian's Mortgage Files for such purpose. Notwithstanding the foregoing, if the Registered Holder fails to appoint a Custodian within such sixty day period, the Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

      14. Termination of Agreement.

      This Agreement shall terminate upon the earlier of (a) the final payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of the last Mortgage Loan, or (c) the delivery by the Custodian of the last Custodian's Mortgage File pursuant to the direction of the Registered Holder hereunder. In such event the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder shall so notify the Custodian and tender all Custody Receipts, and thereafter all documents remaining in the Custodian's Mortgage Files shall be forwarded to the Registered Holder.

      15. Assignment of Agreement.

      The Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder shall have the right to assign, in whole or in part, its interests under this Agreement with respect to some or all of the Mortgage Loans, and to designate any person or exercise any rights of the Registered Holder hereunder, and such assignee or designee shall accede to the rights and obligations hereunder of the Registered Holder with respect to such Mortgage Loans. All references to the Registered Holder shall be deemed to include its assignee or designee. In connection with any such assignment, the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder may require that arrangements reasonably satisfactory to it be made for the exchange of previously executed and outstanding Custody Receipt(s) for a Custody Receipt representing such assignment. The Custodian may not assign its interests or delegate its duties under this Agreement without the prior written consent of the Registered Holder. In the event of any such assignment or delegation, the Registered Holder shall not be responsible for any fees of the successor Custodian in excess of the fees formerly paid by the Registered Holder to the Custodian.

      16. Notice.

      All demands, notices and communications hereunder shall be in writing and shall be sent to the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by written notice given to the other party hereto in a notice complying with the terms and provisions of this Section 16 or on an Exhibit Six notice provided pursuant to Section 4(c).

      Any such demand, notice or communication hereunder shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by telex, telegraph or facsimile transmission and by a similar writing to the other party at its address as described in Subclause (a).

      17. Indemnification.

                  (a) Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Agreement, except for its or their own negligence, lack of good faith or willful misconduct.

                  (b) The Registered Holder and the Custodian agree to indemnify and hold each other and their respective directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any action taken or not taken by it or them hereunder. This indemnification shall include, but not be limited to, the claims of third parties arising from or related to this Agreement or the Mortgage Loans. This indemnification applies if such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, disbursements, or claims were imposed on, incurred by or asserted against the party seeking indemnification because of the breach of the obligations, negligence, lack of good faith or willful misconduct of the other party or any of its directors, officers, agents or employees. The foregoing indemnification shall survive any termination of this Agreement and the resignation or removal of the Custodian.

                  (c) In the event that the Custodian fails to produce a Mortgage Note, Assignment of Mortgage or any other document related to a Mortgage Loan that was in its possession pursuant to Section 2 within four (4) Business Days after required or requested by the Registered Holder or its Servicer (a "Custodial Delivery Failure"), and provided that (i) Custodian previously delivered to the Registered Holder an Initial Custody Receipt which did not list such document as an exception; (ii) such document is not outstanding pursuant to a request for release in the form annexed hereto as Exhibit Five; and (iii) such document was held by the Custodian on behalf of the Registered Holder, then the Custodian shall: (a) with respect to any missing Mortgage Note, promptly deliver to the Registered Holder upon request, a Lost Note Affidavit in the form of Exhibit Seven hereto and (b) with respect to any missing document related to such Mortgage Loan, including but not limited to a missing Mortgage Note, (1) indemnify the Registered Holder, and its successor in interest, in accordance with the succeeding paragraph and, (2) obtain and maintain an insurance bond in the name of the Registered Holder, and its successors in interest and assigns, insuring against any losses associated with the loss of such document, in an amount equal to the then outstanding principal balance of the related Mortgage Loan or such lesser amount requested by the Registered Holder, at the Registered Holder's sole option, at any time the long term obligations of the Custodian are rated below the second highest rating category of Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  (d) The Custodian agrees to indemnify and hold the Registered Holder, and its designees, harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure, as defined herein, or the Custodian's negligence, lack of good faith or willful misconduct. The forgoing indemnification shall survive any termination or assignment of this Agreement.

      18. Reliance of Custodian.

      In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement. No representations, warranties, covenants or obligations of the Custodian shall be implied with respect to this Agreement or the Custodian's services hereunder.

      19. Transmission of Custodian's Mortgage File.

      Written instructions as to the method of shipment and shipper(s) Custodian is directed to utilize in connection with transmission of mortgage files and loan documents in the performance of the Custodian's duties hereunder shall be delivered by the Registered Holder (the "Requesting Party") with respect to all or a portion of the Mortgage Loans owned by such Registered Holder to the Custodian prior to any shipment of any mortgage files and loan documents hereunder. The Registered Holder will arrange for the provision of such services at its sole cost and expense (or, at Custodian's option, reimburse Custodian for all costs and expenses incurred by Custodian consistent with such instructions) and will maintain such insurance against loss or damage to mortgage files and loan documents as the Requesting Party deems appropriate. Without limiting the generality of the provisions of Paragraph 17 above, it is expressly agreed that in no event shall the Custodian have any liability for any losses or damages to any person, including, without limitation, the Requesting Party, arising out of actions of the Custodian consistent with instructions of the Requesting Party. In the absence of any written instructions with respect to the transmission of the Custodian's Mortgage Files, the parties hereby agree that the Custodian may utilize any nationally recognized overnight courier service and shall be entitled to reimbursement from the Registered Holder.

      20. Authorized Representative.

      Unless the Registered Holder shall have given the Custodian written notice to the contrary, each individual designated as an authorized representative of the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, and the Custodian, respectively (an "Authorized Representative"), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Agreement on behalf of the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, or the Custodian, as the case may be, and the specimen signature for each such Authorized Representative of MLCC as the initial Registered Holder and each such Authorized Representative of the Custodian initially authorized hereunder is set forth on Exhibit Three and Exhibit Four hereof, respectively. Any subsequent Registered Holder of the Mortgage Loans shall provide the Custodian specimen signatures for each Authorized Representative of such Registered Holder. From time to time, the Registered Holder and the Custodian may, by delivering to the other party a revised exhibit, change the information previously given pursuant to this Paragraph, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

      21. Release of Custodian's File for Servicing.

      Upon written request by the Registered Holder or its Servicer with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, pursuant to the form attached hereto as Exhibit Five, the Custodian shall use its best efforts to promptly, and in no event no later than two (2) Business Days after receipt of such written request completed in accordance with this Agreement, release to the Registered Holder or its Servicer for the servicing or foreclosure of any of the Mortgage Loans the related Custodian's Mortgage File. All Custodian's Mortgage Files so released to the Registered Holder's Servicer shall be held by such Servicer in trust for the benefit of the Registered Holder in accordance with the provisions of a servicing agreement entered into between the Registered Holder and such Servicer. The Registered Holder or its Servicer shall return to the Custodian the Custodian's Mortgage File that has been released to the Registered Holder or its Servicer, when the Registered Holder's or its Servicer's need therefor in connection with such servicing or foreclosure no longer exists, unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certification to this effect from the Registered Holder or its Servicer to the Custodian in the form annexed hereto as Exhibit Five, and the Custodian shall thereupon reflect any such liquidation on the list of Mortgage Loans maintained by it pursuant to Paragraph 9 of this Agreement.

      Custodian shall not release more than 5% of the number of Mortgage Loans at any time without additional written consent from Registered Holder. This limitation shall not apply to the release of Custodial Files upon payment in full.

      22. Release of Custodian's Mortgage File for Payment.

      Upon the repurchase or substitution of any Mortgage Loan pursuant to a Purchase Agreement or the payment in full of any Mortgage Loan, which shall be evidenced by the

Custodian's receipt of a request for release, receipt and certification in the form annexed hereto as Exhibit Five (which certification shall include a statement to the effect that all amounts received in connection with such payment or repurchase have been credited to the account of the Registered Holder), the Custodian shall use its best efforts promptly and in no event later than two (2) Business Days after receipt of the written request therefor completed in accordance with this Agreement, release the related Custodian's Mortgage File to the Registered Holder or, at the request of the Registered Holder, its Servicer, such repurchase thereupon to be noted on the list maintained by the Custodian pursuant to Paragraph 9 of this Agreement.

      23. Reproduction of Documents.

      This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

      24. Severability.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement; provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Agreement.

      25. Amendment; Exhibits.

      This Agreement may be amended from time to time by the parties hereto only by a written agreement signed by the parties hereto. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

      26. Captions.

      Section headings are used herein for convenience only and do not limit or expand the scope of the provisions herein.

      28. Representations and Warranties of Custodian.

      Custodian represents and warrants to and covenants with MLCC as follows:

                  (a) Custodian is a corporation duly incorporated, validly existing and in good standing under the laws of Minnesota.

                  (b) Custodian has full corporate power to execute, deliver and perform the obligations under this Agreement. MLCC may rely on the actions of Custodian without further inquiry. No additional consent, authorization, or regulatory filing is required in order for Custodian to legally perform its obligations.

                  (c) This agreement constitutes a legal, valid and binding obligation of Custodian, enforceable against Custodian in accordance with the terms herein except as limited by bankruptcy, insolvency, liquidation or other similar laws affecting generally the enforcement of creditor's rights.

      IN WITNESS WHEREOF, the Custodian and MLCC have caused this Agreement to be executed as of the date and year first written above.

                                               WELLS FARGO BANK MINNESOTA, N.A.,
                                               Custodian

                                               By: _______________________
                                               Name: ___________________________
                                               Title: __________________________

                                               MERRILL LYNCH CREDIT CORPORATION
                                               ("MLCC")

                                               By: _______________________
                                               Name: ___________________________
                                               Title: __________________________

                                    EXHIBIT P

                       AMENDMENT NO. 1 CUSTODIAL AGREEMENT

      Amendment No. 1, dated as of January 16, 2002 (this "Amendment"), between Merrill Lynch Credit Corporation ("MLCC") and Wells Fargo Bank Minnesota, N.A. (the "Custodian"), to the Custodial Agreement, dated as of December 15, 2000 (the "Custodial Agreement").

                                    RECITALS

      WHEREAS, MLCC may from time to time, purchase certain Mortgage Loans from third party sellers pursuant to the terms and condition of certain mortgage loan purchase agreements entered into between MLCC and such parties (each, a "Purchase Agreement");

      WHEREAS, pursuant to the Custodial Agreement, the Custodian has agreed to take possession of mortgage notes evidencing Mortgage Loans and certain other Mortgage Loan Documents delivered from time to time pursuant to the Custodial Agreement;

      WHEREAS, MLCC and the Custodian have agreed, subject to the terms and conditions of this Amendment, that the Custodial Agreement be amended to reflect the replacement of individual certifications with a Master Trust Receipt; and

      Accordingly, MLCC and Custodian hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Custodial Agreement is hereby amended as follows:

            SECTION 1. Definitions:

            (a) Section 1 of the Custodial Agreement is hereby amended by deleting the definitions of "Custody Receipt", "Final Custody Receipt" and "Initial Custody Receipt."

            (b) Section 1 of the Custodial Agreement is hereby amended by inserting the following definition into its proper alphabetical order:

            "Trust Receipt": A trust receipt in the form annexed hereto as Exhibit One delivered to MLCC by the Custodian covering all of the Mortgage Loans subject to this Custodial Agreement from time to time, as reflected in the Mortgage Loan Schedule and Exception Report attached thereto in accordance with Section 4(b).

            (c) Section 1 of the Custodial Agreement is hereby amended by deleting the definition of " Exception Report" and replacing it in its entirety as follows:

            "Exception Report": The Exception Report prepared by the Custodian as an annex to the Trust Receipt which lists all exceptions with respect to the Mortgage Loan Schedule and attached thereto as Schedule B, as updated from time to time in accordance with Section 4 hereof.

            SECTION 2. Trust Receipt. Section 4 is hereby deleted in its entirety and replaced in its entirety with the following:

            (a) The Custodian shall review the documents delivered to it on each Delivery Date and shall deliver to Registered Holder within the time frames outlined in exhibit B to this amendment, but prior to Closing Date, a Mortgage Loan Schedule and Exception Report with respect to the Mortgage Loans, and the delivery of each Mortgage Loan Schedule and Exception Report by the Custodian hereunder shall be the Custodian's certification that such Mortgage Loans are held for MLCC (as Registered Holder) and that, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by the Exception Report), (a) all documents described in Paragraphs 2(a) through 2(e) and to the extent provided in the Custodian's Mortgage Files Paragraphs 2(f) through 2(j), if applicable, of this Agreement are in its possession, (b) such documents have reviewed by it and appear regular on their face and relate to such Mortgage Loan, (c) based on its examination and only as to the foregoing documents, the information set forth in terms (i), (ii), (iii) excluding the zip code requirement, (iv), (vi), (vii), (viii) and (x) of the definition of "Mortgage Loan Schedule" respecting such Mortgage Loan is correct, and which as to items (iv) (vi), (viii) and (x) for adjustable rate Mortgage Loan Documents and (d) each Mortgage Note has been endorsed and each Assignment has been executed as provided in Paragraph 2 hereof. The Custodian shall determine whether any discrepancy or deficiency exists with respect to a Custodian's Mortgage File and shall note such discrepancy on the Exception Report. The Custodian shall also note on such Exception Report, with respect to each Mortgage Loan, whether a certified copy of the related Mortgage was delivered to the Custodian in lieu of the original of such Mortgage, whether a certified copy of an intervening assignment of the related Mortgage was delivered to the Custodian in lieu of the original of such assignment, and whether a preliminary title report with respect to such Mortgage Loan was delivered to the Custodian in lieu of the original policy of title insurance. Except as specifically provided above, the Custodian shall be under no duty to review, inspect or examine such documents to determine that any of them are enforceable or appropriate for their prescribed purpose.

            (b) On the date of this Amendment, the Custodian shall deliver to MLCC, a Trust Receipt with a Mortgage Loan Schedule and Exception Report attached thereto reflecting all Mortgage Loans subject to the Custodial Agreement as of such date.

            (c) Each Mortgage Loan Schedule and Exception Report delivered by the Custodian to MLCC shall supersede and cancel the Mortgage Loan Schedule and Exception Report previously delivered by the Custodian to MLCC hereunder, and shall replace the then existing Mortgage Loan Schedule and Exception Report to be attached to the Trust Receipt. Notwithstanding anything to the contrary set forth herein, in the event that the Mortgage Loan Schedule and Exception Report attached to the Trust Receipt is different from the most recently delivered Mortgage Loan Schedule and Exception Report, then the most recently delivered Mortgage Loan Schedule and Exception Report shall control and be binding upon the parties hereto.

            (d) The Custodian shall deliver to MLCC, electronically a Mortgage Loan Schedule and Exception Report reflecting any additional Mortgage Loans received and reviewed in accordance with the procedures set forth in Section 2(a) hereof.

            (e) Within five (5) days of receipt of written directions, in the form attached hereto as Exhibit Six, from the Registered Holder with respect to all or a portion of the Mortgage

Loans owned by such Registered Holder, the Custodian shall deliver all or any portion of the Custodian's Mortgage Files held by it to Registered Holder, or to such other party as the Registered Party may direct, as provided in Paragraph 19, at the place indicated in any such written direction from the Registered Holder and shall deliver to the Registered Holder a new Mortgage Loan Schedule and Exception Report, with respect to the Custodian's Mortgage Files retained by the Custodian. The Registered Holder may require the Custodian to complete the endorsements on any Mortgage Notes in its possession and to complete the Assignment of Mortgages prepared by the Servicer in blank, within a reasonable period of time. The cost of this shall be reimbursed by the Registered Holder. A list of authorized signatures for such written directions has been furnished to the Custodian by the Registered Holder pursuant to Paragraph 20 hereof. Upon the Custodian's receipt of such written notification from the Registered Holder that the Registered Holder has sold any or all of the Mortgage Loans, which notification shall be accompanied by a Mortgage Loan Schedule identifying such Mortgage Loans, the Custodian shall change its records to reflect that such purchaser is the owner of such Mortgage Loans and shall immediately, upon the direction of such Registered Holder, either deliver the related Custodian's Mortgage Files to such purchaser at the expense of such purchaser or issue a Mortgage Loan Schedule and Exception Report in the name of such purchaser. Such purchaser, as a Registered Holder, shall be required to simultaneously furnish to the Custodian a list of authorized signatures for written directions pursuant to Paragraph 20 hereof. The Custodian shall then deliver to the Registered Holder a new Mortgage Loan Schedule and Exception Report, reflecting all Mortgage Loans with respect to which the Custodian still holds the related Custodian's Mortgage Files on behalf of the Registered Holder. The Registered Holder and the Custodian agree herein that any purchaser of any or all of the Mortgage Loans shall succeed to the rights and obligations of the Registered Holder under this Agreement with respect to such Mortgage Loans upon receipt of its own Trust Receipt and Mortgage Loan Schedule and Exception Report, as further specified in Paragraph 15 hereof.

            SECTION 3. Termination of Agreement. Section 14 of the Custodial Agreement is hereby amended by deleting "Custody Receipts" from the sixth line of the paragraph and replacing it with "Mortgage Loan Schedule and Exception Report."

            SECTION 4. Assignment of Agreement. Section 15 of the Custodial Agreement is hereby deleted in its entirety and replaced in its entirety with the following:

                  "The Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder shall have the right to assign, in whole or in part, its interests under this Agreement with respect to some or all of the Mortgage Loans, and to designate any person (such person, an "Assignee") or exercise any rights of the Registered Holder hereunder, and such assignee or designee shall accede to the rights and obligations hereunder of the Registered Holder with respect to such Mortgage Loans. All references to the Registered Holder shall be deemed to include its assignee or designee. In connection with any such assignment, the Registered Holder with respect to all or a portion of the Mortgage Loans owned by such Registered Holder, the Custodian shall issue (a) a Trust Receipt in the form of Exhibit One hereto with a Mortgage Loan Schedule and Exception Report with respect to the Mortgage Loans subject to such assignment to the Assignee and (b) an updated Mortgage Loan Schedule and Exception Report to the assigning Registered Holder with respect to the Mortgage Loans which the Custodian holds for the Registered Holder. The Custodian may not assign its interest or delegate its duties under this Agreement without the prior written consent of the Registered Holder. In the event of any such assignment or delegation, the Registered Holder shall not be responsible for any fees of the successor Custodian in excess of the fees formerly paid by the Registered Holder to the Custodian."

            SECTION 5. Indemnification. Section 17 of the Custodial Agreement is hereby amended by deleting "an Initial Custody Receipt" from the fifth line of subsection (c) and replacing it with "a Mortgage Loan Schedule and Exception Report."

            SECTION 6. Exhibits. The Exhibits of the Custodial Agreement are hereby amended by deleting "Exhibit One" and "Exhibit Two" and adding The Form of Trust Receipt attached as Exhibit A to this Amendment as Exhibit One to the Custodial Agreement.

            SECTION 7. Delivered Documents. On the date hereof, MLCC shall have received the following documents, each of which shall be satisfactory to the MLCC in form and substance:

            (a) Amendment. This Amendment No. 1, executed and delivered by a duly authorized officer of MLCC and the Custodian; and

            (b) Other Documents. Such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

            SECTION 8. Limited Effect. Except as expressly amended and modified by this Amendment, the Custodial Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

            SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

            SECTION 10. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                          WELLS FARGO BANK MINNESOTA, N.A.,
                                          ("CUSTODIAN")

                                          By: ________________________________
                                              Name: Sarah J. Kerr
                                              Title: Assistant Vice President

                                          MERRILL LYNCH CREDIT CORPORATION
                                          ("MLCC")

                                          By: ________________________________
                                              Name:___________________________
                                              Title:__________________________

                                    EXHIBIT Q

                         OFFICER'S CERTIFICATE - TRUSTEE

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Pooling and Servicing Agreement (the "Agreement") dated as of December 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Cendant Mortgage Corporation, as servicer (the "Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee") - Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G Mortgage Loan Pass-Through Certificates

      I, [identify the certifying individual], a [title] of the Trustee hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1.    I have reviewed the Monthly Statements delivered pursuant to Section
            4.02 the Agreement since the last Officer's Certificate executed pursuant to Section 6.20 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Trustee Information").

      2. Based on my knowledge, the information in the Monthly Statements , taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof;

      3. Based on my knowledge, the Monthly Statements required to be prepared by the Trustee under the Agreement has been prepared and provided in accordance with the Agreement; and

      4. I am responsible for reviewing the activities performed by the Trustee under the Agreement and the Trustee has, as of the date hereof fulfilled its obligations under the Agreement and there are no significant deficiencies relating to the Trustee's compliance with this Agreement.

Date:                                     Wells Fargo Bank, N.A., as Trustee

                                          By: __________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                    EXHIBIT R

                        OFFICER'S CERTIFICATE - SERVICER

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Re: Pooling and Servicing Agreement (the "Agreement") dated as of December 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Cendant Mortgage Corporation, as servicer (the "Servicer") and Wells Fargo Bank, N.A., as trustee ( the "Trustee") - Merrill Lynch Mortgage Investors Trust Series MLCC 2004-G Mortgage Loan Pass-Through Certificates

      cc. I, [identify the certifying individual], a [title] of the Servicer hereby certify to the Trustee and the Depositor, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

      1. I have reviewed the information required to be delivered to the Trustee pursuant to the Agreement (the "Servicing Information").

      2. Based on my knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

      3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer under the Agreement has been provided to the Trustee;

      4. I am responsible for reviewing the activities performed by the Servicer under the Agreement and based upon the review required under the Agreement, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under the Agreement; and

      5. I have disclosed to the Trustee and the Depositor all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the Agreement.

Date:                              Cendant Mortgage Corporation, as Servicer

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                   SCHEDULE A

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                   SCHEDULE B
                  MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

      The Seller hereby represents and warrants to the Depositor as to each Mortgage Loan, as of the Closing Date as follows:

            (a) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects as of the Cut-off Date;

            (b) As of the related Closing Date, the Mortgage Loan is not delinquent in payment more than 30 days and the Mortgage Loan has not been dishonored; there are no material defaults under the terms of the Mortgage Loan; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

            (c) To the best of the Seller's knowledge, with respect to those Mortgage Loans as to which the Mortgagors are required to deposit funds into an escrow account for payment of taxes, assessments, insurance premiums and similar items as they become due, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other outstanding charges which constitute a lien on the related Mortgaged Property, and all escrow deposits have been collected, are under the control of the Servicer, and have been applied to the payment of such items in a timely fashion, in accordance with such Mortgage. No escrow deposits or escrow payments or other charges or payments due the Servicer have been capitalized under the related Mortgage or Mortgage Note. With respect to those Mortgage Loans for which escrow deposits are not required, to the best of the Seller's knowledge, there are no delinquent taxes or other outstanding charges affecting the related Mortgaged Property which constitute a lien on the related Mortgaged Property;

            (d) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments contained in the Mortgage File, approved, if necessary, by the insurer under any Primary Mortgage Insurance Policy and recorded in all places necessary to maintain the first priority of the lien, the substance of which waiver, alteration or modification is reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) Neither the Mortgage Note nor the Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and to the best of the Seller's knowledge, no such right of rescission, set-off, counterclaim or defense has been asserted by any Person with respect thereto;

            (f) All buildings upon the Mortgaged Property are required to be insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customarily included in extended coverage in the area where the Mortgaged Property is located, pursuant to standard hazard insurance policies in an amount which is equal to the lesser of (A) the replacement cost of the improvements securing such Mortgage Loan or (B) the principal balance owing on such Mortgage Loan. To the best knowledge of the Seller, all such standard hazard policies are in effect. On the date of origination, such standard hazard policies contained a standard mortgagee clause naming the Seller or the originator of the Mortgage Loan and their respective successors in interest as mortgagee and, to the best knowledge of the Seller, such clause is still in effect and, to the best of the Seller's knowledge, all premiums due thereon have been paid. If the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1994, as amended, such Mortgaged Property is covered by flood insurance in the amount required under the National Flood Insurance Act of 1994. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor;

            (g) To the best of the Seller's knowledge, at the time of origination of such Mortgage Loan and thereafter, all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws required to be complied with by the Seller as the originator of the Mortgage Loan and applicable to the Mortgage Loan have been complied with in all material respects;

            (h) The Mortgage has not been satisfied as of the Closing Date, canceled or subordinated, in whole, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio for the Mortgage Loan as set forth in the Mortgage Loan Schedule), nor to the best of the Seller's knowledge has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

            (i) Ownership of the Mortgaged Property is held in fee simple or a leasehold estate. With respect to Mortgage Loans that are secured by a leasehold estate, (i) the lease is valid, in full force and effect, and conforms to all of Fannie Mae's requirements for leasehold estates; (ii) all rents and other payments due under the lease have been paid; (iii) the lessee is not in default under any provision of the lease; (iv) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least five (5) years; and (v) the terms of the lease provide a Mortgagee with an opportunity to cure any defaults. Except as permitted by the fourth sentence of this paragraph (i), the Mortgage is a valid, subsisting and enforceable first lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence on their face of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally, or which are specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not in the aggregate adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and
(3) other matters to which like properties are commonly subject which do not in the aggregate materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein. With respect to each Co-op Loan, the security instruments create a valid, enforceable and subsisting first priority security interest in the Co-op Lease and Co-op Stock securing the related Mortgage Note subject to only to (a) the lien of the related cooperative for unpaid assessments representing the Mortgagor's pro rata share of payments for a blanket mortgage, if any, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject, and (b) other matters to which the collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided; provided, however, that the related Co-op Loan may be subordinated or otherwise subject to the lien of a Mortgage on the cooperative building;

            (j) The Mortgage Note is not subject to a third party's security interest or other rights or interest therein;

            (k) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage. The Mortgage Note and the Mortgage have been duly and properly executed by such parties. The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

            (l) Seller has good title to, and the full right to transfer and sell, the Mortgage Loan free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest, including, to the best knowledge of the Seller, any lien, claim or other interest arising by operation of law;

            (m) To the best of the Seller's knowledge, each Mortgage Loan is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or FHLMC, issued by a title insurer acceptable to Fannie Mae or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in paragraph (ix)(1) (2) and (3) above) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. To the best of the Seller's knowledge, the Seller is the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the purchaser or the assignment to the purchaser of the Seller's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. To the best of the Seller's knowledge, no claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

            (n) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except for any Mortgage Loan payment which is not late by more than 30 days, and the Seller has not waived any default, breach, violation or event permitting acceleration;

            (o) To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and, to the best of the Seller's knowledge, no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (p) To the best of the Seller's knowledge, all improvements subject to the Mortgage, lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in paragraph (xiii) above and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

            (q) To the best of the Seller's knowledge, each Mortgage Loan was originated by the Seller or by a savings association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a Federal or state banking authority, a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act, or a Fannie Mae- or FHLMC-approved seller. To the best of the Seller's knowledge, each Mortgage Loan was underwritten generally in accordance with the Underwriting Standards as in effect at the time of origination. To the best of the Seller's knowledge, the Mortgage contains the usual and customary provision of the Seller at the time of origination for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

            (r) The Mortgaged Property at origination or acquisition was and, to the best of the Seller's knowledge, currently is free of material damage and waste and at origination there was, and to the best of the Seller's knowledge there currently is, no proceeding pending for the total or partial condemnation thereof;

            (s) The related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (1) in the case of a Mortgage designated as a deed of trust, by trustee's sale or judicial foreclosure, and
(2) otherwise by judicial foreclosure. The Seller has no knowledge of any homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

            (t) To the best of the Seller's knowledge, if the Mortgage constitutes a deed of trust, a trustee, duly qualified if required under applicable law to act as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale or attempted sale after default by the Mortgagor;

            (u) With respect to each Mortgage Loan, there is an appraisal on a Fannie Mae-approved form (or a narrative residential appraisal) of the related Mortgaged Property that conforms to the applicable requirements of the Financial Institutions Reform Recovery and Enforcement Act and that was signed prior to the approval of such Mortgage Loan application by a qualified appraiser, appointed by the Seller or the originator of such Mortgage Loan, as appropriate, who has no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of such Mortgage Loan;

            (v) No Mortgage Loan contains "subsidized buydown" or "graduated payment" features;

            (w) The Mortgaged Property is a single-family (one- to four-unit) dwelling residence erected thereon, or an individual condominium unit in a condominium, or a Co-operative Apartment or an individual unit in a planned unit development or in a de minimis planned unit development as defined by Fannie Mae. No such residence is a mobile home or a manufactured dwelling which is not permanently attached to the land;

            (x) No Mortgage Loan provides for negative amortization;

            (y) No Mortgage Loan had an original term in excess of thirty (30) years;

            (z) [RESERVED]

            (aa) As of the Closing Date, each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (without regard to Treasury Regulations Section 1.860G-2(f) or any similar rule that provides that a defective obligation is a qualified mortgage for a temporary period);

            (bb) As of the Closing Date, no Mortgage Loan provides for interest other than at either (x) a single fixed rate in effect throughout the term of the Mortgage Loan or (y) a single "variable rate" (within the meaning of Treasury Regulations Section 1.860G-1(a)(3)) in effect throughout the term of the Mortgage Loan.

            (cc) As of the Closing Date, no Mortgage Loan is the subject of pending or final foreclosure proceedings.

            (dd) Based on delinquencies in payment on the Mortgage Loans as of the Closing Date, Seller would not initiate foreclosure proceedings with respect to any of the Mortgage Loans prior to the next scheduled payment date on such Mortgage Loan.

            (ee) Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of section 9-102(a)(65) of the UCC.

            (ff) No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Mortgage Loan is "high cost" as defined by any applicable federal, state or local predatory or abusive lending law. Any breach of this representation shall be deemed to materially and adversely affect the value of the Mortgage Loan and shall require a repurchase of the affected Mortgage Loan

            (gg) Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory or abusive lending laws

            (hh) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor's LEVELS(R) Glossary which is now Version 5.6 Revised, Appendix E, attached to the Mortgage Loan Purchase and Sale Agreement as Exhibit A) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act

            (ii) None of the Mortgage Loans that are secured by a Mortgaged Property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act.